Execution Version

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
DATED AS OF OCTOBER 10, 2023
BY AND AMONG
CENTRAL VALLEY COMMUNITY BANCORP
AND
COMMUNITY WEST BANCSHARES

TABLE OF CONTENTS

ARTICLE I CERTAIN DEFINITIONS	1
1.1 Certain Definitions	1
ARTICLE II THE MERGER AND RELATED MATTERS	1
2.1 The Merger; Surviving Entity	1
2.2 The Bank Merger	1
2.3 Effective Time	1
2.4 United States Federal Income Tax Consequences	1
ARTICLE III CONSIDERATION AND EXCHANGE PROCEDURES	1
3.1 Effect on Capital Stock	1
3.2 Exchange Procedures; Dissenting Shares	1
3.3 Treatment of Equity Awards	1
ARTICLE IV ACTIONS PENDING THE MERGER	1
4.1 Forbearances of the Parties	1
ARTICLE V REPRESENTATIONS AND WARRANTIES	1
5.1 Disclosure Schedules	1
5.2 Representations and Warranties of CWBC	1
5.3 Representations and Warranties of CVCY	1
ARTICLE VI COVENANTS	1
6.1 Reasonable Efforts	1
6.2 Regulatory Filings	1
6.3 Registration Statement	1
6.4 NASDAQ Capital Market	1
6.5 Press Releases	1
6.6 Access; Information	1
6.7 Acquisition Proposals	1
6.8 Approval by Shareholders	1
6.9 Certain Policies and Actions	1
6.10 Notification of Certain Matters	1
6.11 Estoppel Letters, Non-Disturbance Agreements and Consents	1
6.12 Antitakeover Statutes	1
6.13 Notice to Customers	1
6.14 CWBC Financial Statements	1
6.15 CVCY Financial Statements	1
6.16 Indemnification; Directors and Officers Insurance	1
6.17 Benefit Plans	1
6.18 Rule 16b-3	1
6.19 Corporate Governance	1
6.20 Transaction Expenses	1
6.21 Delisting	1
i
BN 79011068v1

6.22 Reorganization	1
ARTICLE VII CONDITIONS TO CONSUMMATION OF THE TRANSACTION	1
7.1 Conditions to Each Party’s Obligation to Effect the Transactions Contemplated Hereby	1
7.2 Conditions to Obligations of CWBC	1
7.3 Conditions to Obligation of CVCY	1
ARTICLE VIII TERMINATION	1
8.1 Termination	1
8.2 Liabilities and Remedies; Liquidated Damages; Expense Reimbursement	1
ARTICLE IX MISCELLANEOUS	1
9.1 Survival of Representations, Warranties and Agreements	1
9.2 Waiver; Amendment	1
9.3 Counterparts	1
9.4 Governing Law	1
9.5 Waiver of Jury Trial	1
9.6 Expenses	1
9.7 Notices	1
9.8 Entire Understanding; No Third-Party Beneficiaries	1
9.9 Severability	1
9.10 Enforcement of the Agreement	1
9.11 Waiver of Conditions	1
9.12 Interpretation	1
9.13 Assignment	1
9.14 Alternative Structure	1
EXHIBITS:
EXHIBIT A-1    Form of Director Cooperation Agreement (CWBC)
EXHIBIT A-2    Form of Director Cooperation Agreement (CVCY)
EXHIBIT B-1    Form of Executive Cooperation Agreement (CWBC)
EXHIBIT B-2    Form of Executive Cooperation Agreement (CVCY)
EXHIBIT C        Form of BHC Merger Agreement
EXHIBIT D        Form of Bank Merger Agreement
EXHIBIT E        Form of Benefits Summary Acknowledgement
EXHIBIT F        Form of Employment Agreement

BN 79011068v1

AGREEMENT AND PLAN OF REORGANIZATION AND MERGER
THIS AGREEMENT AND PLAN OF REORGANIZATION AND MERGER (this “Agreement”), dated as of October 10, 2023, is hereby entered into by and among CENTRAL VALLEY COMMUNITY BANCORP, a California corporation (“CVCY”), and COMMUNITY WEST BANCSHARES, a California corporation (“CWBC”).
RECITALS
WHEREAS, the Board of Directors of CWBC (the “CWBC Board”) has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the strategic business combination transaction provided for in this Agreement, in which CWBC will, on the terms and subject to the conditions set forth herein, merge with and into CVCY (the “Merger”), with CVCY being the surviving entity in the Merger, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, CWBC and its shareholders, and (iii) resolved to recommend that CWBC’s shareholders approve and adopt this Agreement;
WHEREAS, the Board of Directors of CVCY (the “CVCY Board”) has unanimously (i) approved and declared advisable this Agreement and the transactions contemplated hereby, including the Merger, upon the terms and subject to the conditions set forth herein, (ii) determined that this Agreement and such transactions are fair to, and in the best interests of, CVCY and its shareholders, and (iii) resolved to recommend that CVCY’s shareholders approve and adopt this Agreement;
WHEREAS, immediately after the Merger, Community West Bank, N.A. (“Community West Bank”), a national banking association chartered by the Office of the Comptroller of the Currency (the “OCC”) and wholly-owned subsidiary of CWBC, will merge with and into Central Valley Community Bank (“Central Valley Community Bank”), a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (the “Bank Merger”);
WHEREAS, the Parties intend that the Merger be treated for federal income tax purposes as a reorganization described in Section 368(a) of the Code and that this Agreement shall constitute a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g); and
WHEREAS, as a material inducement to CVCY to enter into this Agreement, and simultaneously with the execution of this Agreement, (i) each of the directors of CWBC is entering into and delivering to CVCY an agreement substantially in the form of Exhibit A-1 for CWBC directors and Exhibit A-2 for CVCY directors attached hereto (the “Director Cooperation Agreement”), and (ii) each of the executive officers of CWBC is entering into and delivering to CVCY an agreement substantially in the form of Exhibit B-1 for CWBC executive officers and Exhibit B-2 for CVCY executive directors attached hereto (the “Executive Cooperation Agreement”), pursuant to which they shall agree, among other things, to vote their shares of capital stock of CWBC in favor of the approval and adoption of this Agreement.

BN 79011068v1

WHEREAS, as a material inducement to CWBC to enter into this Agreement, and simultaneously with the execution of this Agreement, (i) each of the directors of CVCY is entering into and delivering to CWBC a Director Cooperation Agreement, and (ii) each of the executive officers of CVCY is entering into and delivering to CWBC an Executive Cooperation Agreement, pursuant to which they shall agree, among other things, to vote their shares of capital stock of CVCY in favor of the approval and adoption of this Agreement.
WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, the Parties agree as follows:
Article I

CERTAIN DEFINITIONS
1.1Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:
“Acquisition Proposal” means (i) with respect to CWBC, any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (a) direct or indirect acquisition or purchase of any material assets or deposits (as applicable) of CWBC, (b) direct or indirect acquisition or purchase of more than 25% of any class of Equity Securities of CWBC, or (c) merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving CWBC, other than the transactions contemplated by this Agreement, and (ii) with respect to CVCY any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (a) direct or indirect acquisition or purchase of any material assets or deposits (as applicable) of CVCY, (b) direct or indirect acquisition or purchase of more than 25% of any class of Equity Securities of CVCY, or (c) merger, consolidation, business combination, recapitalization, tender offer, stock purchase, liquidation, dissolution or similar transaction involving CVCY, other than the transactions contemplated by this Agreement.
“Affiliate” means, with respect to a Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person; for purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” or “under common control with”), as applied to any Person, means the possession, directly or indirectly, of (i) ownership, control or power to vote twenty-five percent (25%) or more of the outstanding shares of any class of voting securities of such Person, (ii) control, in any manner, over the election of a majority of the directors, trustees or general partners (or individuals exercising similar functions) of such Person or (iii) the power to exercise a controlling influence over the management or policies of such Person; provided, however, neither CWBC nor any of its Affiliates shall be deemed an Affiliate of CVCY or any of its Affiliates for purposes of this Agreement prior to the Effective Time and neither CVCY nor any of its Affiliates shall be deemed an Affiliate of CWBC or any of its Affiliates for purposes of this Agreement prior to the Effective Time.
“Aggregate Merger Consideration” means the number of CVCY Common Stock calculated by multiplying the number of CWBC Diluted Shares by the Exchange Ratio.

BN 79011068v1

“Agreement” has the meaning set forth in the preamble and includes any amendments or modifications made effective from time to time in accordance with Section 9.2.
“Applicable CWBC Employee” has the meaning set forth in Section 6.17(d).
“ASC 740” has the meaning set forth in Section 5.2(t).
“Assumed Option” has the meaning set forth in Section 3.3(a).
“Bank Merger” has the meaning set forth in the recitals to this Agreement.
“Bank Merger Agreement” has the meaning set forth in Section 2.3(b).
“Bank Merger Effective Time” has the meaning set forth in Section 2.3(b).
“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.
“Benefit Plan” or “Benefit Plans” with respect to CVCY means the CVCY Benefit Plans and with respect to CWBC means the CWBC Benefit Plans.
“BHCA” means the Bank Holding Company Act of 1965, as amended.
“BHC Merger Agreement” has the meaning set forth in Section 2.3(a).
“Burdensome Condition” has the meaning set forth in Section 7.1(a).
“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States government or any day on which banking institutions in the State of California are authorized or obligated to close.
“Cause” means the employee’s gross negligence or misconduct in the performance of employee’s duties, breach of fiduciary duty or duty of loyalty, commission of an act of fraud, embezzlement, misappropriation or theft in the course of employee’s employment, or the violation of any Law (other than traffic violations or similar minor offenses that do not harm the reputation of CVCY or CWBC).
“Central Valley Community Bank” has the meaning set forth in the recitals to this Agreement.
“Certificate” has the meaning set forth in Section 3.2(b).
“CFC” means the California Financial Code.
“CGCL” means the California General Corporation Law.
“Change in Recommendation” has the meaning set forth in Section 6.7(e).
“Closing” has the meaning set forth in Section 7.1.
“Closing Allowance” means the CWBC allowance for loan losses as of the final day of the month immediately preceding the month in which the Closing Date occurs (unless the Closing Date occurs during the first week of the month, in which event it shall be determined as of the final day of the month that is two months immediately preceding the Closing Date) predetermined in accordance with GAAP.
v
BN 79011068v1

“Closing Date” means the date on which the Effective Time occurs.
“Code” means the Internal Revenue Code of 1986, as amended.
“Community West Bank” has the meaning set forth in the recitals to this Agreement.
“Confidentiality Agreement” has the meaning set forth in Section 6.7(e).
“Confidentiality Policies” has the meaning set forth in Section 5.2(y)(iii).
“Consents” has the meaning set forth in Section 6.11.
“Cooperation Agreements” means the Executive Cooperation Agreements together with the Director Cooperation Agreements of a Party to this Agreement.
“CRA” means the Community Reinvestment Act of 1977, as amended.
“Cure Period” has the meaning set forth within the definition of Good Reason.
“CVCB Board” means the board of directors of Central Valley Community Bank.
“CVCB Bylaws” means the bylaws of Central Valley Community Bank, as amended and restated.
“CVCY” has the meaning set forth in the preamble to this Agreement.
“CVCY Articles” means the articles of incorporation of CVCY, as amended and restated.
“CVCY Benefit Plans” has the meaning set forth in Section Error! Reference source not found..
“CVCY Board” has the meaning set forth in the recitals to this Agreement.
“CVCY Bylaws” means the Bylaws of CVCY, as amended and restated.
“CVCY Common Stock” means shares of CVCY common stock, no par value.
“CVCY Disclosure Schedule” has the meaning set forth in Section 5.1.
“CVCY Equity Incentive Plans” means the Central Valley Stock Purchase Plan dated June 1, 2017, the Central Valley Community Bancorp 2015 Omnibus Incentive Plan dated May 20, 2015, the Central Valley Community Bancorp 2005 Omnibus Incentive Plan adopted May 18, 2005, the Central Valley Community Bancorp 2000 Stock Option Plan adopted on November 15, 2000 and amended on December 20, 2000, the Folsom Lake Bank 2007 Equity Incentive Plan adopted by the board of directors of Folsom Lake Bank on April 19, 2007, approved by its shareholders on May 9, 2007, and assumed by CVCY in connection with the merger of Folsom Lake Bank with and into Central Valley Community Bank effective October 1, 2017, and the Clovis Community Bank Senior Management Incentive Plan dated January 1, 1999.
“CVCY Financial Statements” shall mean (i) the audited consolidated statements of financial condition of CVCY and its Subsidiaries as of December 31, 2020, 2021, and 2022, and the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity, and of cash flows for the years ended December 31, 2020, 2021, and 2022, in each case including the related notes and accompanied by the audit report of its auditors; and

BN 79011068v1

(ii) the unaudited consolidated statements of financial condition of CVCY and its Subsidiaries as of June 30, 2023 and the related unaudited consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity and of cash flows for the period ended June 30, 2023, in each case including the related notes the unaudited statements of financial condition (including related notes and schedules, if any).
“CVCY Insurance Policies” has the meaning set forth in Section 5.13(l).
“CVCY Loan Property” has the meaning set forth in Section 5.13(u).
“CVCY Material Contracts” has the meaning set forth in Section 5.13(r)(i).
“CVCY SEC Documents” has the meaning set forth in Section 5.2(s).
“CVCY Shareholder Approval” means the affirmative vote for approval of this Agreement and the transactions contemplated hereby, including, without limitation, the Mergers and the shares of CVCY Common Stock issuable in connection with the Merger to be authorized for listing on NASDAQ, by the holders of a majority of the outstanding shares of CVCY Common Stock.
“CVCY Shareholders Meeting” has the meaning set forth in Section 6.8(a).
“CWB Board” means the board of directors of Community West Bank.
“CWB Bylaws” means the bylaws of Community West Bank, as amended and restated.
“CWBC” has the meaning set forth in the preamble to this Agreement.
“CWB Charter” means the charter of CWBC, as amended and restated.
“CWBC Articles” means the articles of incorporation of CWBC, as amended and restated.
“CWBC Benefit Plan” has the meaning set forth in Section 5.2(s)(i).
“CWBC Board” has the meaning set forth in the recitals to this Agreement.
“CWBC Bylaws” means the bylaws of CWBC, as amended and restated.
“CWBC Change of Control Agreements” has the meaning set forth in Section 6.17(d).
“CWBC Common Stock” means the common stock of CWBC.
“CWBC Diluted Shares” means the aggregate number of shares of CWBC Common Stock issued and outstanding immediately prior to the Effective Time.
“CWBC Disclosure Schedule” has the meaning set forth in Section 5.1.
“CWBC Dissenting Shares” has the meaning set forth in Section 3.2(g).
“CWBC Equity Incentive Plan” has the meaning set forth in Section 3.3(a).
“CWBC Financial Statements” shall mean (i) the audited consolidated statements of financial condition of CWBC and its Subsidiaries as of December 31, 2020, 2021, and 2022, and

BN 79011068v1

the related consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity, and of cash flows for the years ended December 31, 2020, 2021, and 2022, in each case including the related notes and accompanied by the audit report of RSM US LLP; and (ii) the unaudited consolidated statements of financial condition of CWBC and its Subsidiaries as of June 30, 2023 and the related unaudited consolidated statements of operations, of comprehensive income, of changes in shareholders’ equity and of cash flows for the period ended June 30, 2023, in each case including the related notes the unaudited statements of financial condition (including related notes and schedules, if any).
“CWBC Insurance Policies” has the meaning set forth in Section 5.2(cc).
“CWBC Loan Property” has the meaning set forth in Section 5.2(s).
“CWBC Material Contract” or “CWBC Material Contracts” has the meaning set forth in Section 5.2(o)(i).
“CWBC Proposal” has the meaning set forth in Section 8.2(c)(ii).

“CWBC Restricted Share Award” has the meaning set forth in Section 3.3(b).
“CWBC SEC Documents” has the meaning set forth in Section 5.2(s).
“CWBC Shareholder Approval” means the affirmative vote for approval of this Agreement and the transactions contemplated hereby by the holders of a majority of the outstanding shares of CWBC Common Stock.
“CWBC Shareholders Meeting” has the meaning set forth in Section 6.8(a).
“CWBC Stock Option” has the meaning set forth in Section 3.3(a).
“D&O Insurance” has the meaning set forth in Section 6.16(d).
“Derivatives Contracts” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.
“DFPI” means the Department of Financial Protection and Innovation of the State of California.
“Disclosure Schedules” has the meaning set forth in Section 5.1.
“Dissenting Shares” has the meaning set forth in Section 3.2(g).
“DOL” has the meaning set forth in Section 5.2(q)(i).
“Effect” has the meaning set forth in the definition of Material Adverse Effect.

“Effective Time” has the meaning set forth in Section 2.3.

BN 79011068v1

“Employee Pre-Closing Agreement” has the meaning set forth in Section 6.17(d).
“End Date” has the meaning set forth in Section 8.1(b)(i).
“Environmental Laws” has the meaning set forth in Section 5.2(s).
“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.
“Equity Investment” means (a) an Equity Security, and (b) an ownership interest in any company or other entity, any membership interest that includes a voting right in any company or other entity, any interest in real estate, and any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.
“Equity Security” means any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, or voting-trust certificate; any security convertible into such a security; any security carrying any warrant or right to subscribe to or purchase any such security; and any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any entity, trade or business (whether or not incorporated) that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes CWBC, or that is a member of the same “controlled group” as CWBC pursuant to Section 4001(a)(14) of ERISA.
“Exchange Act” means the Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 3.2(a).
“Exchange Ratio” has the meaning set forth in Section 3.1(a).
“Excluded Shares” means shares of CWBC Common Stock owned by CWBC or CVCY, in each case not held (i), directly or indirectly, in trust accounts, managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third Parties or (ii) in respect of a debt previously contracted.
“Executive Committee” has the meaning set forth in Section 6.19(b).
“Fair Housing Act” means the Fair Housing Act, as amended.
“FDIC” means the Federal Deposit Insurance Corporation.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.
“FHLB” means the Federal Home Loan Bank of San Francisco.
“Former CWBC Employees” has the meaning set forth in Section 6.17(c).
“GAAP” means generally accepted accounting principles and practices as in effect from time to time in the United States.

BN 79011068v1

“Good Reason” means (i) any reduction in base salary in excess of ten percent (10%) from that paid or made available immediately prior to the Closing Date; or (ii) being required to be based at any office or location more than thirty (30) miles from where the individual was based on the date immediately preceding the Closing Date, except for travel reasonable required in the performance of such employee’s responsibilities. Notwithstanding the foregoing, “Good Reason” shall not exist unless (a) the employee provides written notice of the basis for Good Reason to CVCY or Central Valley Community Bank within ninety (90) days after the initial occurrence of the event constituting Good Reason; (b) the employee cooperates in good faith with CVCY and Central Valley Community Bank’s efforts, for a period not less than thirty (30) days following such notice (the “Cure Period”), to remedy the condition; (c) notwithstanding such efforts, the Good Reason condition continues to exist; and (d) the employee terminates his or her employment within sixty (60) days after the end of the Cure Period.
“Governmental Authority” means any federal, territorial, state, local or foreign court, administrative agency or commission or other governmental authority or instrumentality or self-regulatory organization.
“Hazardous Substance” has the meaning set forth in Section 5.2(s).
“Home Mortgage Disclosure Act” means the Home Mortgage Disclosure Act, as amended.
“Indemnified Parties” has the meaning set forth in Section 6.16(a).
“Investment Securities” means any equity securities or debt securities defined in Accounting Standards Codification Topic 320.
“IRS” has the meaning set forth in Section 5.2(q)(i).
“IT Assets” has the meaning set forth in Section 5.2(y)(iv).
“Janney” has the meaning set forth in Section 5.3(d)(ii).
“Joint Proxy Statement” has the meaning set forth in Section 6.16(a).
“Key Employees” means the following employees of CWBC: (i) the President and Chief Executive Officer, Martin E. Plourd; (ii) the Executive Vice President and Chief Financial Officer, Richard Pimentel; (iii) the Executive Vice President, Chief Operating Officer and Chief Risk Officer, T. Joseph Stronks; and (iv) the President of Community West Bank, William Filippin.
“Knowledge” means (i) with respect to CVCY, the knowledge of any member of the CVCY Board or CVCY or Central Valley Community Bank senior management team, and (ii) with respect to CWBC, the knowledge of any member of the CWBC Board or any of the Key Employees. An individual’s knowledge shall include information actually known to that person and information of which the individual is aware following a reasonably diligent inquiry of other persons employed or retained by CWBC or CVCY, as applicable, who would be expected to have information responsive the topic of the inquiry.
“Law” shall mean any federal, state or local constitution, statute, code, regulation, ordinance, rule, or common law, publicly available written regulatory guidelines and policies, orders or legally enforceable requirements enacted, issued, adopted, promulgated, enforced, ordered or applied by any Governmental Authority applicable to a Person.
x
BN 79011068v1

“Letter of Transmittal” has the meaning set forth in Section 3.2(b).
“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.
“Loans” has the meaning set forth in Section 4.1(s).
“Material Adverse Effect” shall mean with respect to any Party, any fact, event, change, condition, occurrence, development, circumstance, effect, or state of facts (each, an “Effect”) that either (i) prevents, materially delays or materially impairs the ability of such Party to perform its obligations under this Agreement or to consummate the Mergers, or (ii) individually or in the aggregate, has been, or would reasonably be expected to be, material and adverse to the business, properties, assets, liabilities, financial condition, or results of operations of such Party and its Subsidiaries, in each case taken as a whole; provided, however, that no Effect to the extent resulting from any of the following shall be considered in determining whether a Material Adverse Effect has occurred or is in existence: (a) changes, after the date hereof, in Law, rules, and regulations of general applicability, or of general applicability to banks or their holding companies, or interpretations thereof, by any Governmental Authority, including any change in GAAP or regulatory accounting requirements; (b) changes in the economy or financial markets, generally, in the United States; (c) changes in economic, business, political, regulatory, market, or financial conditions generally affecting the banking industry; (d) the entry into or announcement of this Agreement or the transactions contemplated hereby or compliance by such Party or its Subsidiaries with the terms of this Agreement, including without limitation, the completion of each of the contemplated transactions; or (e) a decline in the trading price of such Party’s common stock (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether a Material Adverse Effect has occurred or is in existence if such facts and circumstances are not otherwise described in clauses (a) through (d) of this definition); provided, further, that with respect to clauses (a), (b) and (c) of this definition, such Effects shall be taken into account in determining whether a Material Adverse Effect is in existence to the extent any such Effects materially and disproportionately adversely affect a Party and its Subsidiaries, taken as a whole, compared to other bank holding companies with assets of between $1.0 and $5.0 billion, operating primarily the same lines of business and geographic locations in which such Party and its Subsidiaries operate.

“Material Contract” with respect to CVCY shall mean a CVCY Material Contract and with respect to CWBC shall mean and CWBC Material Contract.

“Maximum Amount” has the meaning set forth in Section 6.16(d).
“Merger” has the meaning set forth in the recitals to this Agreement.
“Mergers” means the Merger and the Bank Merger.
“Merger Consideration” has the meaning set forth in Section 3.1(a).
“NASDAQ” means the Nasdaq Stock Market, Inc.
“National Labor Relations Act” means the National Labor Relations Act, as amended.
“OCC” has the meaning set forth in the recitals to this Agreement.
“Option Exchange Ratio” means the Exchange Ratio, unless the Exchange Ratio would result in a modification of an option within the meaning of Code section 424 or 409A or result in

BN 79011068v1

a CVCY Stock Option being less favorable to the CWBC Stock Option holder, in which case the Option Exchange Ratio shall be adjusted to the minimum extent necessary to satisfy the substitution requirements set forth in Code section 424 and section 1.424-1 of the Treasury Regulations, or to ensure the CVCY Stock Option is at least as favorable to the CWBC Stock Option holder, as applicable, while being as close as possible to the Exchange Ratio.
“OREO” means other real estate owned.
“Party” shall mean each of CVCY and CWBC and “Parties” shall mean CVCY and CWBC.
“Permitted Encumbrances” shall mean (i) Liens for current taxes and assessments not yet due and payable and for which adequate reserves have been established in accordance with GAAP; (ii) Liens set forth in policies for title insurance of such properties delivered to CVCY that (A) have been accepted in writing by CVCY or (B) do not affect the use or enjoyment of such property or have a material detrimental effect on the value thereof or its present use; (iii) statutory Liens of landlords, or (iv) Liens of carriers, warehousemen, mechanics, materialmen and repairmen incurred in the ordinary course of business consistent with past practice and not yet delinquent.
“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.
“Piper Sandler” has the meaning set forth in Section 5.2(e)(ii).
“Previously Disclosed” with regard to a Party means only that information set forth on such Party’s Disclosure Schedule.
“Professional Expenses” means the fees and expenses of legal counsel, financial advisors and independent accounting firm incurred in connection with or in contemplation of this Agreement and the transactions contemplated herein.
“Proprietary Rights” has the meaning set forth in Section 5.2(y).
“Registration Statement” has the meaning set forth in Section 6.3(a).
“Regulatory Actions” has the meaning set forth in Section 7.3(i).
“Related Parties” has the meaning set forth in Section 8.2(d).
“Representatives” has the meaning set forth in Section 6.7(a).
“Requisite Regulatory Approval” has the meaning set forth in Section 6.2(a).
“Requisite Shareholder Approvals” means the CWBC Shareholder Approval and the CVCY Shareholder Approval.
“Rights” means, with respect to any Person, warrants, options, rights, convertible securities and other arrangements or commitments of any character that obligate the Person to sell, purchase, issue, or dispose of any of its capital stock or other ownership interests or other securities representing the right to purchase or otherwise receive any of its capital stock or other ownership interests.
“Sarbanes-Oxley Act” has the meaning set forth in Section 5.2(h).

BN 79011068v1

“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.
“Share” or “Shares” has the meaning set forth in Section 3.1(a).
“Shareholder” and “Shareholders” have the meaning set forth in Section 3.2(b).
“Shareholders Meetings” has the meaning set forth in Section 6.8(a)(i).
“Subsidiary” has the meaning ascribed to such term in Rule l-02 of Regulation S-X of the SEC.
“Superior Proposal” means any bone fide written Acquisition Proposal to CWBC or any of its Subsidiaries which the CWBC Board concludes in good faith to be more favorable from a financial point of view to its shareholders than the Merger and the other transactions contemplated by this Agreement, (i) after receiving the advice of its financial advisor (who shall be a regionally recognized investment banking firm), (ii) after taking into account the likelihood of consummation of such transaction on the terms set forth therein (as compared to, and with due regard for, the terms herein), and (iii) after taking into account all legal (after consultation with its legal counsel), financial (including the financing terms of any such proposal), regulatory and other aspects of such proposal and any other factors permitted under applicable Law.
“Tax” and “Taxes” mean (i) any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), custom duties, capital stock, franchise, profits, net worth, margin, capital production, withholding, social security (or similar excises), unemployment, escheat or unclaimed property, disability, ad valorem, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether or not disputed, by any Governmental Authority responsible for imposition of any such tax (domestic or foreign), (ii) in the case of CWBC, liability for the payment of any amount of the type described in clause (i) as a result of being or having been on or before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of CWBC to a Governmental Authority is determined or taken into account with reference to the liability of any other Person, and (iii) liability of CWBC for the payment of any amount as a result of being party to any tax sharing agreement or with respect to the payment of any amount of the type described in (i) or (ii) as a result of any existing express or implied obligation (including an indemnification obligation).
“Tax Returns” means any return (including any amended return), declaration or other report (including elections, declarations, claims for refund, schedules, estimates and information returns) with respect to any Taxes (including estimated taxes).
“Termination Fee” means $4,000,000.
“Trading Day” means a day that CVCY Common Stock is traded on the NASDAQ Capital Market as reported on the website of www.nasdaq.com.
“Transaction Expenses” has the meaning set forth in Section 6.20.

BN 79011068v1

“USA PATRIOT Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended.
Article II

THE MERGER AND RELATED MATTERS
1.1The Merger; Surviving Entity.
(a)The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and pursuant to the applicable provisions of the CGCL, at the Effective Time, CWBC shall be merged with and into CVCY, with CVCY as the surviving corporation in the Merger.
(b)Surviving Entity. Upon the consummation of the Merger, the separate corporate existence of CWBC shall cease and CVCY shall continue as the surviving entity under the laws of the State of California. Effective at the Effective Time, the name of “Central Valley Community Bancorp” as the surviving entity of the Merger shall change to “Community West Bancshares.” From and after the Effective Time, CVCY, as the surviving entity of the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of CWBC. CVCY shall use commercially reasonable efforts to change the ticker symbol of CVCY to “CWBC” effective at the opening of the first trading day immediately following the Effective Time.
(c)Articles of Incorporation and Bylaws of the Surviving Entity. With the exception of the name change set forth in the BHC Merger Agreement, at the Effective Time, the articles of incorporation of CVCY, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of CVCY, as the surviving corporation of the Merger, until thereafter amended in accordance with applicable Law. At the Effective Time, the CVCY Bylaws shall be the Bylaws of CVCY, as the surviving corporation of the Merger, until thereafter amended in accordance with applicable Law.
(d)Directors and Officers of the Surviving Entity. Subject to Section 6.19, the directors and officers of CVCY immediately prior to the Effective Time shall be the directors and officers of CVCY, as the surviving corporation of the Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.
1.2The Bank Merger.
(a)The Bank Merger. Upon the terms and conditions of this Agreement, and pursuant to the provisions of the CFC, the CGCL and the National Bank Act and, to the extent applicable, the rules and regulations promulgated by the DFPI, FDIC and OCC, immediately following the Effective Time, Community West Bank shall be merged with and into Central Valley Community Bank in the Bank Merger. Central Valley Community Bank shall be the surviving entity in the Bank Merger and, following the Bank Merger, the separate corporate existence of Community West Bank shall cease, and each outstanding share of stock of Community West Bank shall be cancelled. Effective as of the Bank Merger Effective Time (defined below) the name of “Central Valley Community Bank” as the surviving entity of the Bank Merger shall change to “Community West Bank.” Prior to the effective time of the Bank Merger, CVCY and CWBC shall cause Central Valley Community Bank and Community West Bank, respectively, to execute such certificates, agreements and such other documents and certificates as are necessary to effectuate the Bank Merger immediately following the consummation of the Merger.

BN 79011068v1

(b)Articles of Incorporation and Bylaws of the Surviving Bank. With the exception of the name change set forth in the Bank Merger Agreement, at the Effective Time, the articles of incorporation of Central Valley Community Bank, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of Central Valley Community Bank, as the surviving corporation in the Bank Merger, until thereafter amended in accordance with applicable Law. At the Effective Time, the CVCB Bylaws, as amended in accordance with Section 6.19(a), shall be the Bylaws of Central Valley Community Bank, as the surviving corporation of the Bank Merger, until thereafter amended in accordance with applicable Law.
(c)Directors and Officers of the Surviving Bank. Subject to Section 6.19, the directors and officers of Central Valley Community Bank immediately prior to the Bank Merger shall be the directors and officers of Central Valley Community Bank, as the surviving corporation of the Bank Merger, until their respective successors shall be duly elected and qualified or otherwise duly selected.
1.3Effective Time.
(a)The Merger. As soon as practicable, but in no event later than the tenth (10th) calendar day after which each of the conditions set forth in Article VII hereof has been satisfied or waived (other than those conditions that by their nature are to be satisfied at Closing) or such other time as the Parties may agree, CVCY and CWBC will file, or cause to be filed, with the California Secretary of State an agreement of merger in substantially the form of Exhibit C to this Agreement (“BHC Merger Agreement”) effecting the Merger. The Merger shall become effective upon (i) the filing of the BHC Merger Agreement with the California Secretary of State, or (ii) such later date and time as may be specified therein (the “Effective Time”).
(b)The Bank Merger. Prior to the Effective Time, CVCY and CWBC shall cause Central Valley Community Bank and Community West Bank to enter into an agreement and plan of merger (the “Bank Merger Agreement”) in substantially the form of Exhibit D to this Agreement, providing for the Bank Merger in accordance with applicable Law and the terms of the Bank Merger Agreement concurrently with or as soon as reasonably practicable after consummation of the Merger. The Bank Merger shall become effective at the time that the Bank Merger Agreement has been filed with the DFPI as provided in Section 4887(b) of the CFC (the “Bank Merger Effective Time”).
1.4United States Federal Income Tax Consequences. It is intended that the Merger shall constitute a “reorganization” as that term is used in Section 368(a) of the Code (“Reorganization”), and that this Agreement shall constitute a “plan of reorganization” as that term is used in Sections 354 and 361 of the Code. Until the Closing, each Party shall use its best efforts to cause the Merger to so qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken which action or failure to act could prevent the Merger from qualifying as a Reorganization. CVCY and CWBC each agrees to prepare and file all U.S. federal income Tax Returns in accordance with this Section 2.4 and shall not take any position inconsistent herewith in the course of any audit, litigation, or other proceeding with respect to U.S. federal income Taxes; provided that nothing contained herein shall prevent CVCY or CWBC from settling any proposed deficiency or adjustment by any Governmental Authority based upon or arising out of such treatment, and neither CVCY nor CWBC shall be required to litigate before any court any proposed deficiency or adjustment by any Governmental Authority challenging such treatment.
Article III

CONSIDERATION AND EXCHANGE PROCEDURES

BN 79011068v1

1.1Effect on Capital Stock. At the Effective Time, as a result of the Merger and without any action on the part of any Person:
(a)CWBC Common Stock. Subject to Section 3.1(b), each share of CWBC Common Stock (each, a “Share” and collectively, “Shares”) issued and outstanding immediately prior to the Effective Time (other than Excluded Shares and CWBC Dissenting Shares) shall be converted into the right to receive 0.7900 of a share (the “Exchange Ratio”) of CVCY Common Stock (the “Merger Consideration”), without interest thereon. At the Effective Time, all Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or book-entry account statement that immediately prior to the Effective Time represented any Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, as well as any cash in lieu of fractional shares which such holder has the right to receive pursuant to Section 3.1(b); provided, however, that any holders of CWBC Dissenting Shares shall be entitled to their rights as such under applicable Law.
(b)No Fractional Shares. No fraction of a share of CVCY Common Stock will be issued, but in lieu thereof, each CWBC shareholder who would otherwise be entitled to a fraction of a share of CVCY Common Stock (based on the aggregate number of Shares held by such shareholder) shall be entitled to receive from CVCY an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of CVCY Common Stock reported on NASDAQ on the last Trading Day preceding the Closing Date.
(c)Adjustments. If, between the date of this Agreement and the Effective Time, the outstanding shares of CVCY Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio.
(d)No Effect on CVCY Common Stock. The Merger shall have no effect on the capital stock of CVCY. Each share of CVCY Common Stock that is issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.
(e)Cancellation of Excluded Shares. Each Excluded Share shall, as a result of the Merger and without any action on the part of the holder thereof, cease to be outstanding, be cancelled without payment of any consideration therefor and cease to exist at the Effective Time.
1.2Exchange Procedures; Dissenting Shares.
(a)Exchange Agent. At least ten (10) Business Days prior to the Effective Time, CVCY shall designate Computershare Shareholder Services, Inc. or another Person reasonably acceptable to CWBC to act as Exchange Agent (the “Exchange Agent”) in the Merger.
(b)Exchange Procedures. Subject to CWBC’s timely delivery of all information necessary therefor, within a reasonable period of time (but not more than five (5) Business Days) after the Closing, CVCY shall cause to be mailed to each holder of record (each a “Shareholder” and collectively, the “Shareholders”) of a certificate or certificates (each, a “Certificate”, it being understood that any reference herein to “Certificate” shall be deemed, as appropriate, to include reference to book-entry account statements relating to the Shares, and it

BN 79011068v1

being further understood that provisions herein relating to Certificates shall be interpreted in a manner that appropriately accounts for book-entry shares, including that in lieu of a Certificate and letter of transmittal as specified herein, shares held in book-entry form may be transferred by means of an “agents message” to the Exchange Agent or such other evidence of transfer as the Exchange Agent may reasonably request), which immediately prior to the Effective Time represented the Shares, (i) a form of letter of transmittal in such form as mutually agreed to by CVCY and CWBC (the “Letter of Transmittal”) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration payable in exchange therefor. Following the Effective Time and delivery to the Exchange Agent of a duly completed and validly executed Letter of Transmittal, together with surrender of a Certificate (or Certificates) for cancellation, each Shareholder shall be entitled to receive in exchange therefor the Merger Consideration to which such Shareholder is entitled pursuant to Section 2.2 at the times set forth in this Article III and the Certificate(s) so surrendered shall be canceled. Certificates shall be appropriately endorsed or accompanied by such instruments of transfer as CVCY may reasonably require.
(c)CVCY to Provide Aggregate Merger Consideration to Exchange Agent. On or before the date of the Closing, CVCY shall deposit with the Exchange Agent, for payment in accordance with this Section 3.2, a number of shares of CVCY Common Stock equal to the Aggregate Merger Consideration plus an additional amount of cash sufficient to deliver to the Shareholders any cash in lieu of fractional shares payable pursuant to Section 3.1(b) as determined by CVCY. Any shares of CVCY Common Stock and any deposited cash remaining with the Exchange Agent on the 12-month anniversary of the Closing Date shall be remitted to CVCY and thereafter any Shareholder shall direct any claims for payment hereunder to CVCY.
(d)No Further Rights. At the Effective Time, holders of Certificates shall cease to have rights with respect to CWBC Common Stock previously represented by such Certificates, and their sole right (other than the holders of Certificates representing Dissenting Shares) shall be the right to receive the Merger Consideration and cash in lieu of fractional shares into which the shares of CWBC Common Stock represented by such Certificates have been converted pursuant to this Section 3.2, as well as any dividends to which holders of CWBC Common Stock become entitled in accordance with Section 3.2(e). After the Effective Time, there shall be no further transfer of Certificates on the records of CWBC, and if such Certificates are presented to CVCY for transfer, they shall be canceled against delivery of the Merger Consideration in respect of the shares represented thereby. CVCY shall not be obligated to deliver any merger consideration pursuant to this Article III to any former holder of CWBC Common Stock until such holder surrenders the Certificates as provided herein. Neither CVCY nor any Affiliate thereof shall be liable to any holder of CWBC Common Stock represented by any Certificate for any merger consideration paid to a public official pursuant to applicable abandoned property, escheat or similar laws. CVCY shall be entitled to rely upon the stock transfer books of CWBC to establish the identity of those persons entitled to receive merger consideration specified in this Agreement, which books shall be conclusive with respect thereto. In the event of a dispute with respect to ownership of stock represented by any Certificate, CVCY shall be entitled to deposit the Merger Consideration in respect thereof in escrow with an independent third party and thereafter be relieved with respect to any claims thereto.
(e)No Dividends or Other Distributions. No dividends or other distributions with respect to CVCY Common Stock shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CVCY Common Stock represented thereby, in each case unless and until the surrender of such Certificate in accordance with this Section 3.2. Subject to the effect of applicable abandoned property, escheat or similar laws, following surrender of any such Certificate in accordance with this Section 3.2, the record holder thereof shall be entitled to

BN 79011068v1

receive, without interest, (i) the amount of dividends or other distributions with a record date after the Effective Time theretofore payable with respect to the whole shares of CVCY Common Stock represented by such Certificate and paid prior to such surrender date, and/or (ii) at the appropriate payment date, the amount of dividends or other distributions payable with respect to shares of CVCY Common Stock represented by such Certificate with a record date after the Effective Time (but before such surrender date) and with a payment date subsequent to the issuance of the CVCY Common Stock issuable with respect to such Certificate.
(f)Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, the Merger Consideration in respect of the shares represented by those Certificates required pursuant to Section 3.2 at the times set forth in Article III; provided, that the owner of such lost, stolen or destroyed Certificates shall deliver, if requested by CVCY, at the owner’s expense, a non-refundable bond in such amount as CVCY may determine and provide an indemnity acceptable to CVCY against any claim that may be made against CVCY, CWBC, or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed and make any processing fee payments to the Exchange Agent.
(g)Dissenting Shares. Any shares of CWBC Common Stock and CVCY Common Stock held by a Person who dissents from the Merger in accordance with the provisions of applicable Law shall be herein called “Dissenting Shares.” Notwithstanding any other provision of this Agreement, any Dissenting Shares shall not, after the Effective Time, be entitled to vote for any purpose or receive any dividends or other distributions and shall be entitled only to such rights as are afforded in respect of Dissenting Shares pursuant to applicable Law. The Merger Consideration for any Dissenting Shares held by CWBC shareholders (“CWBC Dissenting Shares”) shall be paid over to CVCY pending the determination as to the rights of any CWBC Dissenting Shares for consideration under applicable Law. CWBC shall give CVCY (a) prompt notice of any written demands for fair market value, attempted withdrawals of such demands and any other instruments served pursuant to applicable Law relating to shareholders’ demands for fair market value and (b) the opportunity to direct all negotiations and proceedings regarding the Dissenting Shares; provided that CVCY shall act in a commercially reasonable manner in directing any such negotiations or proceedings. CWBC shall not, except with the prior written consent of CVCY or as otherwise required by applicable Law, voluntarily make any payment for any demands for the purchase of CWBC Common Stock or offer to settle or settle any such demands.
1.3Treatment of Equity Awards. Unless otherwise agreed to in writing by the Parties after the date hereof:
(a)CWBC Stock Options. At the Effective Time, each option to purchase shares of CWBC Common Stock (a “CWBC Stock Option”) under either the 2006 Stock Option Plan, the 2014 Stock Option Plan, or the 2020 Omnibus Equity Incentive Plan (each, an “CWBC Equity Incentive Plan” and together, the “CWBC Equity Incentive Plans”), outstanding immediately prior to the Effective Time, whether vested or unvested, shall accelerate as a result of the Merger and shall survive the Merger without cancellation and, following the Effective Time, shall represent a stock option to acquire that number of whole shares of CVCY Common Stock (rounded up to the nearest whole number) equal to the product of: (i) the number of shares of CWBC Common Stock subject to such CWBC Stock Option; and (ii) the Option Exchange Ratio, at the exercise price per share of CVCY Common Stock (rounded down to the nearest whole cent) equal to the quotient obtained by dividing: (A) the exercise price per share of the CWBC Stock Option as of immediately prior to the Effective Time; by (B) the Option Exchange Ratio (such CWBC Stock Option after the Effective Time, an “Assumed Option”) provided that the exercise price and the number of shares of CVCY

BN 79011068v1

Common Stock purchasable pursuant to the Assumed Options will be determined in a manner consistent with the requirements of Sections 409A or 424 of the Code, as applicable. Each Assumed Option will have, and be subject to, substantially the same terms and conditions of such CWBC Stock Option immediately prior to the Effective Time other than with respect to vesting. Following the Effective Time, to the extent any CWBC Stock Options were incentive stock option immediately prior to the Effective Time, such Assumed Option shall remain an incentive stock option to the maximum extent permitted under applicable Law.
(b)Restricted Stock Awards. At the Effective Time, if provided in applicable agreements or plan documents, any vesting conditions applicable to each outstanding restricted stock award of CWBC Common Stock (each, a “CWBC Restricted Share Award”) granted under the CWBC Equity Incentive Plans shall, automatically and without any action on the part of the holder thereof and consistent with the terms of the CWBC Equity Incentive Plans, accelerate in full and such CWBC Restricted Share Award shall become free of any restrictions, any repurchase right shall lapse, and the holder thereof shall be entitled to receive the Merger Consideration at the Effective Time.
(c)CWBC Actions. At or prior to the Effective Time, CWBC and the CWBC Board and its compensation committee, as applicable, shall adopt any resolutions and take any actions which are necessary to effectuate the treatment of the CWBC Stock Options, the CWBC Restricted Share Awards and the CWBC Equity Incentive Plans pursuant to the provisions of this Section 3.3. Prior to and effective as of the Effective Time, CWBC shall take all such action as is necessary to terminate, subject to compliance with this Section 3.3, the CWBC Equity Incentive Plans. CWBC shall take all actions that are reasonably necessary to ensure that from and after the Effective Time neither CVCY nor Central Valley Community Bank will be required to deliver shares of CWBC Common Stock or CVCY Common Stock to any Person pursuant to or in settlement of the CWBC Stock Options, the CWBC Restricted Share Awards or any other awards under any of the CWBC Equity Incentive Plans. The transactions contemplated by this Section 3.3 shall in all cases be done in a manner designed to comply with Section 409A of the Code and, to the extent applicable, Section 424 of the Code.
Article IV

ACTIONS PENDING THE MERGER
1.1Forbearances of the Parties. From the date hereof and until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of the other Party, which written consent shall not be unreasonably withheld or delayed, CWBC and CVCY will not, and will cause each of its respective Subsidiaries not to:
(a)Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice and in compliance with all applicable Laws and prudent business and banking practices, or fail to use commercially reasonable efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and CVCY the goodwill of the customers of Community West Bank and the customers of Central Valley Community Bank and others with whom business relations exist.
(b)Capital Stock. (i) Issue, sell or otherwise permit to become outstanding, or authorize the issuance of or creation of, any additional shares of stock or any Rights or permit any shares of stock to become subject to grants of employee or director stock options or other Rights, (ii) adjust, split, combine or reclassify any capital stock, (iii) enter into any agreement, understanding or arrangement with respect to the sale or voting of common stock, or (iv) directly or indirectly redeem, purchase or otherwise acquire any shares of capital stock or equity interests or any securities or obligations convertible (whether currently convertible or

BN 79011068v1

convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock or equity interests, other than (a) the issuance of common stock upon the exercise or settlement of stock options outstanding as of the date of this Agreement, (b) the issuance by a wholly-owned Subsidiary of its capital stock to its parent or another wholly-owned Subsidiary and (c) the grant of stock options or restricted shares to officers, directors, employees and others in the ordinary course of business and consistent with prior practice or pursuant to existing contractual obligations.
(c)Dividends. Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its stock (other than dividends from its wholly owned Subsidiaries to it or another of its wholly owned Subsidiaries), except for the declaration and payment of regular quarterly cash dividends to shareholders consistent with past practices (not to exceed more than the per share cash dividend declared and paid in the most recent calendar quarter immediately preceding the date of this Agreement for each of CWBC and for CVCY), or directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its stock (other than repurchases in the ordinary course of business consistent with its past practice).
(d)Compensation; Employment Agreements; Etc. Enter into, amend, renew (other than pursuant to any contractual term providing for an automatic renewal) or accelerate the vesting or payment under any employment, consulting, severance, change in control, bonus, salary continuation or other similar agreements, arrangements or benefit plans with any current or former director, officer or employee or grant any salary or wage increase or award any incentive or other bonus payment or increase any employee benefit (including incentive or bonus payments), except (i) for changes that are required by applicable Law, (ii) to satisfy contractual obligations existing as of the date hereof as Previously Disclosed, or (iii) for normal annual salary increases and bonuses consistent in amount and timing with past practices to employees of the respective Party.
(e)Hiring. Hire any person as an employee or promote any employee, except (i) to satisfy contractual obligations existing as of the date hereof as Previously Disclosed or (ii) to fill any vacancies after the date hereof and whose employment is terminable at the will.
(f)Benefit Plans. Enter into, establish, adopt, amend or terminate (except (i) as may be required by applicable Law or (ii) to satisfy contractual obligations or plan provisions existing as of the date hereof as Previously Disclosed) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any current or former director, officer or employee or take any action to accelerate the vesting or exercisability of any compensation or benefits payable thereunder, other than actions related to the transactions contemplated by this Agreement.
(g)Dispositions. Sell, transfer, mortgage, license, encumber or otherwise dispose of or discontinue any of its assets, rights, deposits, business or properties outside the ordinary course of business in a transaction that (i) individually is greater than $250,000 or (ii) together with all other such transactions is greater than $500,000; provided, however, no such transactions shall be permitted with any of its Affiliates.
(h)Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including by merger or consolidation, purchasing any equity interest in or making any

BN 79011068v1

investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 4.1(r)), deposits or properties of any other Person.
(i)Capital Expenditures. Make any capital expenditures other than as Previously Disclosed and capital expenditures in the ordinary course of business consistent with past practice in amounts not exceeding $100,000 individually or $250,000 in the aggregate.
(j)Governing Documents. Amend a Party’s articles, bylaws or any other governing documents of such Party or any of its Subsidiaries or enter into a plan of consolidation, merger, share exchange or reorganization with any Person, or a letter of intent or agreement in principle with respect thereto.
(k)Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in Laws or GAAP.
(l)Contracts. Enter into, cancel, fail to renew or terminate any Material Contract, amend or modify in any material respect any of its existing Material Contracts or waive, release, relinquish or assign any Material Contract (or any rights thereunder), other than (i) as otherwise permitted under this Agreement, or (ii) to replace any existing contractual arrangement on substantially the same terms as the original agreement, including with respect to pricing and termination.
(m)Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which it is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment of an amount which exceeds $100,000 in excess of amounts contributed by insurance and/or would impose any material restriction on its business.
(n)Banking Operations. Enter into any new line of business; introduce any new products or services; change its lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable Law or policies imposed by any Governmental Authority, or the manner in which its investment securities or loan portfolio is classified or reported; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office servicing center or other facility.
(o)Marketing. Introduce any marketing campaigns or any new sales compensation or incentive programs or arrangements, other than in the ordinary course of business consistent with past practices.
(p)Derivatives Contracts. Enter into any Derivatives Contract.
(q)Indebtedness. Incur any indebtedness for borrowed money (other than deposits, escrow balances, federal funds purchased, cash management accounts, and FHLB advances, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.
(r)Investment Securities. Acquire or otherwise invest in or dispose of (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any debt security, mortgage-backed or mortgage-related security or Equity Investment other than federal funds or United States Government securities, United

BN 79011068v1

States Government agency securities and U.S. Government sponsored agencies, except in the ordinary course of business consistent with past practice.
(s)Loans. (i) Make, renew or otherwise modify any loan, loan commitment, letter of credit or other extension of credit originated or to be originated in an amount in excess of $1,000,000 (collectively, “Loans”) in a manner that is inconsistent with its ordinary course of business or inconsistent with its lending policies and procedures in effect as of the date of this Agreement; (ii) take any action that would result in any discretionary release of collateral or guarantees, or otherwise restructure the respective amounts set forth in clause (i) above; (iii) make or commit to make any Loan to, or enter into any transaction with, any of its directors, officers, employees or Affiliates; or (iv) enter into any Loan securitization or create any special purpose funding entity. For any new credit originated or to be originated in an amount in excess of $1,000,000, any new credit over $500,000 that is an exception to loan policy, and for any renewal, modification, extension or amendment of any classified loan in excess of $250,000, prior to committing to transaction, each Party shall provide the other Party with a copy of the loan underwriting analysis and credit memo and shall consult with the other Party respecting such credit and the basis of its credit decision, and shall consider any comments raised by the other Party within two (2) Business Days of receipt of such information.
(t)Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).
(u)Adverse Actions. Take or fail to take any action: (i) that is intended or may reasonably be expected to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, or (B) any of the conditions to the transactions contemplated hereby set forth in this Agreement not being satisfied; or (ii) which would reasonably be expected to materially and adversely impair or delay consummation of the transactions contemplated hereby beyond the time period contemplated by this Agreement.
(v)Tax Elections, Etc. Make or change any Tax election, settle, abandon or compromise any Tax liability, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes, enter into any closing agreement with respect to any Taxes or surrender any right to claim a Tax refund, adopt or change any method of accounting with respect to Taxes, waive or alter any right to any Tax credit, or file any amended Tax Return.
(w)Antitakeover Statutes. Take any action (i) that would cause this Agreement or the transactions contemplated hereby to be subject to the provisions of any state antitakeover Law or state or territorial Law that purports to limit or restrict business combinations or the ability to acquire or vote shares or (ii) to exempt or make not subject to the provisions of any state antitakeover Law or state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares, any Person (other than a Party or a Subsidiary of such Party) or any action taken thereby, which Person or action would have otherwise been subject to the restrictive provisions thereof and not exempt therefrom.
(x)Affiliate Transactions. Enter into any transaction, commitment, arrangement or other activity with a related entity, Affiliate or Subsidiary.
(y)Interest on Deposits. Increase the rate of interest paid on interest-bearing deposits or on certificates of deposit, except in a manner and pursuant to policies consistent with

BN 79011068v1

past practices and otherwise consistent with general economic and competitive conditions in such Party’s market area.
(z)Commitments. Enter into any contract with respect to, or otherwise agree, authorize or commit to take, or publicly recommend, propose or announce an intention to take, any of the foregoing actions.
Article V

REPRESENTATIONS AND WARRANTIES
1.1Disclosure Schedules. On or prior to the date hereof, CWBC has delivered to CVCY a confidential schedule (the “CWBC Disclosure Schedule”) and CVCY has delivered to CWBC a confidential schedule (the “CVCY Disclosure Schedule” and together with the CWBC Disclosure Schedule, the “Disclosure Schedules”) setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Article V or to one or more of its covenants contained in Article IV or Article VI. Any information disclosure in any section of such Party’s Disclosure Schedule shall apply only to the indicated section of this Agreement except to the extent that it is reasonably apparent from the face of such disclosure that such disclosure is relevant to another section of this Agreement.
1.2Representations and Warranties of CWBC. Except with respect to any subsections of this Section 5.2, as set forth in the correspondingly identified subsection of the CWBC Disclosure Schedule, CWBC hereby represents and warrants to CVCY as follows:
(a)Organization, Standing and Authority. CWBC is a corporation duly organized, validly existing and in good standing under the laws of the State of California. CWBC is duly registered with the Federal Reserve Board as a bank holding company under the BHCA and meets the applicable requirements for qualification as such. Community West Bank is a national banking association duly organized and validly existing under the Law of the United States and a member of the FHLB. The deposit accounts of Community West Bank are insured by the FDIC, in the manner and to the maximum extent provided by applicable Law, and Community West Bank has paid all deposit insurance premiums and assessments required by applicable Law; and no proceedings for the termination or revocation of such insurance are pending, or to the Knowledge of CWBC or Community West Bank, threatened. Each other Subsidiary of CWBC is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The copies of the CWBC Articles, CWBC Bylaws and the other governing documents of CWBC and its Subsidiaries which have previously been made available to CVCY are true, complete and correct copies of such documents as in effect on the date of this Agreement. CWBC and its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as now conducted. CWBC and each of its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on CWBC. The minute books of CWBC and its Subsidiaries contain true, complete and correct records in all material respects of all meetings and other corporate actions held or taken by their respective board of directors (including committees of their respective boards of directors), as well as the shareholders of CWBC and its Subsidiaries through the date hereof.

BN 79011068v1

(b)Capital Structure.
(i)The authorized capital stock of CWBC consists of 60,000,000 shares of CWBC Common Stock, and 10,000,000 shares of preferred stock. As of the date of this Agreement, (A) 8,851,380shares of CWBC Common Stock are issued and outstanding, (B) no shares of preferred stock are issued and outstanding, and (C) 345,351 shares of CWBC Common Stock are authorized and reserved for issuance under the CWBC Equity Incentive Plans. CWBC does not have any other shares of capital stock authorized, designated, issued or outstanding. All outstanding shares of CWBC’s capital stock (Y) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the CWBC Articles, the CWBC Bylaws or any agreement to which CWBC is a party, and (Z) have been offered, sold, issued and delivered by CWBC in all material respects in compliance with all applicable Law. There are no declared or accrued but unpaid dividends with respect to any shares of CWBC capital stock. Except as set forth on Schedule 5.2(b)(i) of the CWBC Disclosure Schedule, there are no transfer restrictions on any shares of CWBC Common Stock.
(ii)Other than the CWBC Equity Incentive Plans, neither CWBC nor any of its Subsidiaries have ever adopted, sponsored or maintained any stock incentive plan or any other plan or agreement providing for equity compensation to any Person.
(iii)Schedule 5.2(b)(iii) of the CWBC Disclosure Schedule lists all Restricted Share Awards and CWBC Stock Options outstanding under the CWBC Equity Incentive Plans, the name of the participant, the number of shares of CWBC Common Stock underlying such award, the vesting schedule and number of shares vested, the grant date, the grant price and whether the participant has made a section 83(b) election with respect to such award. Other than the CWBC Restricted Share Awards and the CWBC Stock Options listed in Schedule 5.2(b)(iii) of the CWBC Disclosure Schedule (all of which have been issued under the CWBC Equity Incentive Plans), there are no Rights or agreements obligating CWBC or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any CWBC capital stock or any capital stock or equity or other ownership interest of CWBC or any of its Subsidiaries or obligating CWBC or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such Right. There are no other outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to CWBC or any of its Subsidiaries.
(iv)Except for the Cooperation Agreements, there are no (A) voting trusts, proxies, or other agreements or understandings with respect to the voting stock of CWBC to which CWBC is a party, by which CWBC is bound, or of which CWBC has Knowledge, or (B) agreements or understandings to which CWBC is a party, by which CWBC is bound, or of which CWBC has Knowledge relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any CWBC capital stock. Except as set forth on Schedule 5.2(b)(iv) of the CWBC Disclosure Schedule, no Person has a beneficial ownership interest, directly or indirectly, of five percent (5%) or more of the total issued and outstanding shares of CWBC Common Stock.
(c)Subsidiaries. CWBC owns all of the issued and outstanding shares of Community West Bank, free and clear of all Liens. Schedule 5.2(c) of the CWBC Disclosure Schedule sets forth each of CWBC’s Subsidiaries, and the ownership interest of CWBC in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary. The outstanding shares of capital stock of each Subsidiary of CWBC have been duly authorized and are validly issued, fully paid, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of capital stock of

BN 79011068v1

any Subsidiary of CWBC authorized and reserved for issuance, no such Subsidiary has any other Rights issued or outstanding with respect to such capital stock, and no such Subsidiary has any commitment to authorize, issue or sell any such capital stock or Rights. Other than the CWBC’s Subsidiaries, CWBC does not, directly or indirectly, beneficially own any equity securities or similar interests of any Person or any interests of any Person or any interest in a partnership or joint venture of any kind.
(d)Corporate Power. Each of CWBC and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. CWBC has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, in each case, subject to receipt of all necessary approvals of Governmental Authorities and the CWBC Shareholder Approval.
(e)Corporate Authority.
(i)Subject to the vote of the shareholders of CWBC and the vote of the shareholder of Community West Bank, this Agreement and the transactions contemplated hereby have been duly authorized and approved by all necessary corporate action of CWBC and its Subsidiaries on or prior to the date hereof and will remain in full force and effect through the Closing. Except as contemplated by this Agreement, no other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby. CWBC has duly executed and delivered this Agreement and, assuming due authorization, execution and delivery by CVCY, this Agreement is a valid and legally binding obligation of CWBC, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
(ii)The CWBC Board has received the opinion of its financial advisor, Piper Sandler & Co. (“Piper Sandler”), to the effect that, subject to the assumptions, qualifications and limitations set forth therein, as of the date of such opinion, the Exchange Ratio is fair to the holders of CWBC Common Stock from a financial point of view.
(iii)The CWBC Board, by a vote thereof, has unanimously adopted resolutions (A) determining that this Agreement and the transactions contemplated herein, including the Mergers, are fair to, and in the best interests of, CWBC and its shareholders, (B) approving and declaring advisable this Agreement and the transactions contemplated hereby and (C) recommending to the CWBC’s shareholders that they vote at the CWBC Shareholders Meeting to approve and adopt this Agreement.
(f)Regulatory Approvals; No Defaults.
(i)No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CWBC or any of its Subsidiaries in connection with the execution, delivery or performance by CWBC of this Agreement or to consummate the transactions contemplated hereby, except (i) for filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the OCC and the DFPI, as required, (ii) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of CVCY Common Stock in the Merger, (iii) approval of listing of such CVCY Common Stock on the NASDAQ Capital Market, (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL and the Bank Merger Agreement with the Secretary of

BN 79011068v1

State of the State of California and the DFPI pursuant to the CGCL and the CFC, and (v) receipt of the Requisite Shareholder Approvals.
(ii)Subject to receipt, or the making, of the consents, approvals, waivers, filings and registrations Previously Disclosed and the expiration of any requisite waiting periods, the execution, delivery and performance of this Agreement by CWBC, and the consummation of the transactions contemplated hereby, do not and will not (A) constitute a breach or violation of, or a default (or an event which, with notice or lapse of time or both would constitute a default) under, or give rise to any right on the part of any third party, any Lien, any acceleration of remedies or any right of termination under, or result in any termination or loss to CWBC of any benefit or right under, any Law, judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of CWBC or to which CWBC or any of its properties is subject or bound, (B) constitute a breach or violation of, or a default under, or contravene or conflict with the CWBC Articles, the CWBC Bylaws or other governing documents of CWBC, (C) require any consent or approval under any such Law, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument, except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on CWBC or the transactions contemplated by this Agreement.
(g)No Conflict. The execution, delivery and performance by CWBC of this Agreement and the consummation of the transactions provided for in this Agreement do not and will not (i) contravene or conflict with, or result in any violation or breach of, any provision of the CWBC Articles, the CWBC Bylaws, the CWB Charter, the CWB Bylaws, or any other governing documents of CWBC or Community West Bank, (ii) conflict with or violate any Law (assuming receipt of the required approval of any Governmental Authority and receipt of the Requisite Shareholder Approvals), and (iii) except as set forth in Schedule 5.2(g) of the CWBC Disclosure Schedule, (A) contravene, conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon, (C) require any consent of any person under, or (D) accelerate the performance required by, the terms of, any material debt instrument, lease, license, covenant, or other agreement or understanding to which CWBC or any of its Subsidiaries is a party or by which any of them is bound, any of the properties or assets of CWBC or any of its Subsidiaries, or any order, ruling, decree, judgment, arbitration award or stipulation to which CWBC or any of its Subsidiaries is subject.
(h)SEC Reports and Financial Statements. Since December 31, 2020, CWBC has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “CWBC SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the CWBC SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the Nasdaq Stock Market, and none of the CWBC SEC Documents contained (or, with respect to the CWBC SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to the CWBC SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since December 31, 2020, neither CWBC nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the CWBC SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the

BN 79011068v1

SEC or other Governmental Authority that such CWBC SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the CWBC’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any CWBC SEC Documents (including the financial statements included therein). No Subsidiary of CWBC is required to file any forms, reports or other documents with the SEC.
(i)NASDAQ. CWBC is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.
(j)Financial Statements.
(i)The financial statements of CWBC and its Subsidiaries included (or incorporated by reference) in the CWBC SEC Documents (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of CWBC and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of CWBC and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2020, no independent public accounting firm of CWBC has resigned (or informed CWBC that it intends to resign) or been dismissed as independent public accountants of CWBC as a result of or in connection with any disagreements with CWBC on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(ii)Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on CWBC, neither CWBC nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of CWBC included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2023, or in connection with this Agreement and the transactions contemplated hereby.
(iii)The records, systems, controls, data and information of CWBC and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of CWBC or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on CWBC. CWBC (x) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to CWBC, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of CWBC by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and (y) has disclosed, based on its most recent evaluation prior to the date hereof, to CWBC’s outside auditors and the audit committee of CWBC’s Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect CWBC’s ability to record, process, summarize and report financial information,

BN 79011068v1

and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CWBC’s internal controls over financial reporting. These disclosures were made in writing by management to CWBC’s auditors and audit committee. There is no reason to believe that CWBC’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(iv)Since January 1, 2020, (i) neither CWBC nor any of its Subsidiaries, nor, to the Knowledge of CWBC, any director, officer, auditor, accountant or representative of CWBC or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of CWBC or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that CWBC or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing CWBC or any of its Subsidiaries, whether or not employed by CWBC or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar violation by CWBC or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the CWBC Board or any committee thereof or the board of directors or similar governing body of any CWBC Subsidiary or any committee thereof, or to the Knowledge of CWBC, to any director or officer of CWBC or any of its Subsidiaries.
(k)Accounting and Auditing Practices. Since December 31, 2020, neither CWBC nor any of its Subsidiaries, nor, to the Knowledge of CWBC, any director, officer, employee, auditor, accountant or representative of CWBC or any of its Subsidiaries, has received any written complaint, allegation, assertion or claim, regarding the accounting or auditing practices, procedures, methodologies or methods of CWBC or any of its Subsidiaries or its internal accounting controls, including any written complaint, allegation, assertion or claim that CWBC or any of its Subsidiaries, or any of its directors, officers or employees, has engaged in questionable accounting or auditing practices or fraudulent practices.
(l)Legal Proceedings. Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against CWBC or any of its Subsidiaries, individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect on CWBC, and, to the Knowledge of CWBC, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither CWBC nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CWBC.
(m)Regulatory Matters.
(i)CWBC and its Subsidiaries have timely and duly filed with or furnished to the appropriate Governmental Authorities in substantially the correct form the monthly, quarterly and annual reports, documents, filings, statements and submissions, together with any amendments thereto, required to be filed or furnished under applicable Laws, has paid all fees and assessments due in connection therewith, and such reports, documents, filings, statements and submissions, together with any amendments thereto, were in all material respects complete and accurate. There are no unresolved violations set forth in any such report, documents, filings, statements and submissions, or any amendments thereto relating to any

BN 79011068v1

examinations or inspections by any Governmental Authority of CWBC or any of its Subsidiaries, and CWBC has previously delivered or made available to CVCY accurate and complete copies of all such reports. Except as Previously Disclosed, in connection with the most recent examination of CWBC and its Subsidiaries by the appropriate Governmental Authorities, neither CWBC nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which CWBC believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on CWBC.
(ii)Neither CWBC nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has CWBC or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. CWBC and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.
(iii)Except as Previously Disclosed, no Governmental Authority has initiated since December 31, 2020, or has pending any proceeding, enforcement action or, to the Knowledge of CWBC, investigation or inquiry into the business, operations, policies, practices or disclosures of CWBC or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of CWBC and its Subsidiaries), or, to the Knowledge of CWBC, threatened any of the foregoing.
(iv)The most recent regulatory rating given to Community West Bank as to compliance with the CRA is “Outstanding.” Since the last regulatory examination of Community West Bank with respect to CRA compliance, Community West Bank has not received any complaints as to CRA compliance, and no proceedings are pending, nor to the Knowledge of CWBC, threatened with respect to any violations of consumer fair lending Laws.
(n)Compliance With Law. Each of CWBC and its Subsidiaries:
(i)is and at all times since December 31, 2020, has been in material compliance with all Law applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products or all other applicable bank secrecy Laws, fair lending Laws and other Laws relating to discriminatory business practices and any order issued with respect to anti-money laundering by the Office of Foreign Assets Control of the U.S. Treasury Department or any other anti-money laundering Law;
(ii)has and at all times since December 31, 2020, has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to do so would not have a Material Adverse Effect; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of CWBC, no suspension or cancellation of any of them is threatened;
(iii)has received, since December 31, 2020, no notification or communication from any Governmental Authority (A) asserting that CWBC or any of its Subsidiaries is not in compliance with any of the Laws which such Governmental Authority

BN 79011068v1

enforces (excluding comments resulting from routine regulatory examinations that have subsequently been resolved to the satisfaction of the applicable Governmental Authority) or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Knowledge of CWBC, do any grounds for any of the foregoing exist);
(iv)has devised and maintains a system of internal accounting controls, sufficient to provide reasonable assurances regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has designed disclosure controls and procedures to ensure that material information is made known to its management on no less than a quarterly basis, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the CWBC Board (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and has identified for its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and
(v)has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law.
(o)Material Contracts; Defaults.
(i)Except as Previously Disclosed, neither CWBC nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of CWBC or any of its Subsidiaries to indemnification from CWBC, (C) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice without penalty or other fee and involving the payment or value of more than $100,000 per annum, (D) which is with or to a labor union or guild (including any collective bargaining agreement), (E) which relates to the incurrence of indebtedness for borrowed money, whether as borrower or lender (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), or provides for the imposition of any Liens on any assets of CWBC or any of its Subsidiaries or the guaranty of the indebtedness of another Person, (F) which grants any Person a right of first refusal, right of first offer, put, call or similar right with respect to any material properties, rights, assets or business of CWBC or any of its Subsidiaries, (G) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 or more in the aggregate, or any acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (H) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of $100,000 or more in annual fees, (I) which provides for the payment by CWBC or any of its Subsidiaries (or any successor) of payments upon a change of control thereof, (J) which is a lease for any real or material personal property owned or presently used by CWBC or any of its Subsidiaries, (K) which materially restricts the conduct of any business by CWBC or any of its Subsidiaries or limits the freedom of CWBC or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict CWBC or any of its Subsidiaries after consummation of the transactions contemplated hereby) or which requires exclusive referrals of business or requires CWBC or any of its Subsidiaries to offer specified products or services to

BN 79011068v1

their customers or depositors on a priority or exclusive basis, (L) that relates to Proprietary Rights, (M) contains any provision that requires the purchase of all of CWBC or any of its Subsidiaries’ requirements for a given product or service from a given third party, or obligates CWBC or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate CVCY or Central Valley Community Bank to conduct business on an exclusive or preferential basis with any third party; (N) which is a partnership, joint venture or similar contract, agreement or arrangement; (O) containing any standstill or similar provision pursuant to which one Person has agreed not to acquire assets or securities of another Person; (P) which is with respect to, or otherwise commits CWBC or any of its Subsidiaries to do, any of the foregoing, or (Q) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) (all of the foregoing collectively, “CWBC Material Contracts”).
(ii)Each CWBC Material Contract is valid and binding on CWBC or any of its Subsidiaries and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of CWBC or its Subsidiaries, is valid and binding on the other Parties thereto. Neither CWBC and its Subsidiaries, nor, to the Knowledge of CWBC and its Subsidiaries, any other Parties thereto, is in material default under any CWBC Material Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by CWBC or any of its Subsidiaries is currently outstanding.
(iii)All outstanding loans from CWBC or any of its Subsidiaries to their respective officers and directors have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.
(p)No Brokers. Other than CWBC engagement of Piper Sandler, no action has been taken by CWBC that would give rise to any valid claim against any Party for an advisory fee, brokerage fee or commission, finder’s fee or other like payment with respect to the transactions contemplated hereby.
(q)Employee Benefit Plans.
(i)Schedule 5.2(q)(i) of the CWBC Disclosure Schedule lists all benefit and compensation plans, contracts, policies or arrangements that are maintained, sponsored or contributed to by CWBC or any of its Subsidiaries or with respect to which CWBC or any of its Subsidiaries has or may have any liability, including, but not limited to, “employee benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, retirement, pension, profit sharing split dollar, salary continuation, stock option, stock purchase, stock appreciation rights, stock bonus, incentive bonus, hospitalization, medical, disability, life or other insurance, supplemental unemployment plans, agreements, programs, policies or other arrangements (each, a “CWBC Benefit Plan” and collectively, the “CWBC Benefit Plans”). CWBC has made available to CVCY true and complete copies of (A) all CWBC Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any CWBC Benefit Plans and all amendments thereto; (B) the three most recent annual reports (Form 5500), together with all schedules, as required, filed with the Internal Revenue Service (“IRS”) or Department of Labor (the “DOL”), as applicable; (C) for each CWBC Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter or sponsor opinion letter issued by the IRS for each CWBC Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each CWBC Benefit Plan; (F) the most recent actuarial valuation,

BN 79011068v1

study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (G) the most recent summary annual report for each CWBC Benefit Plan required to provide summary annual reports by Section 104 of ERISA.
(ii)Each CWBC Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable Law and with the terms and provisions of all documents, contracts or agreements pursuant to which such CWBC Benefit Plan is maintained. Each CWBC Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status, and to CWBC’s Knowledge, no event has occurred since the date of issuance of such letter that would reasonably be expected to result in disqualification of such CWBC Benefit Plan under Section 401(a) of the Code. Neither CWBC nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other Governmental Authority, any participant in or beneficiary of, a CWBC Benefit Plan, or any agent representing any of the foregoing alleging that any such CWBC Benefit Plan has failed to comply with any applicable Law, has not been operated in accordance with the terms of the written plan documents, or that any trustee, fiduciary or other plan official has breached any duty imposed by ERISA with respect to such plan. There is no material pending or, to CWBC’s Knowledge, threatened litigation relating to the CWBC Benefit Plans. Neither CWBC nor any of its Subsidiaries has engaged in a transaction with respect to any CWBC Benefit Plan that could subject it to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA. There are no matters pending before the IRS, DOL or other Governmental Authority with respect to any CWBC Benefit Plan. No CWBC Benefit Plan or related trust is the subject of an audit, investigation or Tax examination by a Governmental Authority.
(iii)Within the last six (6) years, neither CWBC nor any of its ERISA Affiliates has sponsored, maintained or been obligated to contribute to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, or (iii) “multiemployer plan” (as defined in Section 3(37) of ERISA). No liability under Title IV of ERISA has been or is expected to be incurred by CWBC or any of its ERISA Affiliates with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or a single-employer plan of any entity which is an ERISA Affiliate. With respect to any CWBC Benefit Plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (A) neither CWBC nor any ERISA Affiliate has, since December 31, 2016, made or suffered a “complete withdrawal” or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (B) no event has occurred that presents a material risk of a complete or partial withdrawal, (C) neither CWBC nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA has been required to be filed for any CWBC Benefit Plan or by any ERISA Affiliate or will be required to be filed in connection with the transactions contemplated hereby.
(iv)All contributions required to be made and premiums required to be paid under the terms of any CWBC Benefit Plan have been timely made or have been properly accrued. Neither any CWBC Benefit Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver.
(v)Neither CWBC nor any of its Subsidiaries has any obligations for retiree health and life benefits under any CWBC Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the

BN 79011068v1

continuation of coverage provisions of the Laws of any state or locality. No event or condition exists with respect to a CWBC Benefit Plan that could subject CWBC or its Subsidiaries to a material tax under Section 4980B of the Code, 4980D of the Code, or 4980H of the Code. CWBC and its Subsidiaries may amend or terminate any such CWBC Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder.
(vi)Other than as set forth in Schedule 5.2(q)(vi) of the CWBC Disclosure Schedule, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, either alone or in connection with a subsequent event, (A) entitle any employees or any current or former director or independent contractor of CWBC or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the CWBC Benefit Plans, (C) result in any breach or violation of, or a default under, any of the CWBC Benefit Plans, (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (E) obligate CWBC or any of its Subsidiaries to compensate, reimburse or make any additional payment to any employee or any current or former director or independent contractor because of the imposition of an excise tax (including any interest or penalties related thereto) under Code Section 4999, or (F) result in any payment or portion of any payment that would not be deductible by CWBC under Section 162(m) of the Code when paid. Notwithstanding Disclosure Schedule 5.2(q)(vi), no payment disclosed thereunder shall result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.
(vii)No CWBC Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(viii)All CWBC Benefit Plans which provide for deferral compensation within the meaning of Section 409A of the Code are either exempt from the application of Section 409A of the Code or are in compliance therewith. Each CWBC Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans.
(ix)All required reports and descriptions (including Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each CWBC Benefit Plan. All required tax filings with respect to each CWBC Benefit Plan have been made, and any taxes due in connection with such filings have been paid.
(r)Labor Matters.
(i)CWBC and its Subsidiaries are not a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is CWBC or its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations

BN 79011068v1

Act) or seeking to compel CWBC or its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to CWBC’s Knowledge, threatened, nor is CWBC or its Subsidiaries aware of any activity involving CWBC’s or its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
(ii)CWBC and its Subsidiaries have paid in full all wages, salaries, commissions, bonuses, benefits and other compensation due to its employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.
(iii)As of the date hereof, there are no actions, suits, proceedings, government investigations, or labor grievances pending, or, to the Knowledge of CWBC, threatened relating to any employment related matter involving any employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. CWBC believes that its and its Subsidiaries’ relations with their respective employees are good.
(iv)As of the date hereof, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) of CWBC has notified CWBC that such officer intends to leave CWBC or otherwise terminate such officer’s employment with CWBC. To the Knowledge of CWBC, no executive officer of CWBC is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the Knowledge of CWBC, the continued employment of each such executive officer does not subject CWBC to any liability with respect to any of the foregoing matters.
(v)CWBC and its Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, California Labor Code section 1400 et seq., and any other similar applicable Laws relating to facility closings and layoffs.
(vi)All independent contractors of CWBC and its Subsidiaries are properly classified under applicable state and federal law, and CWBC and its Subsidiaries are in compliance with California Labor Code section 226.8.
(s)Environmental Matters.
(i)There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, remediation activities or private or governmental investigations of any nature seeking to impose, or which could impose, on CWBC or any of its Subsidiaries or any real property currently or formerly owned or operated by CWBC or any of its Subsidiaries, or any real property in which CWBC or any of its Subsidiaries has held or holds a security interest, Lien or a fiduciary or management role (“CWBC Loan Property”), any liability or obligation arising under any Environmental Laws pending or, to the Knowledge of CWBC, threatened, which liability or obligation could have, individually or in the aggregate, a Material Adverse Effect on CWBC.
(ii)There is no reasonable basis for any such proceeding, claim, action, environmental remediation or private or governmental investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CWBC.

BN 79011068v1

(iii)CWBC and its Subsidiaries are in compliance, and have at all times complied, in all material respects with applicable Environmental Laws. In addition, and irrespective of such compliance, neither CWBC nor any of its Subsidiaries are subject to any liability for any release of, discharge of, or exposure to any Hazardous Substance or any contamination, environmental remediation or clean-up obligations pursuant to any Environmental Law, which liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CWBC.
(iv)No real property (including buildings or other structures) currently or formerly owned or operated by CWBC or any of its Subsidiaries, or any CWBC Loan Property, has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on CWBC.
(v)Neither CWBC nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management of any business responsible for any release or discharge of, nor could CWBC nor any of its Subsidiaries be deemed to have owned, operated or participated in the management of any CWBC Loan Property, any property of CWBC or any of its Subsidiaries or any other real property which has been contaminated with, or on or from which there has been any release or discharge of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on CWBC.
(vi)Neither CWBC nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property.
(vii)Neither CWBC nor any of its Subsidiaries, nor any Person whose liability CWBC or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law.
(viii)Neither CWBC nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law.
(ix)To CWBC’s Knowledge, there are no circumstances or conditions (including, without limitation, the presence of asbestos, aboveground storage tanks, underground storage tanks, lead products, polychlorinated biphenyls, prior agricultural or manufacturing operations, dry-cleaning, or automotive services, or the release or discharge of Hazardous Substances) involving CWBC or any of its Subsidiaries, any currently or formerly owned or operated property, any CWBC Loan Property, or any Person whose liability CWBC or any of its Subsidiaries has assumed whether contractually or by operation of law, that could reasonably be expected to result in any claims, liability or investigations against CWBC or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any CWBC Loan Property or property of CWBC or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect on CWBC.
(x)CWBC has provided to CVCY true and correct copies of all environmental reports or studies, sampling data, correspondence, filings and recorded documents in its possession or reasonably available to it relating to CWBC and its Subsidiaries, any currently or formerly owned or operated property of CWBC and its Subsidiaries, and has made such materials available upon request for each CWBC Loan Property.
(xi)Community West Bank has complied, and is in compliance, with all FDIC guidelines concerning environmental due diligence and risk management in lending,

BN 79011068v1

loan administration, workout and foreclosure activities including FDIC Bulletin FIL-14-93, and update FIL-98-2006.
As used herein, the term “Environmental Laws” means any federal, state, local or foreign law, statute, code, ordinance, injunction, regulation, order, decree, permit, authorization, opinion or agency or Governmental Authority requirement relating to: (i) the prevention, abatement or elimination of pollution; (ii) the protection, preservation or restoration of the environment, public health, public safety, or natural resources; (iii) the handling, use, presence, disposal, discharge, release or threatened release of any Hazardous Substance; (iv) wetlands, habitat, wildlife, endangered, threatened or protected species; or (v) indoor air, pollution, contamination or any injury or threat of injury to persons or property in connection with any Hazardous Substance; and the term “Hazardous Substance” includes, without limitation, any hazardous or toxic substance, material or waste, and means any substance that is: (i) listed, classified or regulated pursuant to any Law; (ii) any petroleum, petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials, radon or urea-formaldehyde insulation; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority for the purpose of protecting, preserving or restoring the environment, public health, public safety, or natural resources.
For the purposes of this section 5.2(s), only, the term “Material Adverse Effect” shall mean the lesser of the amount reflected by the definition of that term in Section 1.1 or five hundred thousand dollars ($500,000.00).
(t)Tax Matters. Since January 1, 2018,
(i)CWBC and each of its Subsidiaries have duly and timely filed all Tax Returns required to have been filed by it, taking into account any properly granted extensions of time to file, with the appropriate taxing authorities, and such Tax Returns are accurate, correct and complete in all material respects and none of such Tax Returns has been amended.
(ii)All Taxes required to be paid or remitted by CWBC or any of its Subsidiaries have been timely paid or remitted, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for a Governmental Authority and all installments on account of Taxes for the current year or, where payment is not yet due, CWBC and its Subsidiaries have made adequate provision for such Taxes in the CWBC Financial Statements in accordance with GAAP. The most recent CWBC Financial Statement reflects an adequate reserve (in accordance with GAAP) for all Taxes payable by CWBC through the date of such financial statements.
(iii)CWBC and each of its Subsidiaries and their respective officers, directors or any employees responsible for Tax matters have complied with all rules and regulations relating to the withholding of Taxes, remittance of withheld Taxes, information reporting, and the payment or remittance of other amounts due in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and has collected and maintained all requisite certifications and documentation in valid and complete form with respect to any such obligations, including, without limitation, valid IRS Forms W-8 and W-9.
(iv)Neither CWBC nor any of its Subsidiaries has granted a waiver or other consent regarding the application of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request for any such waiver, extension or consent been made that is still in effect.

BN 79011068v1

(v)Since January 1, 2016, neither CWBC nor any of its Subsidiaries has been a party to, or a promoter of, any transaction that would constitute a “reportable transaction” or “listed transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b).
(vi)No position has been taken on any Tax Return with respect to the business or operations of CWBC or any of its Subsidiaries that is contrary to any publicly announced position of a Governmental Authority, or that is substantially similar to any position that a Governmental Authority has successfully challenged in the course of an audit, investigation or examination of a Tax Return of CWBC or any of its Subsidiaries, or to CWBC’s Knowledge, an audit, investigation or Tax examination of any other Person.
(vii)The unpaid Taxes of CWBC and each of its Subsidiaries (A) do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) as shown on CWBC Financial Statements, and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.
(viii)Neither CWBC nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Returns.
(ix)There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CWBC or any of its Subsidiaries.
(x)There are no audits, Tax examinations, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings pending, ongoing or being conducted or, to CWBC’s Knowledge, threatened, with respect to any Taxes of CWBC or any of its Subsidiaries.
(xi)Neither CWBC nor any of its Subsidiaries has received from any taxing authority (including jurisdictions in which CWBC and its Subsidiaries have not filed Tax Returns) any written and, to the best of its Knowledge, verbal (A) notice indicating an intent to open an audit, Tax examination, or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax, nor have any of the foregoing been threatened, proposed, asserted or assessed by any Governmental Authority against CWBC or any of its Subsidiaries. No claim has ever been made in writing by any taxing authority in a jurisdiction where CWBC or any of its Subsidiaries do not file Tax returns that either of them is or may be subject to Tax in that jurisdiction.
(xii)Notwithstanding the January 1, 2018 date set forth above, neither CWBC nor any of its Subsidiaries is a party to, bound by or liable for Taxes of any other Person pursuant to a tax indemnity, tax sharing or other similar agreement.
(xiii)Notwithstanding the January 1, 2018 date set forth above, other than the consolidated group formed by CWBC and its Subsidiaries, neither CWBC nor any of its Subsidiaries has ever been a member of a group with which it has filed (or been required to file) Tax Returns on a consolidated, combined, unitary or similar basis.
(xiv)Notwithstanding the January 1, 2018 date set forth above, neither CWBC nor any of its Subsidiaries is currently liable, nor does either CWBC or any of its Subsidiaries have any potential liability, for the Taxes of another Person (other than CWBC or any of its Subsidiaries) (A) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign Law), (B) as transferee or successor, or (C) by contract or indemnity or otherwise.

BN 79011068v1

(xv)In the last five (5) Tax years, neither CWBC nor any of its Subsidiaries has ever been either a “distributing corporation” or a “controlled corporation” in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, under Section 355 of the Code.
(xvi)Neither CWBC nor any of its Subsidiaries has been or will be a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five year period ending on the Closing Date.
(xvii)Neither CWBC nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, and has not agreed to make, nor is it required to make, any other adjustment to their Taxes, as a result of: (A) Section 481(a) of the Code or any comparable provision of state, local or foreign Tax laws by reason of a change in accounting method or otherwise, (B) any “closing agreement” as described in Section 7121 of the Code or similar state or local Tax law executed on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date, (E) any item having been reported on the completed contract method of accounting or the percentage of completion method of accounting, or (F) other action taken prior to the Closing Date.
(xviii)Neither CWBC nor any of its Subsidiaries has granted any power of attorney which will remain in force after the Closing with respect to any Tax or Tax Return.
(xix)Neither CWBC nor any of its Subsidiaries is subject to the personal holding company Tax in any year open to assessment of such Tax.
(xx)Neither CWBC nor any of its Subsidiaries is receiving any material Tax benefit or credit or other favorable material tax treatment that will not be extended and available to CVCY following the Merger.
(xxi)Notwithstanding the January 1, 2018 date set forth above, neither CWBC nor any of its Subsidiaries has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(xxii)CWBC and all of its Subsidiaries (i) are in compliance with Accounting Standards Codification Topic 740 (“ASC 740”), and (ii) have determined, assessed and measured the benefits of all material Tax positions taken in any income Tax Return for any period covered by ASC 740, including all significant uncertain positions reflected in such Tax Returns that may be subject to assessment or challenge by any taxing authority.
(u)Risk Management Instruments. Neither CWBC nor any of its Subsidiaries is a party to, nor has agreed to enter into, a Derivatives Contract.
(v)Investment Portfolio. CWBC has good title to all Investment Securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien (other than Permitted Encumbrances), except (a) as set forth in the CWBC Financial Statements or (b) to the extent such securities are pledged in the ordinary course of business to secure obligations of CWBC. All Investment Securities are valued on the books of CWBC according to GAAP (including regulatory accounting principles) in all material respects. CWBC employs investment, securities, risk management and other policies, practices and procedures that are reasonable in the context of its business, and CWBC has since December 31, 2019, been in material compliance with such policies, practices and

BN 79011068v1

procedures. Except for restrictions that exist for securities that are classified as “held to maturity”, none of the Investment Securities held by CWBC is subject to any restriction (contractual or statutory) that would materially impair the ability of CWBC to freely dispose of such investment at any time.
(w)Loans; Nonperforming and Classified Assets.
(i)Each Loan on the books and records of CWBC or any of its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.
(ii)CWBC has Previously Disclosed with respect to itself and its Subsidiaries as of the latest practicable date prior to the date of this Agreement: (A) any Loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the Knowledge of CWBC, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special mention” (or words of similar import) by CWBC or any of its Subsidiaries, or an applicable regulatory authority; (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director or executive officer of CWBC or any of its Subsidiaries, or to the Knowledge of CWBC, any Person controlling, controlled by or under common control with, any of the foregoing.
(x)Properties.
(i)All real property owned or leased by CWBC or any of its Subsidiaries has been Previously Disclosed.
(ii)With respect to such real property that is owned by CWBC or any of its Subsidiaries, CWBC has good and marketable and insurable title, free and clear of all Liens, leases or other imperfections of title or survey, except (i) Permitted Encumbrances, (ii) Liens set forth in policies for title insurance of such properties delivered to CVCY, and including the matters Previously Disclosed, (iii) survey imperfections set forth in surveys of such properties delivered to CVCY, or (iv) as Previously Disclosed.
(iii)With respect to such real property that is leased by CWBC or any of its Subsidiaries, CWBC has a good and marketable leasehold estate in and to such property, free and clear of all Liens, leases and other imperfections of title or survey, except for the Permitted Encumbrances. CWBC has delivered true, correct and complete copies of such lease(s), together with all amendments thereto, to CVCY; any such lease is in full force and effect and will not lapse or terminate prior to the Closing Date; neither CWBC nor any of its Subsidiaries nor the landlord thereunder is in default of any of their respective obligations under any such lease and any such lease constitutes the valid and enforceable obligations of the Parties thereto; the transactions contemplated hereby will not require the consent of any landlord under any such lease, or such consent shall have been obtained prior to the Closing; and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such lease, CWBC or its Subsidiaries has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that CWBC’s or its Subsidiaries’ use and enjoyment of the real property subject to such lease will not be disturbed as a result of the landlord’s default under any such mortgage, deed of trust or other security instrument, provided CWBC and its

BN 79011068v1

Subsidiaries are not in default of any of their obligations pursuant to any such lease beyond the expiration of any notice and cure periods.
(iv)All real and personal property owned by CWBC or any of its Subsidiaries or presently used by any of them is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices.
(v)CWBC and its Subsidiaries have good and marketable and insurable title, free and clear of all Liens to all of its material properties and assets, other than real property, except (A) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (B) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent, and (C) as Previously Disclosed. All personal property which is material to CWBC’s or its Subsidiaries’ business and leased or licensed by CWBC or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.
(y)Intellectual Property.
(i)Each of CWBC and its Subsidiaries own or possess valid and binding licenses and other rights to use without payment of any material amount all material patents, copyrights, trade secrets, trade names, service marks, trademarks and other intellectual property rights (the “Proprietary Rights”) used in its business, free and clear of any material Liens, all of which have been Previously Disclosed, and CWBC and its Subsidiaries have not received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the Knowledge of CWBC, the operation of the business of CWBC and its Subsidiaries does not infringe or violate the intellectual property of any third party. CWBC and its Subsidiaries have performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.
(ii)The validity, continuation and effectiveness of all licenses, contracts and other agreements relating to the Proprietary Rights used in or necessary for the conduct of the business of CWBC and its Subsidiaries as now conducted or as would reasonably be expected to be conducted in the future consistent with general banking business in the United States, the current terms thereof, and the rights of CWBC and its Subsidiaries in and to their respective Proprietary Rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement.
(iii)CWBC and its Subsidiaries have taken commercially reasonable measures to protect the Proprietary Rights used in their businesses, including the confidentiality and value of all trade secrets that are owned, used or held by each of them, including by maintaining policies that require employees, licensees, consultants or other third Parties with access to such trade secrets to keep such trade secrets confidential (“Confidentiality Policies”). To the Knowledge of CWBC, such Confidentiality Policies have not been violated by any employees, licensees, consultants or other third Parties who have been granted access to such trade secrets.
(iv)The computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, network equipment, data communication lines and all other computerized or information technology equipment (collectively, the “IT Assets”) of CWBC and its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by each of CWBC and its

BN 79011068v1

Subsidiaries in connection with their respective business, and have not materially malfunctioned or failed within the past five (5) years. To the Knowledge of CWBC, no Person has gained unauthorized access to the IT Assets of CWBC or any of its Subsidiaries. CWBC and its Subsidiaries have implemented and have verifiable functionality of reasonable identity management, backup, archive, security and disaster recovery technology and processes consistent with industry practices. CWBC and its Subsidiaries have taken commercially reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of confidential employee, customer financial and other information, and are compliant with all applicable Law with respect to data protection and privacy.
(z)Fiduciary Accounts. CWBC and each of its Subsidiaries has properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law. Neither CWBC, any of its Subsidiaries, nor any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
(aa)Trust Administration. Neither CWBC nor any of its Subsidiaries presently exercises trust powers, including trust administration, and has not exercised such trust powers before the date of this Agreement. The term “trusts” includes (a) any and all common law or other trusts between an individual, corporation or other entities and CWBC or any of its Subsidiaries, as trustee or co-trustee, including, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, charitable trust indentures, (b) any and all decedents’ estates where CWBC or any of its Subsidiaries is serving or has served as a co-executor or sole executor, personal representative or administrator or in any similar fiduciary capacity, (c) any and all guardianships, conservatorships or similar positions where CWBC or any of its Subsidiaries is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity and (d) any and all agency or custodial accounts or similar arrangements, including plan administrator for employee benefit accounts, under which CWBC or any of its Subsidiaries is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.
(ab)Books and Records. The books, records, systems, data and information of CWBC and its Subsidiaries (i) have been fully, properly and accurately maintained in material compliance with applicable legal and accounting requirements, and such books and records accurately reflect in all material respects all dealings and transactions in respect of CWBC and its Subsidiaries and (ii) are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of CWBC or its Subsidiaries (including all means of access thereto and therefrom). CWBC’s stock transfer books and register of CWBC Restricted Share Awards and CWBC Stock Option awards, true and complete copies of which have been provided to CVCY, are maintained according to applicable Law and, to CWBC’s Knowledge, accurately reflect the holders of CWBC Common Stock and CWBC restricted stock awards, respectively, as of the date of this Agreement.
(ac)Insurance. CWBC has Previously Disclosed, and provided true, correct and complete copies of, all of the material insurance policies, binders, or bonds currently maintained by CWBC or any of its Subsidiaries (“CWBC Insurance Policies”). CWBC and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of CWBC have reasonably determined to be prudent in accordance with industry practices; all the CWBC Insurance Policies are in full force and effect; neither CWBC

BN 79011068v1

nor any of its Subsidiaries is in material default thereunder; and all claims thereunder have been filed in due and timely fashion and all of the CWBC Insurance Policies are in full force and effect, the premiums due and payable thereon have been or will be timely paid through the Closing Date.
(ad)Allowance For Loan Losses. CWBC’s allowance for loan losses is, and the Closing Allowance shall be as of the Closing Date, in compliance with its existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP, applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.
(ae)Transactions With Affiliates. There are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, directors, officers or employees of CWBC or any of its Subsidiaries, relating to, arising from or affecting CWBC or any of its Subsidiaries, including without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of CWBC or any of its Subsidiaries, with or without adequate compensation, in any amount whatsoever. All outstanding loans from CWBC or any of its Subsidiaries to their respective officers and directors have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof, and such loans (i) were originated in compliance with all applicable Law, (ii) were made in the ordinary course of business, and on the same terms, including interest rate and collateral, as those prevailing at the time for comparable arms’-length transactions, (iii) did not involve more than the normal risk of collectability or present other unfavorable features, and (iv) were not granted under conditions where the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O of the Federal Reserve Board. All “covered transactions” between Community West Bank and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in material compliance with such provisions.
(af)Investment Services. Neither CWBC nor any of its Subsidiaries provide investment management, investment advisory or sub-advisory services to any Person, including management and advice provided to separate accounts and participation in wrap fee programs that would require CWBC or any of its Subsidiaries to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Neither CWBC nor any of its Subsidiaries is (or is required to be) registered as a broker-dealer, a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker under applicable Law.
(ag)Cannabis. Except as Previously Disclosed, to the Knowledge of CWBC, neither CWBC nor any of its Subsidiaries accepts deposits from, has not originated any Loan to and does not otherwise transact business with any person engaged in the manufacture, production, distribution, sale, or other dispensation of cannabis. To the Knowledge of CWBC, no borrower under any Loan (i) is engaged in the manufacture, production, distribution, sale or other dispensation of cannabis or (ii) leases any assets to any person engaged in the manufacture, production, distribution or dispensation of cannabis. To the Knowledge of CWBC, CWBC and its Subsidiaries have timely and properly filed all mandatory Suspicious Activity Reports as to cannabis and has complied with applicable guidance as to cannabis banking from any Governmental Authority.
(ah)Transaction Expenses. Schedule 5.2(hh) of CWBC Disclosure Schedule sets forth a true, accurate and complete list of the reasonably anticipated Transaction Expenses of CWBC as of the date of this Agreement.

BN 79011068v1

(ai)Material Facts. No statement contained in this Agreement as it may be amended or supplemented by the CWBC Disclosure Schedule, or any certificate furnished or to be furnished by or at the direction of CWBC to CVCY or pursuant to the provisions of this Agreement, contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.
1.3Representations and Warranties of CVCY. Except with respect to any subsections of this Section 5.3, as set forth in the correspondingly identified subsection of the CVCY Disclosure Schedule, CVCY hereby represents and warrants to CWBC as follows:
(a)Organization, Standing and Authority. CVCY is a corporation duly organized, validly existing and in good standing under the laws of the State of California. CVCY is duly registered with the Federal Reserve Board as a bank holding company under the BHCA and meets the applicable requirements for qualification as such. CVCY has the requisite authority from the Federal Reserve Board, DFPI and FDIC to own and control Central Valley Community Bank. Central Valley Community Bank is a bank duly organized and validly existing under the laws of the State of California. Central Valley Community Bank is duly authorized by the DFPI to conduct business as a commercial bank. The deposit accounts of Central Valley Community Bank are insured by the FDIC, in the manner and to the maximum extent provided by applicable Law, and Central Valley Community Bank has paid all deposit insurance premiums and assessments required by applicable Law; and no proceedings for the termination or revocation of such insurance are pending, or to the Knowledge of CVCY or Central Valley Community Bank, threatened. Each other Subsidiary of CVCY is a corporation, limited liability company or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization. The copies of the CVCY Articles, CVCY Bylaws and the other governing documents of CVCY and its Subsidiaries which have previously been made available to CWBC are true, complete, and correct copies of such documents as in effect on the date of this Agreement. CVCY and its Subsidiaries have in effect all federal, state, local and foreign governmental authorizations necessary for it to own or lease its properties and assets to carry on its business as now conducted. Each of CVCY and Central Valley Community Bank is duly licensed or qualified to do business and is in good standing in each jurisdiction where its ownership or leasing of property or assets or the conduct of its business requires it to be so licensed or qualified, except where failure to be so licensed or qualified would not have nor reasonably be expected to have a Material Adverse Effect on CVCY. The ability of CVCY or Central Valley Community Bank to perform their respective obligations under this Agreement or materially impede the consummation of the transactions contemplated hereby, or would not otherwise have a Material Adverse Effect on CVCY. The minute books of CVCY or its Subsidiaries contain, true, complete and correct records in all material respects of all meetings and other corporate actions held or taken by their respective board of directors (including committees of their respective boards of directors), as well as the shareholders of CVCY and its Subsidiaries through the date hereof.
(b)Corporate Power. Each of CVCY and its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets. CVCY has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, subject to the receipt of all necessary approvals of Governmental Authorities.
(c)Subsidiaries. CVCY owns all of the issued and outstanding shares of Central Valley Community Bank, free and clear of all Liens. Schedule 5.3(c) of the CVCY Disclosure Schedule sets forth each of CVCY’s Subsidiaries, and the ownership interest of CVCY in each such Subsidiary, as well as the ownership interest of any other Person or Persons in each such Subsidiary. The outstanding shares of capital stock of each Subsidiary of CVCY

BN 79011068v1

have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive rights (and were not issued in violation of any preemptive rights). There are no shares of capital stock of any Subsidiary of CVCY authorized and reserved for issuance, no such Subsidiary has any other Rights issued or outstanding with respect to such capital stock, and no such Subsidiary has any commitment to authorize, issue or sell any such capital stock or Rights. Other than the CVCY’s Subsidiaries, CVCY does not, directly or indirectly, beneficially own any equity securities or similar interests of any Person or any interests of any Person or any interest in a partnership or joint venture of any kind.
(d)Corporate Authority.
(i)Subject to the vote of the shareholders of CVCY and the vote of the shareholder of Central Valley Community Bank, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of CVCY and its Subsidiaries on or prior to the date hereof and will remain in full force and effect through the Closing. Except as contemplated by this Agreement, no other corporate or shareholder action is necessary or required to authorize and approve this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by CVCY and, assuming due authorization, execution and delivery by CWBC, this Agreement is a valid and legally binding agreement of CVCY, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors’ rights or by general equity principles).
(ii)The CVCY Board has received the opinion of its financial advisor, Janney Montgomery Scott LLC (“Janney”), to the effect that, subject to the assumptions, qualifications and limitations set forth therein, as of the date of such opinion, the Merger Consideration is fair to the holders of CVCY Common Stock from a financial point of view.
(iii)The CVCY Board, by a unanimous vote thereof, has adopted resolutions (1) determining that this Agreement and the transactions contemplated herein, including the Merger, are fair to, and in the best interests of, CVCY and its shareholders, and (2) approving and declaring advisable this Agreement and the transactions contemplated hereby.
(e)Regulatory Approvals; No Defaults.
(i)No consents or approvals of, or waivers by, or filings or registrations with, any Governmental Authority or with any third party are required to be made or obtained by CVCY or any of its Subsidiaries in connection with the execution, delivery or performance by CVCY of this Agreement or to consummate the transactions contemplated hereby, except for (i) filings of applications or notices with, and approvals or waivers by, the Federal Reserve Board, the FDIC, the OCC and the DFPI, as required, (ii) filings with the SEC and state securities authorities, as applicable, in connection with the issuance of CVCY Common Stock in the Merger, (iii) approval of listing of such CVCY Common Stock on the NASDAQ Capital Market, (iv) the filing of the Agreement of Merger with the Secretary of State of the State of California pursuant to the CGCL and the Bank Merger Agreement with the Secretary of State of the State of California and the DFPI pursuant to the CGCL and the CFC, and (iv) receipt of the Requisite Shareholder Approvals.
(ii)Subject to receipt, or the making, of the consents, approvals, waivers and filings referred to in the preceding paragraph or as Previously Disclosed and the expiration of any requisite waiting periods, the execution, delivery and performance of this Agreement by CVCY, the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default (or an event which, with notice or

BN 79011068v1

lapse of time or both would constitute a default) under, or give rise to any right on the part of any third party, any Lien, any acceleration of remedies or any right of termination under, or result in any termination or loss to CVCY of any benefit or right under, any Law, judgment, decree, injunction, order, governmental permit or license, or agreement, indenture or instrument of CVCY or any of its Subsidiaries by which any of their respective properties are subject or bound, (B) constitute a breach or violation of, or a default under the governing documents of CVCY or any of its Subsidiaries, or (C) require any consent or approval under any such Law, judgment, decree, injunction, order, governmental permit or license, agreement, indenture or instrument.
(iii)The execution, delivery and performance by CVCY of this Agreement and the consummation of the transactions provided for in this Agreement do not and will not (a) contravene or conflict with, or result in any violation or breach of, any provision of the CVCY Articles, the CVCY Bylaws, the Central Valley Community Bank Articles, the Central Valley Community Bank Bylaws, or any other governing documents of CVCY or Central Valley Community Bank, (b) conflict with or violate any Law (assuming receipt of the required approval of any Governmental Authority and receipt of the Requisite Shareholder Approvals), and (c) except as set forth in Schedule 5.3(e)(iii) of the CVCY Disclosure Schedule, (1) contravene, conflict with or result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (2) result in the creation of any lien, claim, security interest, encumbrance, charge, restriction or right of any third party of any kind whatsoever upon, (3) require any consent of any person under, or (4) accelerate the performance required by, the terms of, any material debt instrument, lease, license, covenant, or other agreement or understanding to which CVCY or any of its Subsidiaries is a party or by which any of them is bound, any of the properties or assets of CVCY or any of its Subsidiaries, or any order, ruling, decree, judgment, arbitration award or stipulation to which CVCY or any of its Subsidiaries is subject.
(f)Capitalization.
    (i)    The authorized capital stock of CVCY consists of 81,000,000 shares of CVCY Common Stock and 10,000,000 shares of CVCY preferred stock. As of the date of this Agreement, (A) 11,814,883 shares of CVCY Common Stock are issued and outstanding, and (B) no shares of CVCY preferred stock are issued and outstanding, and (C) 1,079,730 shares of CVCY Common Stock are authorized and reserved for issuance under the CVCY Equity Incentive Plans. CVCY does not have any other shares of capital stock authorized, designated, issued or outstanding. All outstanding shares of CVCY’s capital stock (D) have been duly authorized and validly issued and are fully paid, non-assessable and not subject to preemptive rights or similar rights created by statute, the CVCY Articles, the CVCY Bylaws or any agreement to which CVCY is a party, and (E) have been offered, sold, issued and delivered by CVCY in all material respects in compliance with all applicable Law. There are no declared or accrued but unpaid dividends with respect to any shares of CVCY capital stock. Except as set forth on Schedule 5.3(f)(i) of the CVCY Disclosure Schedule, there are no transfer restrictions on any shares of CVCY Common Stock.
    (ii)    Other than the CVCY Equity Incentive Plans and except as set forth on CVCY Disclosure Schedule 5.3(f)(ii), neither CVCY nor any of its Subsidiaries have ever adopted, sponsored or maintained any stock incentive plan or any other plan or agreement providing for equity compensation to any Person.
    (iii)    Schedule 5.3(e)(iii) of the CVCY Disclosure Schedule lists all restricted stock awards outstanding under all CVCY Benefit Plans, the name of the participant, the number of shares of CVCY Common Stock underlying such award, the vesting schedule and number of shares vested, the grant date, the grant price and whether the participant has made a section 83(b) election with respect to such award. Other than the restricted share awards listed in

BN 79011068v1

the CVCY Disclosure Schedule 5.3(e)(iii) (all of which have been issued under the CVCY Equity Incentive Plans), there is no Rights, agreements, obligating CVCY or any of its Subsidiaries to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any CVCY capital stock or any capital stock or equity or other ownership interest of CVCY or any of its Subsidiaries or obligating CVCY or any of its Subsidiaries to grant, extend, accelerate the vesting of, change the price of, otherwise amend or enter into any such Right. There are no other outstanding or authorized stock appreciation, phantom stock, profit participation, or other similar rights with respect to CVCY or any of its Subsidiaries.
    (iv)    Except for the Cooperation Agreements, there are no (A) voting trusts, proxies, or other agreements or understandings with respect to the voting stock of CVCY to which CVCY is a party, by which CVCY is bound, or of which CVCY has Knowledge, or (B) agreements or understandings to which CVCY is a party, by which CVCY is bound, or of which CVCY has Knowledge relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any CVCY capital stock. Except as set forth on Schedule 5.3(f)(iv) of the CVCY Disclosure Schedule, no Person has a beneficial ownership interest, directly or indirectly, of five percent (5%) or more of the total issued and outstanding shares of CVCY Common Stock.
(g)SEC Reports and Financial Statements. Except as Previously Disclosed, since December 31, 2020, CVCY has timely filed or furnished all forms, statements, schedules, documents and reports required to be filed or furnished by it with the SEC (such forms, statements, schedules, documents and reports, the “CVCY SEC Documents”). As of their respective filing dates or, if amended prior to the date hereof, as of the date of (and giving effect to) the last such amendment, the CVCY SEC Documents complied in all material respects with the applicable requirements of the Sarbanes-Oxley Act, the Securities Act and the Exchange Act, as the case may be, and the applicable rules and regulations promulgated thereunder and the listing and corporate governance rules and regulations of the Nasdaq Stock Market, and none of the CVCY SEC Documents contained (or, with respect to the CVCY SEC Documents filed after the date hereof, will contain) any untrue statement of a material fact or omitted (or with respect to the CVCY SEC Documents filed after the date hereof, will omit) to state any material fact required to be stated therein or necessary to make the statements therein, at the time and in light of the circumstances under which they were made, not misleading. Since December 31, 2020, neither CVCY nor any of its Subsidiaries has received from the SEC or any other Governmental Authority any written comments or questions with respect to any of the CVCY SEC Documents (including the financial statements included therein) that are not resolved, or, as of the date hereof, has received any written notice from the SEC or other Governmental Authority that such CVCY SEC Documents (including the financial statements included therein) are being reviewed or investigated, and, to the CVCY’s Knowledge, there is not, as of the date hereof, any investigation or review being conducted by the SEC or any other Governmental Authority of any CVCY SEC Documents (including the financial statements included therein). No Subsidiary of CVCY is required to file any forms, reports or other documents with the SEC.
(h)Financial Statements.
(i)The financial statements of CVCY and its Subsidiaries included (or incorporated by reference) in the CVCY SEC Documents (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of CVCY and its Subsidiaries, (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of CVCY and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to year-end audit adjustments normal in

BN 79011068v1

nature and amount), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. Since December 31, 2020, no independent public accounting firm of CVCY has resigned (or informed CVCY that it intends to resign) or been dismissed as independent public accountants of CVCY as a result of or in connection with any disagreements with CVCY on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.
(ii)Except as would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on CVCY, neither CVCY nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of CVCY included in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2023 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2023, or in connection with this Agreement and the transactions contemplated hereby.
(iii)The records, systems, controls, data and information of CVCY and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership of CVCY or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership that would not reasonably be expected to have a Material Adverse Effect on CVCY. CVCY has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to CVCY, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of CVCY by others within those entities as appropriate to allow timely decisions regarding required disclosures and to make the certifications required by the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act, and has disclosed, based on its most recent evaluation prior to the date hereof, to CVCY’s outside auditors and the audit committee of CVCY’s Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect CVCY’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in CVCY’s internal controls over financial reporting. These disclosures were made in writing by management to CVCY’s auditors and audit committee. There is no reason to believe that CVCY’s outside auditors and its chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due.
(iv)Since January 1, 2020, (i) neither CVCY nor any of its Subsidiaries, nor, to the Knowledge of CVCY, any director, officer, auditor, accountant or representative of CVCY or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of CVCY or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that CVCY or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no employee of or attorney representing CVCY or any of its Subsidiaries, whether or not employed by or any of its Subsidiaries, has reported evidence of a material violation of securities laws or banking laws, breach of fiduciary duty or similar

BN 79011068v1

violation by CVCY or any of its Subsidiaries or any of their respective officers, directors, employees or agents to the CVCY Board or any committee thereof or the board of directors or similar governing body of any CVCY Subsidiary or any committee thereof, or to the Knowledge of CVCY, to any director or officer of CVCY or any of its Subsidiaries.
(i)Tax Matters. Since January 1, 2018,
(i)CVCY and each of its Subsidiaries have duly and timely filed all Tax Returns required to have been filed by it, taking into account any properly granted extensions of time to file, with the appropriate taxing authorities, and such Tax Returns are accurate, correct and complete in all material respects and none of such Tax Returns has been amended.
(ii)All Taxes required to be paid or remitted by CVCY or any of its Subsidiaries have been timely paid or remitted, including all Taxes shown as due and owing on all Tax Returns, all Taxes assessed or reassessed by any Governmental Authority, all Taxes held in trust or deemed to be held in trust for a Governmental Authority and all installments on account of Taxes for the current year or, where payment is not yet due, CVCY and its Subsidiaries have made adequate provision for such Taxes in the CVCY Financial Statements in accordance with GAAP. The most recent CVCY Financial Statement reflects an adequate reserve (in accordance with GAAP) for all Taxes payable by CVCY through the date of such financial statements.
(iii)CVCY and each of its Subsidiaries and their respective officers, directors or any employees responsible for Tax matters have complied with all rules and regulations relating to the withholding of Taxes, remittance of withheld Taxes, information reporting, and the payment or remittance of other amounts due in connection with any amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party, and has collected and maintained all requisite certifications and documentation in valid and complete form with respect to any such obligations, including, without limitation, valid IRS Forms W-8 and W-9.
(iv)Neither CVCY nor any of its Subsidiaries has granted a waiver or other consent regarding the application of any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, nor has any request for any such waiver, extension or consent been made that is still in effect.
(v)Since January 1, 2016, neither CVCY nor any of its Subsidiaries has been a party to, or a promoter of, any transaction that would constitute a “reportable transaction” or “listed transaction” within the meaning of Section 6707A(c)(1) of the Code or Treasury Regulations Section 1.6011-4(b).
(vi)No position has been taken on any Tax Return with respect to the business or operations of CVCY or any of its Subsidiaries that is contrary to any publicly announced position of a Governmental Authority, or that is substantially similar to any position that a Governmental Authority has successfully challenged in the course of an audit, investigation or examination of a Tax Return of CVCY or any of its Subsidiaries, or to CVCY’s Knowledge, an audit, investigation or Tax examination of any other Person.
(vii)The unpaid Taxes of CVCY and each of its Subsidiaries (A) do not exceed the reserve for Tax liability (excluding any reserve for deferred Taxes established to reflect temporary difference between book and Tax income) as shown on CVCY Financial Statements, and (B) will not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with GAAP.

BN 79011068v1

(viii)Except as set forth in CVCY Disclosure Schedule 5.3(i)(viii), neither CVCY nor any of its Subsidiaries is currently the beneficiary of any extension of time within which to file any Tax Returns.
(ix)There are no liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of CVCY or any of its Subsidiaries.
(x)There are no audits, Tax examinations, suits, proceedings, investigations, claims, examinations or other administrative or judicial proceedings pending, ongoing or being conducted or, to CVCY’s Knowledge, threatened, with respect to any Taxes of CVCY or any of its Subsidiaries.
(xi)Neither CVCY nor any of its Subsidiaries has received from any taxing authority (including jurisdictions in which CVCY and its Subsidiaries have not filed Tax Returns) any written and, to the best of its Knowledge, verbal (A) notice indicating an intent to open an audit, Tax examination, or other review, (B) request for information related to Tax matters, or (C) notice of deficiency or proposed adjustment for any amount of Tax, nor have any of the foregoing been threatened, proposed, asserted or assessed by any Governmental Authority against CVCY or any of its Subsidiaries. No claim has ever been made in writing by any taxing authority in a jurisdiction where CVCY or any of its Subsidiaries do not file Tax returns that either of them is or may be subject to Tax in that jurisdiction.
(xii)Notwithstanding the January 1, 2018 date set forth above, neither CVCY nor any of its Subsidiaries has ever been a member of a group with which it has filed (or been required to file) Tax Returns on a consolidated, combined, unitary or similar basis.
(xiii)Notwithstanding the January 1, 2018 date set forth above, neither CVCY nor any of its Subsidiaries is currently liable, nor does either CVCY or any of its Subsidiaries have any potential liability, for the Taxes of another Person (A) under Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or foreign Law), (B) as transferee or successor, or (C) by contract or indemnity or otherwise.
(xiv)In the last five (5) Tax years, neither CVCY nor any of its Subsidiaries has ever been either a “distributing corporation” or a “controlled corporation” in connection with a distribution of stock qualifying for tax-free treatment, in whole or in part, under Section 355 of the Code.
(xv)Neither CVCY nor any of its Subsidiaries has been or will be a “United States real property holding corporation” within the meaning of Section 897 of the Code during the five year period ending on the Closing Date.
(xvi)Neither CVCY nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, and has not agreed to make, nor is it required to make, any other adjustment to their Taxes, as a result of: (A) Section 481(a) of the Code or any comparable provision of state, local or foreign Tax laws by reason of a change in accounting method or otherwise, (B) any “closing agreement” as described in Section 7121 of the Code or similar state or local Tax law executed on or prior to the Closing Date, (C) installment sale or open transaction disposition made on or prior to the Closing Date, (D) prepaid amount received on or prior to the Closing Date, (E) any item having been reported on the completed contract method of accounting or the percentage of completion method of accounting, or (F) other action taken prior to the Closing Date.

BN 79011068v1

(xvii)Neither CVCY nor any of its Subsidiaries has granted any power of attorney which will remain in force after the Closing with respect to any Tax or Tax Return.
(xviii)Neither CVCY nor any of its Subsidiaries is subject to the personal holding company Tax in any year open to assessment of such Tax.
(xix)Neither CVCY nor any of its Subsidiaries is receiving any material Tax benefit or credit or other favorable material tax treatment that will not be extended and available to CVCY following the Merger.
(xx)Notwithstanding the January 1, 2018 date set forth above, neither CVCY nor any of its Subsidiaries has taken any action or failed to take any action, or is aware of any fact or circumstance, in each case, that could reasonably be expected to prevent the Merger from qualifying as a Reorganization.
(xxi)CVCY and all of its Subsidiaries (i) are in compliance with ASC 740, and (ii) have determined, assessed and measured the benefits of all material Tax positions taken in any income Tax Return for any period covered by ASC 740, including all significant uncertain positions reflected in such Tax Returns that may be subject to assessment or challenge by any taxing authority.
(j)Material Changes. Since the date of the latest audited financial statements included within the CVCY SEC Documents, except as Previously Disclosed, there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on CVCY.
(k)Regulatory Matters.
(i)CVCY and its Subsidiaries have timely and duly filed with or furnished to the appropriate Governmental Authorities in substantially the correct form the monthly, quarterly and annual reports, documents, filings, statements and submissions, together with any amendments thereto, required to be filed or furnished under applicable Laws, has paid all fees and assessments due in connection therewith, and such reports, documents, filings, statements and submissions, together with any amendments thereto, were in all material respects complete and accurate. There are no unresolved violations set forth in any such report, documents, filings, statements and submissions, or any amendments thereto relating to any examinations or inspections by any Governmental Authority of CVCY or any of its Subsidiaries, and CVCY has previously delivered or made available to CWBC accurate and complete copies of all such reports. Except as Previously Disclosed, in connection with the most recent examination of CVCY and its Subsidiaries by the appropriate Governmental Authorities, neither CVCY nor any of its Subsidiaries was required to correct or change any action, procedure or proceeding which CVCY believes in good faith has not been now corrected or changed, other than corrections or changes which, if not made, either individually or in the aggregate, would not have a Material Adverse Effect on CVCY.
(ii)Neither CVCY nor any of its Subsidiaries nor any of their respective properties is a party to or is subject to any order, decree, directive, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from, nor has CVCY or any of its Subsidiaries adopted any policies, procedures or board resolutions at the request or suggestion of, any Governmental Authority. CVCY and its Subsidiaries have paid all assessments made or imposed by any Governmental Authority.
l
BN 79011068v1

(iii)Except as Previously Disclosed, no Governmental Authority has initiated since December 31, 2020, or has pending any proceeding, enforcement action or, to the Knowledge of CVCY, investigation or inquiry into the business, operations, policies, practices or disclosures of CVCY or any of its Subsidiaries (other than normal examinations conducted by a Governmental Authority in the ordinary course of the business of CVCY and its Subsidiaries), or, to the Knowledge of CVCY, threatened any of the foregoing.
(iv)The most recent regulatory rating given to Central Valley Community Bank as to compliance with the CRA is “Outstanding.” Since the last regulatory examination of Central Valley Community Bank with respect to CRA compliance, Central Valley Community Bank has not received any complaints as to CRA compliance, and no proceedings are pending, nor to the Knowledge of CVCY, threatened with respect to any violations of consumer fair lending Laws.
(l)Insurance. CVCY has Previously Disclosed, and provided true, correct and complete copies of, all of the material insurance policies, binders, or bonds currently maintained by CVCY or any of its Subsidiaries (“CVCY Insurance Policies”). Except as Previously Disclosed, CVCY and each of its Subsidiaries is insured with reputable insurers against such risks and in such amounts as the management of CVCY have reasonably determined to be prudent in accordance with industry practices; all the CVCY Insurance Policies are in full force and effect; neither CVCY nor any of its Subsidiaries is in material default thereunder; and all claims thereunder have been filed in due and timely fashion and all of the CVCY Insurance Policies are in full force and effect, the premiums due and payable thereon have been or will be timely paid through the Closing Date.
(m)Legal Proceedings. Except as Previously Disclosed, no litigation, arbitration, claim or other proceeding before any court or governmental agency is pending against CVCY or any of its Subsidiaries, individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect on CVCY, and to the Knowledge of CVCY, no such litigation, arbitration, claim or other proceeding has been threatened and there are no facts which could reasonably give rise to such litigation, arbitration, claim or other proceeding. Neither CVCY nor any of its Subsidiaries nor any of their respective properties is a party to or subject to any order, judgment, decree or regulatory restriction that, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect on CVCY.
(n)Agreements with Regulatory Agencies. There is no injunction, order, judgment, decree or regulatory restriction of any Governmental Authority specifically imposed upon CVCY or any of its Subsidiaries or their respective assets that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CVCY.
(o)No Brokers. Other than CVCY’s engagement of Janney, whose fees and costs will be borne by CVCY, no action has been taken by CVCY or any of its Subsidiaries that would give rise to any valid claim against any Party for a brokerage commission, finder’s fee or other like payment with respect to the transactions contemplated hereby.
(p)NASDAQ. CVCY is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.
(q)Compliance With Law. Except as Previously Disclosed, each of CVCY and its Subsidiaries:
(i)is and at all times since December 31, 2020, has been in material compliance with all Law applicable thereto or to the employees conducting such businesses,

BN 79011068v1

including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, the Bank Secrecy Act, the USA PATRIOT Act, the Interagency Policy Statement on Retail Sales of Nondeposit Investment Products or all other applicable bank secrecy Laws, fair lending Laws and other Laws relating to discriminatory business practices and any order issued with respect to anti-money laundering by the Office of Foreign Assets Control of the U.S. Treasury Department or any other anti-money laundering Law.
(ii)has and at all times since December 31, 2020, has had all permits, licenses, franchises, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities (and has paid all fees and assessments due and payable in connection therewith) that are required in order to permit it to own or lease its properties and to conduct its business as presently conducted, except where the failure to do so would not have a Material Adverse Effect; all such permits, licenses, franchises, certificates of authority, orders and approvals are in full force and effect and, to the Knowledge of CVCY, no suspension or cancellation of any of them is threatened.
(iii)has received, since December 31, 2020, no notification or communication from any Governmental Authority (A) asserting that CVCY or any of its Subsidiaries is not in compliance with any of the Laws which such Governmental Authority enforces (excluding comments resulting from routine regulatory examinations that have subsequently been resolved to the satisfaction of the applicable Governmental Authority) or (B) threatening to revoke any license, franchise, permit or governmental authorization (nor, to the Knowledge of CVCY, do any grounds for any of the foregoing exist).
(iv)has devised and maintains a system of internal accounting controls, sufficient to provide reasonable assurances regarding the reliability of its financial reporting and the preparation of its financial statements for external purposes in accordance with GAAP, (y) has designed disclosure controls and procedures to ensure that material information is made known to its management on no less than a quarterly basis, and (z) has disclosed, based on its most recent evaluation prior to the date hereof, to its auditors and the audit committee of the CVCY Board (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect its ability to record, process, summarize and report financial data and has identified for its auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls; and
(v)has properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Law.
(r)Material Contracts; Defaults.
(i)Except as Previously Disclosed, neither CVCY nor any of its Subsidiaries is a party to, bound by or subject to any agreement, contract, arrangement, commitment or understanding (whether written or oral) (A) with respect to the employment of any of its directors, officers, employees or consultants, (B) which would entitle any present or former director, officer, employee or agent of CVCY or any of its Subsidiaries to indemnification from CVCY, (C) which is an agreement (including data processing, software programming, consulting and licensing contracts) not terminable on 60 days or less notice without penalty or other fee and involving the payment or value of more than $100,000 per annum, (D) which is with or to a labor union or guild (including any collective bargaining agreement), (E) which relates to the incurrence of indebtedness for borrowed money, whether as

BN 79011068v1

borrower or lender (other than deposit liabilities, advances and loans from the FHLB, and sales of securities subject to repurchase, in each case, in the ordinary course of business), or provides for the imposition of any Liens on any assets of CVCY or any of its Subsidiaries or the guaranty of the indebtedness of another Person, (F) which grants any Person a right of first refusal, right of first offer, put, call or similar right with respect to any material properties, rights, assets or business of CVCY or any of its Subsidiaries, (G) which involves the purchase or sale of assets with a purchase price of $100,000 or more in any single case or $250,000 or more in the aggregate, or any acquisition or disposition of any material business or material assets (whether by merger, sale of stock or assets or otherwise), other than purchases and sales of investment securities and loans in the ordinary course of business consistent with past practice, (H) which is a consulting agreement, license or service contract (including data processing, software programming and licensing contracts and outsourcing contracts) which involve the payment of $100,000 or more in annual fees, (I) which provides for the payment by CVCY or any of its Subsidiaries (or any successor) of payments upon a change of control thereof, (J) which is a lease for any real or material personal property owned or presently used by CVCY or any of its Subsidiaries, (K) which materially restricts the conduct of any business by CVCY or any of its Subsidiaries or limits the freedom of CVCY or any of its Subsidiaries to engage in any line of business in any geographic area (or would so restrict CVCY or any of its Subsidiaries after consummation of the transactions contemplated hereby) or which requires exclusive referrals of business or requires CVCY or any of its Subsidiaries to offer specified products or services to their customers or depositors on a priority or exclusive basis, (L) that relates to Proprietary Rights, (M) contains any provision that requires the purchase of all of CVCY or any of its Subsidiaries’ requirements for a given product or service from a given third party, or obligates CVCY or any of its Subsidiaries to conduct business on an exclusive or preferential basis with any third party or upon consummation of the Merger will obligate CWBC or Community West Bank to conduct business on an exclusive or preferential basis with any third party; (N) which is a partnership, joint venture or similar contract, agreement or arrangement; (O) containing any standstill or similar provision pursuant to which one Person has agreed not to acquire assets or securities of another Person; (P) which is with respect to, or otherwise commits CVCY or any of its Subsidiaries to do, any of the foregoing, or (Q) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) (all of the foregoing collectively, “CVCY Material Contracts”).
(ii)Each CVCY Material Contract is valid and binding on CVCY or any of its Subsidiaries and is in full force and effect (other than due to the ordinary expiration thereof) and, to the Knowledge of CVCY or its Subsidiaries, is valid and binding on the other Parties thereto. Neither CVCY and its Subsidiaries, nor, to the Knowledge of CVCY and its Subsidiaries, any other Parties thereto, is in material default under any CVCY Material Contract and there has not occurred any event that, with the lapse of time or the giving of notice or both, would constitute such a default. Except as provided in this Agreement, no power of attorney or similar authorization given directly or indirectly by CVCY or any of its Subsidiaries is currently outstanding.
(iii)All outstanding loans from CVCY or any of its Subsidiaries to their respective officers and directors have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof.
(s)Employee Benefit Plans.
(i)Schedule 5.3(s)(i) of the CVCY Disclosure Schedule lists all benefit and compensation plans, contracts, policies or arrangements that are maintained, sponsored or contributed to by CVCY or any of its Subsidiaries or with respect to which CVCY or any of its Subsidiaries has or may have any liability, including, but not limited to, “employee

BN 79011068v1

benefit plans” within the meaning of Section 3(3) of ERISA, and severance, employment, change in control, fringe benefit, deferred compensation, retirement, pension, profit sharing split dollar, salary continuation, stock option, stock purchase, stock appreciation rights, stock bonus, incentive bonus, hospitalization, medical, disability, life or other insurance, supplemental unemployment plans, agreements, programs, policies or other arrangements (each, a “CVCY Benefit Plan” and collectively, the “CVCY Benefit Plans”). CVCY has made available to CWBC true and complete copies of (A) all CVCY Benefit Plans including, but not limited to, any trust instruments and insurance contracts forming a part of any CVCY Benefit Plans and all amendments thereto; (B) the three most recent annual reports (Form 5500), together with all schedules, as required, filed with the IRS or DOL, as applicable; (C) for each CVCY Benefit Plan which is a “top-hat” plan, a copy of filings with the DOL; (D) the most recent determination letter or sponsor opinion letter issued by the IRS for each CVCY Benefit Plan that is intended to be “qualified” under Section 401(a) of the Code; (E) the most recent summary plan description and any summary of material modifications, as required, for each CVCY Benefit Plan; (F) the most recent actuarial valuation, study or estimate of any retiree medical and life insurance benefits plan or supplemental retirement benefits plan; and (G) the most recent summary annual report for each CVCY Benefit Plan required to provide summary annual reports by Section 104 of ERISA. Schedule 5.3(s)(i) of CVCY Disclosure Schedule sets forth for each CVCY Benefit Plan and the amounts paid or to be paid, or accrued or to be accrued by CVCY in connection with this Agreement and the transactions contemplated herein under each CVCY Benefit Plan.
(ii)Each CVCY Benefit Plan has been established and administered to date in all material respects in accordance with the applicable provisions of ERISA, the Code and applicable Law and with the terms and provisions of all documents, contracts or agreements pursuant to which such CVCY Benefit Plan is maintained. Each CVCY Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS as to its tax-qualified status, and to CVCY’s Knowledge, no event has occurred since the date of issuance of such letter that would reasonably be expected to result in disqualification of such CVCY Benefit Plan under Section 401(a) of the Code. Neither CVCY nor any of its Subsidiaries has received any correspondence or written or verbal notice from the IRS, DOL, any other Governmental Authority, any participant in or beneficiary of, a CVCY Benefit Plan, or any agent representing any of the foregoing alleging that any such CVCY Benefit Plan has failed to comply with any applicable Law, has not been operated in accordance with the terms of the written plan documents, or that any trustee, fiduciary or other plan official has breached any duty imposed by ERISA with respect to such plan. There is no material pending or, to CVCY’s Knowledge, threatened litigation relating to the CVCY Benefit Plans. Neither CVCY nor any of its Subsidiaries has engaged in a transaction with respect to any CVCY Benefit Plan that could subject it to a tax or penalty imposed by Section 4975 of the Code or Section 502(i) of ERISA. There are no matters pending before the IRS, DOL or other Governmental Authority with respect to any CVCY Benefit Plan. No CVCY Benefit Plan or related trust is the subject of an audit, investigation or Tax examination by a Governmental Authority.
(iii)Within the last six (6) years, neither CVCY nor any of its ERISA Affiliates has sponsored, maintained or been obligated to contribute to any (i) “defined benefit plan” (as defined in Section 3(35) of ERISA), (ii) “pension plan” (as defined in Section 3(2) of ERISA) that is subject to Title IV of ERISA or Sections 412 or 430 of the Code, or (iii) “multiemployer plan” (as defined in Section 3(37) of ERISA). No liability under Title IV of ERISA has been or is expected to be incurred by CVCY or any of its ERISA Affiliates with respect to any ongoing, frozen or terminated “single-employer plan,” within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by it or a single-employer plan of any entity which is an ERISA Affiliate. With respect to any CVCY Benefit Plan that is a “multiemployer plan,” as such term is defined in Section 3(37) of ERISA, (A) neither CVCY nor any ERISA Affiliate has, since December 31, 2016, made or suffered a “complete withdrawal”

BN 79011068v1

or a “partial withdrawal,” as such terms are respectively defined in Sections 4203 and 4205 of ERISA, (B) no event has occurred that presents a material risk of a complete or partial withdrawal, (C) neither CWBC nor any ERISA Affiliate has any contingent liability under Section 4204 of ERISA. No notice of a “reportable event,” within the meaning of Section 4043 of ERISA has been required to be filed for any CVCY Benefit Plan or by any ERISA Affiliate or will be required to be filed in connection with the transactions contemplated hereby.
(iv)All contributions required to be made and premiums required to be paid under the terms of any CVCY Benefit Plan have been timely made or have been properly accrued. Neither any CVCY Benefit Plan nor any single-employer plan of an ERISA Affiliate has an “accumulated funding deficiency” (whether or not waived) within the meaning of Section 412 of the Code or Section 302 of ERISA and no ERISA Affiliate has an outstanding funding waiver.
(v)Neither CVCY nor any of its Subsidiaries has any obligations for retiree health and life benefits under any CVCY Benefit Plan, other than coverage as may be required under Section 4980B of the Code or Part 6 of Title I of ERISA, or under the continuation of coverage provisions of the Laws of any state or locality. No event or condition exists with respect to a CVCY Benefit Plan that could subject CVCY or its Subsidiaries to a material tax under Section 4980B of the Code, 4980D of the Code, or 4980H of the Code. CVCY and its Subsidiaries may amend or terminate any such CVCY Benefit Plan in accordance with and to the extent permitted by their terms at any time without incurring any liability thereunder.
(vi)Other than as set forth in Schedule 5.3(s)(vi) of the CVCY Disclosure Schedule, neither the execution of this Agreement nor consummation of the transactions contemplated hereby, either alone or in connection with a subsequent event, (A) entitle any employees or any current or former director or independent contractor of CVCY or any of its Subsidiaries to severance pay or any increase in severance pay upon any termination of employment after the date hereof, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the CVCY Benefit Plans, (C) result in any breach or violation of, or a default under, any of the CVCY Benefit Plans, (D) result in any payment that would be a “parachute payment” to a “disqualified individual” as those terms are defined in Section 280G of the Code, without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future, (E) obligate CVCY or any of its Subsidiaries to compensate, reimburse or make any additional payment to any employee or any current or former director or independent contractor because of the imposition of an excise tax (including any interest or penalties related thereto) under Code Section 4999, or (F) result in any payment or portion of any payment that would not be deductible by CVCY under Section 162(m) of the Code when paid. Notwithstanding CVCY Disclosure Schedule 5.3(s)(vi), no payment disclosed thereunder shall be subject to the limitations on deductions pursuant to Section 280G of the Code.
(vii)No CVCY Benefit Plan is or has been funded by, associated with, or related to a “voluntary employee’s beneficiary association” within the meaning of Section 501(c)(9) of the Code, a “welfare benefit fund” within the meaning of Section 419 of the Code, a “qualified asset account” within the meaning of Section 419A of the Code or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(viii)All of the CVCY Benefit Plans which provide for deferral compensation within the meaning of Section 409A of the Code are either exempt from the application of Section 409A of the Code or are in compliance therewith. Each CVCY Benefit Plan which is a “nonqualified deferred compensation plan” (within the meaning of Section 409A

BN 79011068v1

of the Code) has been operated in compliance with Section 409A of the Code and the guidance issued by the IRS with respect to such plans.
(ix)All required reports and descriptions (including Form 5500 annual reports and required attachments, Forms 1099-R, summary annual reports, Forms PBGC-1 and summary plan descriptions) have been filed or distributed appropriately with respect to each CVCY Benefit Plan. All required tax filings with respect to each CVCY Benefit Plan have been made, and any taxes due in connection with such filings have been paid.
(t)Labor Matters.
(i)Except as Previously Disclosed, CVCY and its Subsidiaries are not a party to nor bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is CVCY or its Subsidiaries the subject of a proceeding asserting that it has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel CVCY or its Subsidiaries to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it pending or, to CVCY’s Knowledge, threatened, nor is CVCY or its Subsidiaries aware of any activity involving CVCY’s or its Subsidiaries’ employees seeking to certify a collective bargaining unit or engaging in other organizational activity.
(ii)CVCY and its Subsidiaries have paid in full all wages, salaries, commissions, bonuses, benefits and other compensation due to its employees or otherwise arising under any policy, practice, agreement, plan, program, statute or other law.
(iii)As of the date hereof, there are no actions, suits, proceedings, government investigations, or labor grievances pending, or, to the Knowledge of CVCY, threatened relating to any employment related matter involving any employee or applicant, including, but not limited to, charges of unlawful discrimination, retaliation or harassment, failure to provide reasonable accommodation, denial of a leave of absence, failure to provide compensation or benefits, unfair labor practices, or other alleged violations of law, except for any of the foregoing which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. CVCY believes that its and its Subsidiaries’ relations with their respective employees are good.
(iv)As of the date hereof, no executive officer (as defined in Rule 501(f) promulgated under the Securities Act) of CVCY has notified CVCY that such officer intends to leave CVCY or otherwise terminate such officer’s employment with CVCY. To the Knowledge of CVCY, no executive officer of CVCY is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and to the Knowledge of CVCY, the continued employment of each such executive officer does not subject CVCY to any liability with respect to any of the foregoing matters.
(v)CVCY and its Subsidiaries are in compliance with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, California Labor Code section 1400 et seq., and any other similar applicable Laws relating to facility closings and layoffs.
(vi)All independent contractors of CVCY and its Subsidiaries are properly classified under applicable state and federal law, and CVCY and its Subsidiaries are in compliance with California Labor Code section 226.8.
(u)Environmental Matters.

BN 79011068v1

(i)There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, remediation activities or private or governmental investigations of any nature seeking to impose, or which could impose, on CVCY or any of its Subsidiaries or any real property currently or formerly owned or operated by CVCY or any of its Subsidiaries, or any real property in which CVCY or any of its Subsidiaries has held or holds a security interest, Lien or a fiduciary or management role (“CVCY Loan Property”), any liability or obligation arising under any Environmental Laws pending or, to the Knowledge of CVCY, threatened, which liability or obligation could have, individually or in the aggregate, a Material Adverse Effect on CVCY.
(ii)There is no reasonable basis for any such proceeding, claim, action, environmental remediation or private or governmental investigation that could impose any liability or obligation that could have or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CVCY.
(iii)CVCY and its Subsidiaries are in compliance, and have at all times complied, in all material respects with applicable Environmental Laws. In addition, and irrespective of such compliance, neither CVCY nor any of its Subsidiaries are subject to any liability for any release of, discharge of, or exposure to any Hazardous Substance or any contamination, environmental remediation or clean-up obligations pursuant to any Environmental Law, which liability, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect on CVCY.
(iv)No real property (including buildings or other structures) currently or formerly owned or operated by CVCY or any of its Subsidiaries, or any CVCY Loan Property, has been contaminated with, or has had any release of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on CVCY.
(v)Neither CVCY nor any of its Subsidiaries could be deemed the owner or operator of, nor has it participated in the management of any business responsible for any release or discharge of, nor could CVCY nor any of its Subsidiaries be deemed to have owned, operated or participated in the management of any CVCY Loan Property, any property of CVCY or any of its Subsidiaries or any other real property which has been contaminated with, or on or from which there has been any release or discharge of, any Hazardous Substance that has resulted, or would reasonably be expected to result, in a Material Adverse Effect on CVCY.
(vi)Neither CVCY nor any of its Subsidiaries has any liability for any Hazardous Substance disposal or contamination on any third party property.
(vii)Neither CVCY nor any of its Subsidiaries, nor any Person whose liability CVCY or any of its Subsidiaries has assumed whether contractually or by operation of law, has received any notice, demand letter, claim or request for information alleging any material violation of, or material liability under, any Environmental Law.
(viii)Neither CVCY nor any of its Subsidiaries is subject to any order, decree, injunction or other agreement with any Governmental Authority or any third party relating to any Environmental Law.
(ix)To CVCY’s Knowledge, there are no circumstances or conditions (including, without limitation, the presence of asbestos, aboveground storage tanks, underground storage tanks, lead products, polychlorinated biphenyls, prior agricultural or manufacturing operations, dry-cleaning, or automotive services, or the release or discharge of Hazardous Substances) involving CVCY or any of its Subsidiaries, any currently or formerly owned or operated property, any CVCY Loan Property, or any Person whose liability CVCY or any of its

BN 79011068v1

Subsidiaries has assumed whether contractually or by operation of law, that could reasonably be expected to result in any claims, liability or investigations against CVCY or any of its Subsidiaries, result in any restrictions on the ownership, use, or transfer of any property pursuant to any Environmental Law, or adversely affect the value of any CVCY Loan Property or property of CVCY or any of its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect on CVCY.
(x)CVCY has provided to CWBC true and correct copies of all environmental reports or studies, sampling data, correspondence, filings and recorded documents in its possession or reasonably available to it relating to CVCY and its Subsidiaries, any currently or formerly owned or operated property of CVCY and its Subsidiaries, and has made such materials available upon request for each CVCY Loan Property.
(xi)Central Valley Community Bank has complied, and is in compliance, with all FDIC guidelines concerning environmental due diligence and risk management in lending, loan administration, workout and foreclosure activities including FDIC Bulletin FIL-14-93, and update FIL-98-2006.
For the purposes of this section 5.3(u), only, the term “Material Adverse Effect” shall mean the lesser of the amount reflected by the definition of that term in Section 1.1 or five hundred thousand dollars ($500,000.00).
(v)Risk Management Instruments. Neither CVCY nor any of its Subsidiaries is a party to, nor has agreed to enter into, a Derivatives Contract.
(w)Investment Portfolio. Except as Previously Disclosed, CVCY has good title to all Investment Securities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien (other than Permitted Encumbrances), except (a) as set forth in the CVCY Financial Statements or (b) to the extent such securities are pledged in the ordinary course of business to secure obligations of CVCY. All Investment Securities are valued on the books of CVCY according to GAAP (including regulatory accounting principles) in all material respects. CVCY employs investment, securities, risk management and other policies, practices and procedures that are reasonable in the context of its business, and CVCY has since December 31, 2019, been in material compliance with such policies, practices and procedures. Except for restrictions that exist for securities that are classified as “held to maturity”, none of the Investment Securities held by CVCY is subject to any restriction (contractual or statutory) that would materially impair the ability of CVCY to freely dispose of such investment at any time.
(x)Loans; Nonperforming and Classified Assets.
(i)Each Loan on the books and records of CVCY or any of its Subsidiaries was made and has been serviced in all material respects in accordance with their customary lending standards in the ordinary course of business, is evidenced in all material respects by appropriate and sufficient documentation and constitutes the legal, valid and binding obligation of the obligor named therein, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditor’s rights or by general equity principles.
(ii)CVCY has Previously Disclosed with respect to itself and its Subsidiaries as of the latest practicable date prior to the date of this Agreement: (A) any Loan under the terms of which the obligor is 30 or more days delinquent in payment of principal or interest, or to the Knowledge of CVCY, in default of any other material provision thereof; (B) each Loan which has been classified as “substandard,” “doubtful,” “loss” or “special

BN 79011068v1

mention” (or words of similar import) by CVCY or any of its Subsidiaries, or an applicable regulatory authority; (C) a listing of the OREO acquired by foreclosure or by deed-in-lieu thereof, including the book value thereof; and (D) each Loan with any director or executive officer of CVCY or any of its Subsidiaries, or to the Knowledge of CVCY, any Person controlling, controlled by or under common control with, any of the foregoing.
(y)Properties.
(i)All real property owned or leased by CVCY or any of its Subsidiaries has been Previously Disclosed.
(ii)With respect to such real property that is owned by CVCY or any of its Subsidiaries, CVCY has good and marketable and insurable title, free and clear of all Liens, leases or other imperfections of title or survey, except (i) Permitted Encumbrances, (ii) Liens set forth in policies for title insurance of such properties delivered to CVCY, and including the matters Previously Disclosed, (iii) survey imperfections set forth in surveys of such properties delivered to CVCY, or (iv) as Previously Disclosed.
(iii)With respect to such real property that is leased by CVCY or any of its Subsidiaries, CVCY has a good and marketable leasehold estate in and to such property, free and clear of all Liens, leases and other imperfections of title or survey, except for the Permitted Encumbrances. CVCY has delivered true, correct and complete copies of such lease(s), together with all amendments thereto, to CWBC; any such lease is in full force and effect and will not lapse or terminate prior to the Closing Date; neither CVCY nor any of its Subsidiaries nor the landlord thereunder is in default of any of their respective obligations under any such lease and any such lease constitutes the valid and enforceable obligations of the Parties thereto; the transactions contemplated hereby will not require the consent of any landlord under any such lease, or such consent shall have been obtained prior to the Closing; and, with respect to any mortgage, deed of trust or other security instrument which establishes a Lien on the fee interest in any real property subject to any such lease, CVCY or its Subsidiaries has the benefit of a non-disturbance agreement from the holder or beneficiary of such mortgage, deed of trust or other security instrument that provides that CVCY’s or its Subsidiaries’ use and enjoyment of the real property subject to such lease will not be disturbed as a result of the landlord’s default under any such mortgage, deed of trust or other security instrument, provided CVCY and its Subsidiaries are not in default of any of their obligations pursuant to any such lease beyond the expiration of any notice and cure periods.
(iv)All real and personal property owned by CVCY or any of its Subsidiaries or presently used by any of them is in good condition (ordinary wear and tear excepted) and is sufficient to carry on its business in the ordinary course of business consistent with its past practices.
(v)CVCY and its Subsidiaries have good and marketable and insurable title, free and clear of all Liens to all of its material properties and assets, other than real property, except (A) pledges to secure deposits incurred in the ordinary course of its banking business consistent with past practice, (B) such imperfections of title and encumbrances, if any, as are not material in character, amount or extent, and (C) as Previously Disclosed. All personal property which is material to CVCY’s or its Subsidiaries’ business and leased or licensed by CVCY or its Subsidiaries is held pursuant to leases or licenses which are valid and enforceable in accordance with their respective terms and such leases will not terminate or lapse prior to the Effective Time.
(z)Intellectual Property.

BN 79011068v1

(i)Each of CVCY and its Subsidiaries own or possess valid and binding licenses and other rights to use without payment of any material amount all Proprietary Rights, free and clear of any material Liens, all of which have been Previously Disclosed, and CVCY and its Subsidiaries have not received any notice of conflict or allegation of invalidity with respect thereto or that asserts the intellectual property rights of others. To the Knowledge of CVCY, the operation of the business of CVCY and its Subsidiaries does not infringe or violate the intellectual property of any third party. CVCY and its Subsidiaries have performed in all material respects all the obligations required to be performed by it and is not in default under any contract, agreement, arrangement or commitment relating to any of the foregoing.
(ii)The validity, continuation and effectiveness of all licenses, contracts and other agreements relating to the Proprietary Rights used in or necessary for the conduct of the business of CVCY and its Subsidiaries as now conducted or as would reasonably be expected to be conducted in the future consistent with general banking business in the United States, the current terms thereof, and the rights of CVCY and its Subsidiaries in and to their respective Proprietary Rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement.
(iii)CVCY and its Subsidiaries have taken commercially reasonable measures to protect the Proprietary Rights used in their businesses, including the confidentiality and value of all trade secrets that are owned, used or held by each of them, including by maintaining Confidentiality Policies. To the Knowledge of CVCY, such Confidentiality Policies have not been violated by any employees, licensees, consultants or other third Parties who have been granted access to such trade secrets.
(iv)The IT Assets of CVCY and its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by each of CVCY and its Subsidiaries in connection with their respective business, and have not materially malfunctioned or failed within the past five (5) years. To the Knowledge of CVCY, no Person has gained unauthorized access to the IT Assets of CVCY or any of its Subsidiaries. CVCY and its Subsidiaries have implemented and have verifiable functionality of reasonable identity management, backup, archive, security and disaster recovery technology and processes consistent with industry practices. CVCY and its Subsidiaries have taken commercially reasonable measures, directly or indirectly, to ensure the confidentiality, privacy and security of confidential employee, customer financial and other information, and are compliant with all applicable Law with respect to data protection and privacy.
(aa)Trust Administration. Neither CVCY nor any of its Subsidiaries presently exercises trust powers, including trust administration, and has not exercised such trust powers before the date of this Agreement. The term “trusts” includes (a) any and all common law or other trusts between an individual, corporation or other entities and CVCY or any of its Subsidiaries, as trustee or co-trustee, including, pension or other qualified or nonqualified employee benefit plans, compensation, testamentary, inter vivos, charitable trust indentures, (b) any and all decedents’ estates where CVCY or any of its Subsidiaries is serving or has served as a co-executor or sole executor, personal representative or administrator or in any similar fiduciary capacity, (c) any and all guardianships, conservatorships or similar positions where CVCY or any of its Subsidiaries is serving or has served as a co-grantor or a sole grantor or a conservator or a co-conservator of the estate, or any similar fiduciary capacity and (d) any and all agency or custodial accounts or similar arrangements, including plan administrator for employee benefit accounts, under which CVCY or any of its Subsidiaries is serving or has served as an agent or custodian for the owner or other party establishing the account with or without investment authority.

BN 79011068v1

(ab)Allowance For Loan Losses. CVCY’s allowance for loan losses is, and the Closing Allowance shall be as of the Closing Date, in compliance with its existing methodology for determining the adequacy of its allowance for loan losses as well as the standards established by GAAP, applicable Governmental Authorities and the Financial Accounting Standards Board and is adequate under all such standards.
(ac)Transactions With Affiliates. Except as Previously Disclosed, there are no existing or pending transactions, nor are there any agreements or understandings, with any shareholders, directors, officers or employees of CVCY or any of its Subsidiaries, relating to, arising from or affecting CVCY or any of its Subsidiaries, including without limitation, any transactions, arrangements or understandings relating to the purchase or sale of goods or services, the lending of monies or the sale, lease or use of any assets of CVCY or any of its Subsidiaries, with or without adequate compensation, in any amount whatsoever. All outstanding loans from CVCY or any of its Subsidiaries to their respective officers and directors have been Previously Disclosed, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the two years immediately preceding the date hereof, and such loans (i) were originated in compliance with all applicable Law, (ii) were made in the ordinary course of business, and on the same terms, including interest rate and collateral, as those prevailing at the time for comparable arms’-length transactions, (iii) did not involve more than the normal risk of collectability or present other unfavorable features, and (iv) were not granted under conditions where the borrower is paying a rate other than that reflected in the note or other relevant credit or security agreement or on which the borrower is paying a rate which was not in compliance with Regulation O of the Federal Reserve Board. All “covered transactions” between Central Valley Community Bank and an “affiliate” within the meaning of Sections 23A and 23B of the Federal Reserve Act have been in material compliance with such provisions.
(ad)Investment Services. Except as Previously Disclosed, neither CVCY nor any of its Subsidiaries provide investment management, investment advisory or sub-advisory services to any Person, including management and advice provided to separate accounts and participation in wrap fee programs that would require CVCY or any of its Subsidiaries to register with the SEC as an investment adviser under the Investment Advisers Act of 1940, as amended. Neither CVCY nor any of its Subsidiaries is (or is required to be) registered as a broker-dealer, a commodity trading advisor, commodity pool operator, futures commission merchant or introducing broker under applicable Law.
(ae)Cannabis. Except as Previously Disclosed, to the Knowledge of CVCY, neither CVCY nor any of its Subsidiaries accepts deposits from, has not originated any Loan to and does not otherwise transact business with any person engaged in the manufacture, production, distribution, sale, or other dispensation of cannabis. To the Knowledge of CVCY, no borrower under any Loan (i) is engaged in the manufacture, production, distribution, sale or other dispensation of cannabis or (ii) leases any assets to any person engaged in the manufacture, production, distribution or dispensation of cannabis. To the Knowledge of CVCY, CVCY and its Subsidiaries have timely and properly filed all mandatory Suspicious Activity Reports as to cannabis and has complied with applicable guidance as to cannabis banking from any Governmental Authority.
(af)Transaction Expenses. Schedule 5.3(gg) of CVCY Disclosure Schedule sets forth a true, accurate and complete list of the reasonably anticipated Transaction Expenses of CVCY as of the date of this Agreement.
(ag)Material Facts. No statement contained in this Agreement as it may be amended or supplemented by the CVCY Disclosure Schedule, or any certificate furnished or to be furnished by or at the direction of CVCY to CWBC or pursuant to the provisions of this

BN 79011068v1

Agreement, contains or shall contain any untrue statement of a material fact or shall omit to state any material fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.
Article VI

COVENANTS
1.1Reasonable Efforts. Subject to the terms and conditions of this Agreement, CWBC, on the one hand, and CVCY, on the other hand, agree to use their commercially reasonable efforts in good faith, to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable Law, so as to permit consummation of the Merger, the Bank Merger and the other transactions contemplated hereby as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby, including the satisfaction of the conditions set forth in Article VII hereof, and shall cooperate fully with the other Parties to that end.
1.2Regulatory Filings.
(a)The Parties shall cooperate with each other and use their reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings (and in the case of the applications, notices, petitions and filings in respect of the Requisite Regulatory Approvals, use their reasonable best efforts to make such filings within thirty (30) days of the date of this Agreement (with the exception of the Registration Statement which is addressed in Section 6.3 below)), to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third Parties and Governmental Authorities, which are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Mergers), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Authorities. CVCY and CWBC shall have the right to review in advance, and, to the extent practicable, each will consult the other on, in each case subject to applicable Law, all the information relating to CVCY or CWBC, as the case may be, and any of their respective Subsidiaries, which appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third Parties and Governmental Authorities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein, and each Party shall consult with the other in advance of any meeting or conference with any Governmental Authority in connection with the transactions contemplated by this Agreement and, to the extent permitted by such Governmental Authority, give the other Party and/or its counsel the opportunity to attend and participate in such meetings and conferences, in each case subject to applicable law. As used in this Agreement, the term “Requisite Regulatory Approvals” shall mean all regulatory authorizations, consents, orders and approvals (and the expiration or termination of all statutory waiting periods in respect thereof) (i) from the Federal Reserve Board, the FDIC, the OCC, and the DFPI, or (ii) set forth in Section 5.2 or Section 5.3 that are necessary to consummate the transactions contemplated by this Agreement (including the Mergers) or those the failure of which to be obtained would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on CVCY or CWBC.
(b)Each Party shall use its reasonable best efforts to resolve any objection that may be asserted by any Governmental Authority with respect to this Agreement or the

BN 79011068v1

transactions contemplated hereby. Notwithstanding the foregoing, nothing contained herein shall be deemed to require CVCY or CWBC or any of their respective Subsidiaries, and neither CVCY nor CWBC nor any of their respective Subsidiaries shall be permitted (without the written consent of the other Party), to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of Governmental Authority that CVCY or CWBC reasonably determines in good faith would or could reasonably be expected to, individually or in the aggregate, materially and adversely reduce the financial benefits of the transactions contemplated hereby to such a degree that CVCY or CWBC would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof or would reasonably be expected to have a Material Adverse Effect on CVCY and its Subsidiaries, taken as a whole, after giving effect to the Mergers (any such condition, restriction or requirement, a “Burdensome Condition”).
(c)The Parties shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Joint Proxy Statement, the Registration Statement or any other statement, filing, notice or application made by or on behalf of the Parties or any of their respective Subsidiaries to any Governmental Authority in connection with the Mergers and the other transactions contemplated by this Agreement.
(d)The Parties shall promptly advise each other upon receiving any communication from any Governmental Authority whose consent or approval is required for consummation of the transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained, or that the receipt of any such approval will be materially delayed.
1.3Registration Statement.
(a)CVCY will prepare a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be promptly filed by CVCY with the SEC in connection with the issuance of the CVCY Common Stock in the Merger (including the notice, proxy statement and prospectus and other joint proxy solicitation materials of CVCY and CWBC constituting a part thereof (the “Joint Proxy Statement”) and all related documents). CVCY and CWBC shall cooperate with the other Party, its counsel and its accountants, in the preparation of the Registration Statement and the Joint Proxy Statement and to use commercially reasonable efforts to cause the filing of the Registration Statement with the SEC within fifty (50) days following the date of this Agreement. CVCY and CWBC shall each use their respective reasonable commercial efforts to cause the Registration Statement and Joint Proxy Statement to comply with the rules and regulations promulgated by the SEC, to respond timely to any comments of the SEC or its staff, and to have the Registration Statement declared effective under the Securities Act as promptly as practicable after it is filed with the SEC.
(b)If at any time before the Effective Time either CVCY or CWBC becomes aware of any event or circumstance that might make it necessary or appropriate to amend or supplement the Registration Statement or Joint Proxy Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law, it shall promptly inform the other Party. CVCY shall also file and use commercially reasonable efforts to cause to become effective any amendment to the Registration Statement, including the Joint Proxy Statement and, if required, and CVCY and CWBC shall mail to its shareholders any such amendment that becomes necessary after the date the Registration Statement is declared effective by the SEC. CVCY will advise CWBC timely after it receives notice thereof, of the time when the Registration Statement has become effective or any

BN 79011068v1

supplement or amendment thereto has been filed, the issuance of any stop order, or any request by the staff of the SEC for amendment of the Registration Statement or Joint Proxy Statement or comments thereon or responses thereto.
(c)Each Party shall notify the other promptly of the receipt of any comments from the SEC or its staff and or any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement or the Joint Proxy Statement or any other filing or for additional information and shall supply the other with copies of all correspondence between such Party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement or the Joint Proxy Statement or other filing. CWBC and CVCY shall each use commercially reasonable efforts to respond promptly to any comments of the SEC or its staff.
(d)CWBC and CVCY shall each use commercially reasonable efforts to cause the Registration Statement, the Joint Proxy Statement and any other materials submitted to SEC in connection with the transactions contemplated by this Agreement to comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable.
(e)The information supplied by CWBC for inclusion in the Registration Statement shall not, at (i) the time the Registration Statement is filed, amended, supplemented or declared effective and (ii) the Effective Time or the date of the CWBC Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(f)The information supplied by the CVCY for inclusion in the Registration Statement shall not, at (i) the time the Registration Statement is filed, amended, supplemented or declared effective and (ii) the Effective Time or the date of the CVCY Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(g)If the SEC requires a tax opinion in connection with the filing of the Registration Statement, (i) CVCY shall use its commercially reasonable efforts to cause its counsel to provide such opinion addressed to CVCY and (ii) CWBC shall use its commercially reasonable efforts to cause its counsel to provide such opinion addressed to CWBC; provided, that the issuance of such opinions shall be conditioned upon the receipt by such counsels of customary representation letters from each of CWBC and CVCY in a form reasonably agreed to by the Parties, and the Parties shall otherwise reasonably cooperate with each other in the issuance of such legal opinions.
1.4NASDAQ Capital Market. CVCY shall use commercially reasonable efforts to cause the shares of CVCY Common Stock issuable in connection with the Merger to be authorized for listing on NASDAQ as of the Closing Date upon notice of issuance.
1.5Press Releases. CVCY and CWBC shall consult with each other before issuing any press release (including any Current Report on Form 8-K with the SEC) with respect to the transactions contemplated hereby or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other Parties, which shall not be unreasonably withheld or delayed; provided, however, that a Party may, without the prior consent of the other Parties (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by law or the rules or regulations of the securities exchange on which it trades, to the extent applicable.

BN 79011068v1

1.6Access; Information.
(a)Upon reasonable notice and subject to applicable Law, each Party, for the purposes of verifying the representations and warranties of the other Party and preparing for the Mergers and the other transactions contemplated by this Agreement, shall, and shall cause each of their respective Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of the other Party, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, personnel, information technology systems, and records, and each shall cooperate with the other Party in preparing to execute after the Effective Time the conversion or consolidation of systems and business operations generally. During such period, each Party shall, and shall cause its respective Subsidiaries to, make available to the other Party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking laws (other than reports or documents that CVCY or CWBC, as the case may be, is not permitted to disclose under applicable Law), and (ii) all other information concerning its business, properties and personnel as such Party may reasonably request. Neither Party nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of such Party’s or its Subsidiaries’, as the case may be, customers, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the Parties) or contravene any Law, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The Parties will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.
(b)All information furnished to CWBC or CVCY pursuant to this Section 6.6 shall be subject to the provisions of the Mutual Confidentiality Agreement, dated as of January 31, 2023, between CVCY and CWBC, as amended (the “Confidentiality Agreement”).
(c)No investigation by any of the Parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other Parties set forth herein.
1.7Acquisition Proposals.
(a)Each Party agrees that it will not, and will cause each of its Subsidiaries their respective directors, officers, employees, agents, advisors and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) to immediately cease any written or oral discussions, negotiations or communication with any other Parties that may be ongoing with respect to the possibility or consideration of any Acquisition Proposal, and will enforce any confidentiality or similar agreement relating to any Acquisition Proposal, including by requesting the other Party to promptly return or destroy any confidential information previously furnished by or on behalf of a Party or any Affiliate thereunder and by specifically enforcing the terms thereof in a court of competent jurisdiction. Each Party has cancelled access to any third party which has been granted access to any virtual or other data room maintained by or on behalf of such Party other than CVCY or CWBC, as applicable, and its Representatives.
(b)From the date of this Agreement through the Effective Time, each Party shall not, and shall cause each of its Subsidiaries and their respective Representatives not to, directly or indirectly through another Person:

BN 79011068v1

(i)solicit, initiate or knowingly encourage (including by way of knowingly furnishing information or assistance), or take any other action designed to facilitate or that could reasonably be expected to result in, any inquiries or the making of any proposal or offer that constitutes, or could reasonably be expected to lead to, any Acquisition Proposal;
(ii)provide any confidential information or data to any Person relating to any Acquisition Proposal;
(iii)participate in any discussions or negotiations regarding any Acquisition Proposal;
(iv)waive, terminate, modify or fail to enforce any provision of any contractual “standstill” or similar obligations of any Person other than CVCY or CWBC, as applicable, or their respective Affiliates;
(v)unless this Agreement has been terminated in accordance with its terms, approve or recommend, propose to approve or recommend, or execute or enter into, any letter of intent, agreement in principle, merger agreement, asset purchase agreement or share exchange agreement, option agreement or other similar agreement (whether written or oral, binding or nonbinding) related to any Acquisition Proposal or propose to do any of the foregoing; or
(vi)make or authorize any statement, recommendation or solicitation in support of any Acquisition Proposal.
(c)Each Party agrees that it will promptly (and, in any event, within 24 hours) notify the other Party if any inquiries, proposals or offers with respect to an Acquisition Proposal are received by, any such information is requested from, or any such discussions or negotiations are sought to be initiated or continued with, such Party or any of its Subsidiaries and their respective Representatives indicating, in connection with such notice, the name of such Person and the material terms and conditions of any proposals or offers (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements) and thereafter shall keep the other Party informed, on a current basis, of the status and terms of any such proposals or offers (including any amendments thereto) and the status of any such discussions or negotiations, including any change in such Party’s intentions as previously notified.
(d)Notwithstanding the foregoing, in the event CWBC receives an unsolicited bona fide written Acquisition Proposal relating to CWBC or any Affiliate or any of its Subsidiaries before the Requisite Shareholder Approval is obtained, and CWBC’s board of directors reasonably concludes in good faith that such Acquisition Proposal constitutes or is reasonably likely to result in a Superior Proposal, CWBC may provide such nonpublic information to the Person making such Superior Proposal and take any action described in this Section 6.7(d) to the extent that its board of directors concludes in good faith (after consultation with its legal counsel) that failure to take such actions would more likely than not be detrimental to the best interests of CWBC’s shareholders. Prior to providing any nonpublic information to the Person making such Superior Proposal, CWBC shall have entered into a confidentiality agreement with such third Party on terms no less favorable to CWBC than the Confidentiality Agreement. CWBC will promptly advise CVCY following receipt of any Superior Proposal of the substance thereof (including the identity of the Person making such Superior Proposal), and will keep CVCY apprised of any related developments, discussions and negotiations (including the terms and conditions of the Superior Proposal) on a current basis.

BN 79011068v1

(e)Neither CWBC nor its Subsidiaries nor their respective boards of directors shall (i) endorse or recommend a Superior Proposal, (ii) modify or amend in a manner adverse to CVCY or withdraw its recommendation that the shareholders of CWBC vote in favor of the approval and adoption of this Agreement, the Merger and the Bank Merger and the transactions contemplated by this Agreement, or (iii) take any other action or make any other public statement in connection with the CWBC Shareholders Meeting inconsistent with such recommendation ((i), (iii) or (iii) being referred to as a “Change in Recommendation”). Notwithstanding the foregoing, CWBC and its Subsidiaries and their respective boards of directors shall be permitted to effect Change in Recommendation if and only to the extent that: (i) CWBC shall have complied in all respects with this Section 6.7 and Section 6.8; (ii) the board of directors of CWBC reasonably determines in good faith, after consultation with its financial adviser and its outside legal counsel, that failure to take such action would more likely than not be detrimental to the best interests of CWBC shareholders; and (iii) if the board of directors of CWBC intends to effect a Change in Recommendation following an Acquisition Proposal, (A) the board of directors of CWBC shall have concluded in good faith, after giving effect to all of the adjustments which may be offered by CVCY pursuant to clause (C) below, that such Acquisition Proposal constitutes a Superior Proposal, (B) CWBC shall notify CVCY, at least four (4) Business Days in advance, of its intention to effect a Change in Recommendation in response to such Superior Proposal (including the identity of the Person making such Acquisition Proposal) and furnish to CVCY a copy of the relevant unredacted proposed transaction agreements with the Person making such Superior Proposal and all other material documents, and (C) prior to effecting such a Change in Recommendation, CWBC shall, during the period following its delivery of the notice referred to in clause (B) above, negotiate with CVCY in good faith for a period of up to four (4) Business Days (to the extent CVCY desires to negotiate) to make such adjustments in the terms and condition of this Agreement so that such Acquisition Proposal ceases to constitute a Superior Proposal. Notwithstanding anything to the contrary contained herein, neither CWBC nor its Subsidiaries shall enter into an agreement providing for an Acquisition Proposal or submit to the vote of its shareholders any Acquisition Proposal other than the Merger and the Bank Merger unless this Agreement has been terminated in accordance with its terms.
(f)Notwithstanding Sections 6.7(a), (b), and (c), in the event CVCY receives an unsolicited bona fide Acquisition Proposal relating to CVCY or any Affiliate or any of its Subsidiaries before the Requisite Shareholder Approval is obtained, CVCY may provide nonpublic information to the Person making such Acquisition Proposal, provided that prior to providing any nonpublic information to the Person making such Acquisition Proposal, CVCY shall have entered into a confidentiality agreement with such third Party on terms no less favorable to CVCY than the Confidentiality Agreement. CVCY will promptly advise CWBC following receipt of any such Acquisition Proposal of the substance thereof (including the identity of the Person making such Acquisition Proposal), and will keep CWBC apprised of any related developments, discussions and negotiations (including the terms and conditions of such Acquisition Proposal) on a current basis.
(g)Neither CVCY nor its Subsidiaries nor their respective boards of directors shall (i) modify or amend in a manner adverse to CWBC or withdraw its recommendation that the shareholders of CVCY vote in favor of the approval and adoption of this Agreement, the Merger and the transactions contemplated by this Agreement, or (ii) take any other action or make any other public statement in connection with the CVCY Shareholders Meeting inconsistent with such recommendation. Additionally, CVCY shall not, and shall cause its Subsidiaries not to, enter into any agreement with any Person subsequent to the date of this Agreement that would restrict CVCY’s ability to comply with any of the terms of this Agreement on a timely basis, including its ability to consummate the Merger and the other transactions contemplated by this Agreement on a timely basis. CVCY agrees that it shall not submit to the vote of its shareholders any Acquisition Proposal or other agreement, or propose

BN 79011068v1

to do so unless such Acquisition Proposal or other agreement requires the completion of the Merger prior to completion of any other Acquisition Proposal or consummation of any other agreement respecting CVCY, and gives CWBC shareholders acquiring CVCY Common Stock in the Merger the same consideration in the Acquisition Proposal, if completed, at the same time such consideration is received by the other shareholders of CVCY.
(h)Each Party agrees that any violation of this Section 6.7 by any Subsidiary or any Affiliate or any Representative of such Party or any of its Subsidiaries shall be deemed a breach of this Section 6.7 by such Party. Each Party acknowledges that this Section 6.7 is a significant inducement for the other Party to enter into this Agreement and the absence of such provision would have resulted in either (i) a material change in the consideration to be paid in the Mergers, or (ii) a failure to induce the other Party to enter into this Agreement.
1.8Approval by Shareholders.
(a)Shareholder Approval.
(i)CVCY and CWBC shall each take all action necessary or appropriate according to applicable Law and its articles and bylaws to call, give notice of, convene and, as soon as promptly practicable, but not later than 50 days after the Registration Statement is declared effective under the Securities Act by the SEC, hold a meeting of its shareholders (for CWBC, the “CWBC Shareholders Meeting,” for CVCY, the “CVCY Shareholders Meeting,” each, a “Shareholders Meeting” and collectively the “Shareholders Meetings”), and use commercially reasonable efforts to solicit proxies to obtain the Requisite Shareholder Approvals. CVCY and CWBC shall each use its commercially reasonable efforts to schedule and convene the Shareholders Meetings on the same day.
(ii) After the execution of this Agreement, the Parties will cooperate to prepare the Joint Proxy Statement. Subject to Section 6.7(e), each Party’s Board of Directors shall at all times prior to and during its Shareholder Meeting, any adjournments and until the Requisite Shareholder Approval is obtained, recommend that the transactions contemplated hereby be adopted and approved and use its commercially reasonable efforts to obtain the Requisite Shareholder Approval. Each Party shall cooperate and keep the other Party informed on a current basis regarding its solicitation efforts and voting results following the dissemination of the Joint Proxy Statement to its shareholders.
(iii)Without limiting the generality of the foregoing, unless this Agreement has terminated in accordance with its terms, this Agreement and the Merger shall be submitted to the shareholders of the Parties at the Shareholder Meeting whether or not (x) its Board of Directors shall have effected a Change in Recommendation or (y) any Acquisition Proposal shall have been publicly proposed or announced or otherwise submitted to a Party or any of its advisors.
(iv)Neither Party shall, without the prior written consent of the other Party, adjourn or postpone its Shareholder Meeting; provided that a Party may, without the prior written consent of the other Party, adjourn or postpone its Shareholder Meeting (A) if, as of the time for which the Shareholder Meeting is originally scheduled (as set forth in the Joint Proxy Statement), there are insufficient shares of represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Shareholder Meeting, (B) after consultation with the other Party, if the failure to adjourn or postpone the Shareholder Meeting would reasonably be expected to be a violation of applicable Law for the distribution of any required supplement or amendment to the Joint Proxy Statement, or (C) after consultation with the other Party, for a single period not to exceed ten (10) Business Days, to solicit additional proxies if necessary to obtain the Requisite Shareholder Approval. During any period of adjournment,

BN 79011068v1

delay or postponement, each Party shall continue in all respects to comply with its obligations under this Section 6.8, and shall in good faith use commercially reasonable efforts (including engaging a proxy solicitor) to obtain the Requisite Shareholder Approval.
(v)Each Party may require the other Party to adjourn, delay or postpone the other Party’s Shareholder Meeting once for a period not to exceed thirty (30) calendar days (but prior to the date that is four (4) Business Days prior to the End Date) to solicit additional proxies necessary to obtain the shareholder approval. Once a Party has established a record date for its Shareholder Meeting, it shall not change such record date or establish a different record date for its Shareholder Meeting without the prior written consent of the other Party, unless required to do so by applicable Law or its articles or bylaws or in connection with a postponement or adjournment of the Shareholder Meeting permitted by this Section 6.8.
(vi)Except with the prior written approval of the other Party, neither Party nor any member of its Board of Directors shall, at its Shareholder Meeting, submit any matters for approval of its shareholders other than the approval of the principal terms of this Agreement and the transactions contemplated hereby (other than matters of procedure, including a customary adjournment proposal to solicit additional proxies if necessary, and matters required by applicable Law to be voted on by the shareholders in connection with the approval of this Agreement and the transactions contemplated hereby).
(b)Obligation Upon Termination. Notwithstanding anything to the contrary contained in this Agreement, neither Party shall not be required to hold its Shareholder Meeting if this Agreement is terminated pursuant to Section 8.1 prior to the scheduled time of such meeting.
(c)     Bank Shareholder Approval.    In addition to holding the Shareholders Meetings as called for in Section 6.8(a) above, CWBC will, as the sole shareholder of Community West Bank, and CVCY, as the sole shareholder of Central Valley Community Bank, shall as promptly as practicable, but in no event not later than the date of the respective CWBC Shareholders Meeting and the CVCY Shareholders Meeting, take all action necessary to approve the Bank Merger in accordance with applicable Law.
1.9Certain Policies and Actions. Prior to the Closing Date, CWBC shall, and shall cause its Subsidiaries to, consistent with GAAP and applicable banking Laws, to the extent requested by CVCY, modify or change its loan, OREO, accrual, reserve, tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of CVCY; provided, however, that (a) no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(c); (b) the recording of any such modification or change shall not be deemed to result in CWBC not satisfying any of the conditions to the obligation of CVCY to consummate the Merger as set forth in Section 7.1 and 7.3; and (c) further provided that in any event, no accrual or reserve made by CWBC or any of its Subsidiaries pursuant to this Section 6.9 shall constitute or be deemed to be a breach or violation of any representation, warranty, covenant or agreement under this Agreement or otherwise be considered in determining whether any such breach or violation shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of CWBC or its management with any such adjustments. CWBC shall tender notices of termination of any vendor agreement requested by CVCY; provided, however, that no such notices need be made prior to the satisfaction of the conditions set forth in Sections 7.1(a) and 7.1(c) unless CVCY agrees to indemnify CWBC for taking any such requested actions. CWBC will use commercially reasonable efforts to negotiate reasonable extensions of its information technology, data processing and other agreements on a

BN 79011068v1

month-to-month basis as requested by CVCY to facilitate the deconversion of systems following the Merger.
1.10Notification of Certain Matters. Each Party shall give prompt notice to the other Parties of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect on CVCY or CWBC, as applicable, (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein, or (c) is reasonably likely to lead to litigation or regulatory action that would delay or prevent the consummation of the transactions contemplated by this Agreement.
1.11Estoppel Letters, Non-Disturbance Agreements and Consents. CWBC shall use its commercially reasonable efforts to obtain and deliver to CVCY at the Closing with respect to all real estate (i) owned by CWBC or any of its Subsidiaries, an estoppel letter dated as of the Closing Date in a form reasonably acceptable to CVCY from each tenant and (ii) leased by CWBC or any of its Subsidiaries, an estoppel letter from each lessor and a non-disturbance agreement from each secured creditor on the property, each in a form reasonably acceptable to CVCY. CWBC shall also obtain and deliver to CVCY at the Closing the waiver, approval and/or consents to assignment for all Material Contracts so identified as requiring consent on the CWBC Disclosure Schedule (the “Consents”). Any fees and charges or other consideration, however designated, that are payable in connection with any Consent or estoppel letter shall be promptly paid by, and shall be the sole responsibility of CWBC. Where required by Law or by agreements with third Parties, CWBC shall use commercially reasonable efforts to obtain from third Parties, prior to the Closing Date, all other consents to the transactions contemplated by this Agreement, where failure to obtain such consents would or would reasonably be expected to have a Material Adverse Effect on CVCY or CWBC or that will or would reasonably be expected to prevent CVCY from realizing any substantial portion of the economic benefits of the transactions contemplated by this Agreement.
1.12Antitakeover Statutes. Each of CVCY and CWBC and their respective boards of directors shall, if any state antitakeover statute or similar statute becomes applicable to this Agreement and the transactions contemplated hereby, take all action reasonably necessary to ensure that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such statute or regulation on this Agreement and the transactions contemplated hereby.
1.13Notice to Customers. On and after the receipt of all regulatory approvals required to consummate the transactions contemplated hereby, CWBC shall, and shall cause its Subsidiaries to, permit CVCY to provide one or more written notices (which may be joint notices from CWBC and CVCY) to customers of CWBC and its Subsidiaries to describe the proposed transactions, the effect on customers and planned transition procedures. CWBC shall have the right to review and approve the substance of any such communications, provided that CWBC shall not unreasonably withhold, delay or condition its approval.
1.14CWBC Financial Statements.
(a)Until the Closing Date, CWBC shall promptly (not later than 21 calendar days after the end of each calendar month) deliver or make available to CVCY true and correct copies of (i) all financial statements provided to CWBC’s shareholders and/or provided to its directors on or after the date hereof and through the Closing Date, (ii) all Reports of Condition and Income required to be submitted to the FDIC with respect to fiscal quarters after December 31, 2022, (iii) its statements of income, comprehensive income, changes in shareholders’ equity and cash flows for all quarters and years ending after December 31, 2022, and (iv) balance sheets for all fiscal quarters and years ending after December 31, 2022. Such financial

BN 79011068v1

statements for years ending after December 31, 2022, shall be audited and shall include an opinion of CWBC’s auditing firm to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the financial position, results of operations and cash flows of CWBC at the date indicated and for such period then ending. Such Reports of Condition and Income shall be prepared in accordance with applicable Federal Financial Institutions Examination Council instructions.
(b)CWBC shall deliver to CVCY copies of all annual management letters and opinions, and shall make available to CVCY for inspection all reviews, correspondence and other documents in the files of CWBC, prepared by RSM US LLP or any other certified public accountant engaged by CWBC and delivered to CWBC since January 1, 2020.
(c)CWBC shall provide to CVCY (i) CWBC’s financial statements as of the final day of the month immediately preceding the month in which the Closing Date occurs (unless the Closing Date occurs during the first week of the month, in which event it shall be determined as of the final day of the month that is two months immediately preceding the Closing Date), and (ii) a certificate of its chief financial officer as to the accuracy of such financial statements and confirming that CWBC is not aware that such financial statements required any material modifications in order to comply with GAAP, including regulatory guidelines and requirements with respect to loan classifications, appraisals and the adequacy of the allowance for loan losses. CVCY shall be permitted reasonable review and inquiry with respect to all elements of the financial statements and the supporting certificate.
1.15CVCY Financial Statements.
(a)Until the Closing Date, CVCY shall promptly (not later than 21 calendar days after the end of each calendar month) deliver or make available to CWBC true and correct copies of all financial statements provided to CVCY shareholders and/or provided to its directors on or after the date hereof and through the Closing Date. Such consolidated financial statements for years ending after December 31, 2022, shall be audited and shall include an opinion of CVCY’s auditing firm to the effect that such financial statements have been prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial position, results of operations and cash flows of CVCY at the date indicated and for such period then ending.
(b)CVCY shall deliver to CWBC copies of all annual management letters and opinions, and shall make available to CWBC for inspection all reviews, correspondence and other documents in the files of CVCY, prepared by Crowe Horwath LLP or any other certified public accountant engaged by CVCY and delivered to CVCY or any of its subsidiaries since January 1, 2020.
1.16Indemnification; Directors and Officers Insurance.
(a)From and after the Effective Time, CVCY shall indemnify and hold harmless, to the fullest extent permitted under applicable Law (and shall also advance expenses as incurred to the fullest extent permitted under applicable Law and the CWBC Articles and the CWBC Bylaws), each present and former director and officer of CWBC and Community West Bank (in each case, when acting in such capacity), determined as of the Effective Time (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of matters existing or occurring at or prior to the Effective Time, including the transactions contemplated by this Agreement; provided that the Indemnified Party

BN 79011068v1

to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification by CVCY.
(b)Any Indemnified Party wishing to claim indemnification under Section 6.16(a), upon learning of any claim, action, suit, proceeding or investigation described above, will promptly notify CVCY; provided that failure to so notify will not affect the obligations of CVCY under Section 6.16(a) unless and to the extent that CVCY is actually and materially prejudiced as a consequence.
(c)The rights of each Indemnified Party under this Section 6.16 shall be in addition to any rights such individual may have under the CWBC Articles and the CWBC Bylaws or any other applicable Law or under any agreement of any Indemnified Party with CWBC. If CVCY or any of its successors or assigns consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger or transfers all or substantially all of its assets to any other entity, then and in each case, CVCY will cause proper provision to be made so that the successors and assigns of CVCY will assume its obligations set forth in this Section 6.16.
(d)Prior to the Effective Time, CWBC shall, or if CWBC is unable to, CVCY as of the Effective Time shall, obtain and fully pay for “tail” insurance with a claims period of at least six (6) years from and after the Effective Time with respect to directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) with benefits and levels of coverage at least as favorable to the Indemnified Parties as CWBC’s existing policies with respect to matters existing or occurring at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided, however, that in no event shall CWBC expend for “tail” insurance policies a premium amount in excess of 250% of the annual premiums on CWBC’s existing policies as of the date of this Agreement (the “Maximum Amount”). If the Parties for any reason fail to obtain such “tail” insurance policies as of the Effective Time, CVCY shall continue to maintain in effect for a period of at least six (6) years from and after the Effective Time the D&O Insurance in place as of the date of this Agreement with benefits and levels of coverage at least as favorable to the Indemnified Parties as provided in CWBC’s existing policies as of the date of this Agreement, or CVCY shall purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable to the Indemnified Parties as provided in CWBC’s existing policies as of the date of this Agreement; provided, however, that in no event shall the Parties be required to expend for such policies an annual premium amount in excess of the Maximum Amount; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, CVCY or CWBC shall obtain a policy with the greatest coverage available for a cost not exceeding such amount.
(e)The provisions of this Section 6.16 are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party as if he or she was a party to this Agreement.
1.17Benefit Plans.
(a)At the Effective Time, CWBC shall, and shall take all action necessary to cause its Subsidiaries to, terminate any and all 401(k) plans maintained by any of them, and terminate participation in any other CWBC Benefit Plans that CVCY may specify to CWBC at least 30 days prior to the Effective Time. Prior to the Effective Time, CWBC shall, and shall cause its Subsidiaries to, take all action necessary to fully vest participants in their account balances under any and all 401(k) plans maintained by any of them. Such actions shall include, but shall not be limited to, the adoption by CWBC Board prior to the Closing of a resolution in a form and substance satisfactory to CVCY. The Parties will use reasonable best efforts to

BN 79011068v1

ensure that each Former CWBC Employee who receives an “eligible rollover distribution” (within the meaning of Section 402(c)(4) of the Code) from a CWBC Benefit Plan will be eligible to rollover such distribution, including any participant loan thereunder, into an account established under a tax-qualified defined contribution plan that is maintained by CVCY, but subject to the terms and conditions governing the acceptance of rollover contributions by the recipient plan.
(b)CVCY agrees that as of and following the Effective Time, the employees of CWBC and its Subsidiaries as of the Effective Time who continue to be employed by Central Valley Community Bank after the Effective Time or who are offered and who accept employment with Central Valley Community Bank (collectively, the “Former CWBC Employees”) shall be eligible to participate in the employee benefit plans of Central Valley Community Bank in which the similarly situated employees of Central Valley Community Bank participate, to the same extent as such similarly situated employees of Central Valley Community Bank participate.
(c)With respect to each employee benefit plan, program or arrangement of CVCY or Central Valley Community Bank of general applicability (the “CVCY Benefit Plans”), CVCY agrees that for purposes of determining eligibility to participate, vesting and benefits (other than benefit accruals under any defined benefit pension plan), service with CWBC and its Subsidiaries shall be treated as service with Central Valley Community Bank; provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. To the extent permitted by any insurer of an CVCY Benefit Plan, CVCY shall cause such CVCY Benefit Plan to waive: (i) any pre-existing condition restriction that did not apply under the terms of any analogous CWBC Benefit Plan immediately prior to the Effective Time; and (ii) any waiting period limitation or evidence of insurability requirement which would otherwise be applicable to a Former CWBC Employee on or after the Effective Time to the extent such Former CWBC Employee had satisfied any similar limitation or requirement under an analogous CWBC Benefit Plan prior to the Effective Time. In addition, to the extent permitted by an insurer of a CVCY Benefit Plan, CVCY shall cause Central Valley Community Bank to cause deductibles, co-payments and out-of-pocket maximums paid on or before the Effective Time by or on behalf of any Former CWBC Employee (or covered dependent thereof) to be taken into account for purposes of satisfying the corresponding deductibles, co-payments, and out-of-pocket maximum provisions as though such amounts had been paid in accordance with the terms and conditions of the CVCY Benefit Plan; provided, however, if any Former CWBC Employee is denied or delayed coverage CVCY shall pay (subject to employee contribution requirements) for such Former CWBC Employee’s COBRA coverage.
(d) CWBC shall use its best commercial efforts to enter into an agreement (each an “Employee Pre-Closing Agreement”), on or before the Closing Date and effective upon the Closing Date, with each employee who would be entitled to any payment of benefits (each an “Applicable CWBC Employee”) under an employment agreement, salary continuation agreement or other similar agreement or arrangement with CWBC and/or CWB (“CWBC Change of Control Agreements”) upon an involuntary termination, termination for “good reason” (or similar term), or voluntary termination, following a change of control that would be paid by CWBC or its successor, in form and substance reasonably satisfactory to CVCY with its input prior to execution, pursuant to which, among others, (i) all or a portion of unvested or vested benefits that would otherwise be payable upon termination of employment following a change of control would be paid upon the Closing Date, provided that such payment made under this subsection (i) would not result in an “excess parachute payment” (within the meaning of Section 280G of the Code and the regulations promulgated thereunder), (ii) any benefit that would result in a Parachute Payment or would not otherwise be paid upon the Closing Date under subsection (i) would be forfeited, (iii) the related CWBC Change of Control Agreements

BN 79011068v1

would terminate effective on the Closing Date, and (iv) the employee subject to such agreement would unconditionally release CVCB, CWB and their successors and assigns from all claims.
(e)As soon as reasonably practicable after the Effective Time, CVCY (or CWBC through its payroll process directed by CVCY immediately prior to the Effective Time) will provide a severance benefit to each employee of CWBC who was employed immediately before the Effective Time (except for any employee who is a party to any written agreement relating to severance which agreement has been provided to CVCY or who enters into an employment agreement with CVCY or Central Valley Community Bank effective on or after the Closing Date) and whose employment is terminated involuntarily (either at or within 12 months after the Closing Date), other than for Cause, or who resigns such employee’s employment for Good Reason (within six (6) months after the Closing Date), in a lump sum payment equal to four weeks of such employee’s regularly scheduled base salary or base wages at the time of termination of employment plus an additional two weeks salary for every year of completed service before the Closing Date (prorated for partial year), up to a maximum of six (6) months in the aggregate.
(f)Prior to the Effective Time, CVCY will consider, in consultation with CWBC, establishing an employee retention program and allocating pursuant to such program cash awards to certain Community West Bank employees to remain in the employ of Community West Bank through the Closing and/or through completion of the system integration process between Community West Bank, on the one hand and Central Valley Community Bank, on the other hand.
(g)Notwithstanding anything to the contrary contained herein, this Section 6.17 shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Section 6.17. In no event shall the terms of this Agreement be deemed to (i) establish, amend, or modify any CWBC Benefit Plan or any other benefit plan, program, agreement or arrangement maintained or sponsored by CVCY, or (ii) confer upon any current or former employee or other service provider of CWBC or its Subsidiaries any right to employment or continued employment or continued service with CVCY or Central Valley Community Bank or constitute or create an employment or agreement with, or modify the at-will status of any, employee or other service provider.
1.18Rule 16b-3. CVCY shall, prior to the Effective Time, take all such actions as may be required to cause the transactions contemplated by Article III and any other dispositions of equity securities of CWBC (including derivative securities) or acquisitions of equity securities of CVCY in connection with this Agreement by each individual who at the Effective Time is or will become a director or executive officer of CVCY subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act. In further of the foregoing, prior to the Effective Time, (i) the CVCY Board shall adopt resolutions that specify (A) the name of each individual whose acquisition of shares of CVCY Common Stock is to be exempted, (B) the number of shares of CVCY Common Stock to be acquired by each such individual and (C) that the approval is granted for purposes of exempting the acquisition from Section 16(b) of the Exchange Act under Rule 16b-3(d) of the Exchange Act.
1.19Corporate Governance.
(a)CVCY Board and CVCB Board. Effective as of the Effective Time, the number of directors that will comprise the full CVCY Board and the full CVCB Board shall each be fifteen (15). Of the members of the initial CVCY Board and the initial CVCB Board as of the Effective Time, nine (9) shall be members of the CVCY Board and the CVCB Board,

BN 79011068v1

respectively, as of immediately prior to the Effective Time, designated by CVCY and agreeable to CWBC, and six (6) shall be members of the CWBC Board and CWB Board, respectively, as of immediately prior to the Effective Time, designated by CWBC and reasonably agreeable to CVCY. Effective as of the Effective Time, Daniel Doyle shall continue to serve as the Chairman of the CVCY Board and the CVCB Board, and Robert H. Bartlein shall be appointed the Vice Chairman of the CVCY Board and the Vice Chairman of the CVCB Board. Such individuals shall serve until the first annual meeting of shareholders of CVCY and Central Valley Community Bank following the Effective Time and until his or her respective successor is elected and qualified. CVCY shall include such individuals on the list of nominees for director presented by the CVCY Board and for which the CVCY Board shall solicit proxies at the first annual meeting of shareholders of CVCY following the Effective Time and shall cause such individuals to be reelected to the CVCB Board at the first annual meeting of shareholders of Central Valley Community Bank following the Effective Time, provided that such nomination, solicitation and reelection would not violate the fiduciary duties of the CVCY Board. Prior to the Effective Time, the CVCY shall take all actions necessary to amend the CVCY Bylaws and cause Central Valley Community Bank to amend the CVCB Bylaws to effect the increase to the size of the CVCY Board and CVCB Board in accordance with the provisions of this Section 6.19(a) effective as of the Effective Time.
(b)Executive Committee. CVCY shall take all action necessary to establish an executive committee (the “Executive Committee”) of the CVCY Board as of the Effective Time, which shall operate from and after the Effective Time and, subject to the limitations contained in the CGCL, the CVCY Bylaws and the CVCY Articles, possess and exercise such powers and functions of the CVCY Board in the management and direction of the affairs of CVCY as may be delegated to it by the CVCY Board in compliance with applicable Law. As of the Effective Time, the Executive Committee shall be comprised of five (5) members of the CVCY Board, and the initial members of the Executive Committee shall be Daniel Doyle, Robert H. Bartlein, James W. Lokey, and two (2) directors serving on the CVCY Board as of immediately prior to the Effective Time, which will be identified by CVCY prior to the Effective Time. As of the Effective Time, James J. Kim, as the Chief Executive Officer of CVCY, and Martin E. Plourd, as the President of CVCY, shall serve as the initial advisors to the Executive Committee.
(c)Management Team. Effective as of the Effective Time, James J. Kim shall continue to serve as the Chief Executive Officer of CVCY and Central Valley Community Bank, and Martin E. Plourd shall be appointed the President of CVCY subject to the terms and conditions of the employment agreement to be entered into concurrently with this Agreement.
1.20Transaction Expenses. Based upon the final bills or estimates of such final bills, unless otherwise agreed to by the Parties, each Party and its respective Subsidiaries shall have paid or accrued for (i) all severance benefits to employees of such Party and its Subsidiaries, whether under an employment agreement, arrangement or otherwise, where the employee’s employment with such Party or any of its Subsidiaries will terminate as of the Effective Time; (ii) payments for retention incentives and accelerated benefits (net of amounts previously accrued by CWBC) to employees of such Party and its Subsidiaries approved by the other Party that will be made on or prior to the Effective Time; (iii) all Professional Expenses; (iv) for CWBC, the cost of purchasing the D&O Insurance as provided for in Section 6.16; (v) any termination fees payable under Material Contracts of such Party as to which CVCY and CWBC have provided their agreement to terminate as of the Effective Time; (vi) fees incurred on or prior to the Effective Time for the conversion of CWBC data processing systems to CVCY systems (whether or not the conversion occurs before or after the Effective Time); and (vii) the costs of any mailing of the Joint Proxy Statement to shareholders of such Party (collectively, the “Transaction Expenses”) in full prior to the Effective Time.

BN 79011068v1

1.21Delisting. Each of the Parties agrees to cooperate with the other Party in taking, or causing to be taken, all actions necessary to delist the CWBC Common Stock from the Nasdaq Stock Market and terminate its registration under the Exchange Act; provided that such delisting and termination shall not be effective until at or after the Effective Time.
1.22Reorganization. Neither CWBC nor CVCY will take any action, or fail to take any action, that would prevent the Mergers from qualifying as a reorganization pursuant to Section 368(a) of the Code.
Article VII

CONDITIONS TO CONSUMMATION OF THE TRANSACTION
1.1Conditions to Each Party’s Obligation to Effect the Transactions Contemplated Hereby. The respective obligation of each of the Parties to consummate the transactions contemplated hereby (the “Closing”) is subject to the fulfillment or, to the extent permitted by applicable Law, written waiver by the Parties prior to the Closing Date, of each of the following conditions:
(a)Regulatory Approvals. All Requisite Regulatory Approvals shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated, and no such Requisite Regulatory Approval shall have resulted in the imposition of any Burdensome Condition.
(b)No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits or makes illegal consummation of the transactions contemplated hereby.
(c)Corporate Approvals. This Agreement, the Merger and the transactions contemplated herein shall have been duly approved by (i) the CWBC Shareholder Approval, and (ii) the CVCY Shareholder Approval. The Bank Merger shall have been duly approved by the CVCB Board and CWB Board, and the respective shareholders of Central Valley Community Bank and Community West Bank.
(d)Effectiveness of Registration Statement. The Registration Statement shall have been declared effective by the SEC pursuant to the Securities Act and the Registration Statement shall not be subject to any stop order, and no action, suit, proceeding or investigation seeking a stop order or to suspend the effectiveness of the Registration Statement shall have been initiated and be continuing or have been threatened in writing and be unresolved.
(e)NASDAQ Listing. The shares of CVCY Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing on the NASDAQ.
1.2Conditions to Obligations of CWBC. The obligations of CWBC to consummate the transactions contemplated hereby are also subject to the fulfillment or written waiver by CWBC prior to the Closing Date of each of the following conditions:
(a)Representations and Warranties. The representations and warranties of CVCY set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except where the failure to be so true

BN 79011068v1

and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, provided that the representations of CVCY set forth in the first five sentences of Section 5.3(a) and Section 5.3(d) shall be true and correct as of such dates in all respects, and CWBC shall have received a certificate or certificates, dated the Closing Date, signed on behalf of CVCY by the Chief Executive Officer and the Chief Financial Officer, to such effect.
(b)Performance of Obligations of CVCY. CVCY shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and CWBC shall have received a certificate or certificates, dated on the Closing Date, signed on behalf of CVCY by the Chief Executive Officer and the Chief Financial Officer of CVCY to such effect.
(c)Cooperation Agreements. Each of the directors of CVCY and those executive officers of CVCY identified on Schedule 7.2(c) shall have executed a Cooperation Agreement and no breaches of any of its terms shall have occurred.
(d)No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes, occurrences or states of facts, has resulted in or would reasonably be expected to result in, a Material Adverse Effect on CVCY.
(e)Tax Opinion. CWBC shall have received the opinion of Husch Blackwell LLP, counsel to CWBC, dated as of the Closing Date, to the effect that the Mergers shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to CWBC shall be entitled to rely upon customary assumptions and representation letters provided by CWBC and CVCY. In furtherance of such opinion, CWBC shall take reasonable steps to ensure that not less than forty percent (40%) of the consideration for CWBC shares shall be in the form of shares of stock in CVCY.
(f)CVCY and CVCB Director Resignations and Appointments. The following shall have occurred and written proof thereof, in such form as is acceptable to CWBC, shall have been delivered to CWBC confirming that such action and that such action has not been revoked, rescinded, or mended and is in full force and effect as of the Effective Time:
(i)The CVCY Board and the CVCB Board shall have resolved to fix the number of directors of the CVCY Board and the CVCB Board within the number authorized in the Bylaws of CVCY and CVCB, respectively, at fifteen (15) in accordance with Section 6.19;
(ii)All directors of CVCY Board and of CVCB Board, if any, shall have resigned from their respective positions as of the Effective Time to permit the persons designated by CWBC (and agreeable to CVCY) to be appointed to the CVCY Board and CVCB Board as of the Effective Time in accordance with Section 6.19;
(iii)The CVCY Board and the CVCB Board shall have resolved to appoint the six (6) persons designated by CWBC (and agreeable to CVCY) to the CVCY Board and CVCB Board, respectively, as of the Effective Time, in accordance with Section 6.19; and
(iv)The CVCY Board and CVCB Board shall resolved to appoint the persons specified in Section 6.19 to the respective executive officer positions with CVCY and/or CVCB, as of the Effective Time, as specified in Section 6.19.

BN 79011068v1

(g)Employment Agreement. The employment agreement in substantially the form of Exhibit F hereto that was executed and delivered by Martin Plourd simultaneously with the execution of this Agreement, shall be in full force and effect as of the Effective Time and shall not have been rescinded nor amended without CWBC’s and CVCY’s prior written approval.
(h)Delivery of the Aggregate Merger Consideration and Cash In Lieu of Fractional Shares.  In accordance with Section 3.2(c), CVCY shall have deposited with the Exchange Agent the Aggregate Merger Consideration plus an additional amount of cash sufficient to deliver to the CWBC shareholders any cash in lieu of fractional shares payable pursuant to Section 3.1(b) (which deposit shall have been confirmed in writing to CWBC in such form as reasonable acceptable to CWBC).
(i)Other Actions. CVCY shall have furnished CWBC with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.2 as CWBC may reasonably request.
1.3Conditions to Obligation of CVCY. The obligations of CVCY and Central Valley Community Bank to consummate the Merger and the other transactions contemplated hereby is also subject to the fulfillment or written waiver by CVCY and Central Valley Community Bank prior to the Closing Date of each of the following conditions:
(a)Representations and Warranties. The representations and warranties of CWBC set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), except where the failure to be so true and correct (without giving effect to any limitation as to “materiality” or “Material Adverse Effect” set forth therein), individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect, provided that the representations of CWBC set forth in the first three sentences in Section 5.2(a), the second sentence of Section 5.2(d), Section 5.2(e)(i) and Section 5.2(e)(ii) shall be true and correct as of such dates in all respects, and CVCY shall have received a certificate, dated the Closing Date and signed on behalf of CWBC by its Chief Executive Officer and the Chief Financial Officer, to such effect.
(b)Performance of Obligations of CWBC. CWBC shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and CVCY shall have received a certificate, dated on the Closing Date, signed on behalf of CWBC by the Chief Executive Officer and the Chief Financial Officer of CWBC to such effect.
(c)Benefits Summary Acknowledgements. CVCY shall have received a Benefits Summary Acknowledgment, in the form attached hereto as Exhibit E, executed by each Key Employee and each member of the CWBC Board.
(d)Cooperation Agreements. Each of the directors of CWBC and each Key Employee shall have executed a Cooperation Agreement and no breaches of any of its terms shall have occurred.
(e)Tax Opinion. CVCY shall have received the opinion of Buchalter, counsel to CVCY, dated as of the Closing Date, to the effect that the Mergers shall be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, counsel to CVCY shall be entitled to rely upon customary assumptions and representation letters provided by CWBC and CVCY. In furtherance of such opinion, CWBC shall take

BN 79011068v1

reasonable steps to ensure that not less than forty percent (40%) of the consideration for CWBC shares shall be in the form of shares of stock in CVCY.
(f)FIRPTA Certificate. CWBC shall have delivered to CVCY a properly executed statement from CWBC that meets the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h)(1), dated as of the Closing Date and in form and substance satisfactory to CVCY.
(g)Director Resignations. CVCY shall have received written resignations from all of the directors of CWBC and Community West Bank as of the Effective Time.
(h)Regulatory Actions. Neither CVCY nor any of its Subsidiaries shall be, as a result of the Mergers, subject to any memorandum of understanding, cease and desist order or other material agreement with any Governmental Authority (“Regulatory Actions”). In the event that CWBC or any of its Subsidiaries is subject to any Regulatory Action that is not terminated before or in connection with the Mergers, the condition contemplated by this provision shall be deemed to have not been satisfied.
(i)No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, circumstance, change, occurrence or state of facts that, individually or in the aggregate with all such other events, circumstances, changes occurrences or states of facts, has resulted in or would reasonably be expected to result in, a Material Adverse Effect on CWBC.
(j)Employee Pre-Closing Agreements. CWBC shall deliver to CVCY a fully-executed Employee Pre-Closing Agreement for each Applicable CWBC Employee.
(k)Other Actions. CWBC shall have furnished CVCY with such certificates of their respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 7.1 and 7.3 as CVCY may reasonably request.

Article VIII

TERMINATION
1.1Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned, whether or not the CWBC Shareholder Approval or the CVCY Shareholder Approval has been obtained, at any time prior to the Effective Time as follows:
(a)Mutual Consent. By the mutual consent of CVCY and CWBC in a written instrument authorized by the CVCY Board and the CWBC Board.
(b)Breach.
(i)By CWBC, if CWBC is not in material breach of any of the terms of this Agreement, in the event of a material breach by CVCY of any representation, warranty, covenant or agreement contained herein, which breach, individually or together with all such other than uncured breaches (A) cannot be or has not been cured within the sooner to occur of: (1) June 30, 2024 (as applicable, the “End Date”), or (2) thirty (30) calendar days after the giving of written notice to the breaching Party or Parties of such breach, and (B) would entitle CWBC not to consummate the transactions contemplated hereby under Section 7.2(a) or 7.2(b).

BN 79011068v1

(ii)By CVCY, if CVCY is not in material breach of any of the terms of this Agreement, in the event of a material breach by CWBC of any representation, warranty, covenant or agreement contained herein, which breach, individually or together with all such other then uncured breaches (A) cannot be or has not been cured within the sooner to occur of: (1) the End Date, or (2) thirty (30) calendar days after the giving of written notice to the breaching Party or Parties of such breach, and (B) would entitle CVCY not to consummate the transactions contemplated hereby under Section 7.3(a) or 7.3(b).
(c)Delay. By either CVCY or CWBC in the event that the transactions contemplated hereby are not consummated by the End Date (with an automatic extension by a period of 90 days if the condition set forth at Section 7.1(a) (Regulatory Approvals) has not been satisfied by the End Date and any related application is pending at such time), except to the extent that the failure of the transactions contemplated hereby then to be consummated by such date shall be due to the failure of the Party seeking to terminate pursuant to this Section 8.1(c) to perform or observe the covenants and agreements of such Party set forth in this Agreement.
(d)No Regulatory Approval. By either CVCY or CWBC in the event any Requisite Regulatory Approval required for consummation of the transactions contemplated hereby shall have been denied by final non-appealable action of such Governmental Authority or an application therefor shall have been permanently withdrawn at the request of a Governmental Authority, or by CVCY or CWBC in the event the Requisite Regulatory Approval of any Governmental Authority required for consummation of the transactions contemplated hereby will not be granted without the imposition of a Burdensome Condition; provided, however, that no Party shall have the right to terminate this Agreement pursuant to this Section 8.1(d) if such denial shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants of such Party set forth herein.
(e)No Shareholder Approval. By either CVCY or CWBC, if a vote shall have been taken at a duly convened CVCY Shareholders Meeting or CWBC Shareholders Meeting, as the case may be, and the either the CVCY Shareholder Approval or the CWBC Shareholder Approval shall not have been obtained.
(f)Issues with CWBC Shareholders Meeting. By CVCY, upon written notice to CWBC, if (i) CWBC shall have (A) failed to recommend approval of the principal terms of the Merger at the CWBC Shareholders Meeting in accordance with Section 6.8(a)(ii) or (B) materially breached its obligations under this Agreement by reason of a failure to (1) call and hold the CWBC Shareholders Meeting in accordance with Section 6.8(a)(i), (2) prepare and mail to its shareholders the Joint Proxy Statement in accordance with Section 6.8(a)(ii), or (3) comply with the provisions of Section 6.7; or (ii) there shall have occurred a Change of Recommendation by the CWBC Board or CWBC, whether or not permitted by the terms hereof.
(g)Issues with CVCY Shareholders Meeting. By CWBC, upon written notice to CVCY, if (i) CVCY shall have (A) failed to recommend approval of the principal terms of the Merger at the CVCY Shareholders Meeting in accordance with Section 6.8(a)(ii) or (B) materially breached its obligations under this Agreement by reason of a failure to (1) call and hold the CVCY Shareholders Meeting in accordance with Section 6.8(a)(i), (2) prepare and mail to its shareholders the Joint Proxy Statement in accordance with Section 6.8(a)(ii), or (3) comply with the provisions of Section 6.7; or (ii) there shall have occurred a Change of Recommendation by the CVCY Board or CVCY, whether or not permitted by the terms hereof.
(h)Notice of Termination. In the event a Party elects to effect any termination pursuant to Section 8.1(b) through (i) above, it shall give written notice to the other Party specifying the basis for such termination.

BN 79011068v1

1.2Liabilities and Remedies; Liquidated Damages; Expense Reimbursement.
(a)If this Agreement is terminated pursuant to the provisions of Section 8.1 hereof, then this Agreement shall become void and have no effect, and no Party to this Agreement or any of their respective Subsidiaries or any of the officers or directors of any of them will have any further liability or obligation under this Agreement; provided, however, that (i) no such termination shall relieve any Party of any liability or damages resulting from any willful breach of this Agreement or any actual and intentional misrepresentation of a material existing fact with respect to any representation or warranty in Section 5.2 or Section 5.3, made by such Party; and (ii) the provisions of Section 6.5 (Press Releases), Section 6.6 (Access; Information), this Section 8.2 and Article IX shall survive any such termination.
(b)In the event of a material breach by any Party (or a material breach of a Cooperation Agreement) of any of its covenants or agreements contained herein or therein, any other Party shall be entitled, without terminating this Agreement, to specifically enforce the terms hereof against the breaching Party. Each Party acknowledges that there is not an adequate remedy at law to compensate the other Party relating to the non-consummation of the Merger. To this end, each Party, to the extent permitted by law, irrevocably waives any bond or any defense it might have based on the adequacy of a remedy at law which might be asserted as a bar to specific performance, injunctive relief or other equitable relief.
(c)Notwithstanding the foregoing, CWBC shall be obligated to pay CVCY, in immediately available funds, the Termination Fee as agreed upon liquidated damages as follows:
(i)if CVCY shall terminate this Agreement pursuant to Section 8.1(f), CWBC shall pay the Termination Fee on the Business Day following such termination;
(ii)if (A) either Party shall terminate this Agreement pursuant to Section 8.1(e) because the CWBC Shareholder Approval has not been received and (B) at any time after the date of this Agreement and at or before the date of the CWBC Shareholders Meeting an Acquisition Proposal, whether or not an Acquisition Proposal received prior to the date hereof, shall have been made or renewed to CWBC or the CWBC Board, publicly announced or otherwise becomes publicly known (“CWBC Proposal”), and (C) if within twelve (12) months after the date of such termination of this Agreement, CWBC or any of its Subsidiaries executes any definitive agreement that entails an Acquisition Proposal with respect to such CWBC Proposal, then CWBC shall pay CVCY the Termination Fee upon the date of execution of such definitive agreement contemplated by such Acquisition Proposal; and
(iii)if (A) either Party shall terminate this Agreement pursuant to Section 8.1(c) or if CVCY shall terminate this Agreement pursuant to Section 8.1(b)(ii), and (B) at any time after the date of this Agreement and before such termination there shall have been made or renewed a CWBC Proposal, and (C) if within twelve (12) months after the date of such termination of this Agreement, CWBC or any of its Subsidiaries executes any definitive agreement that entails an Acquisition Proposal with respect to such CWBC Proposal, then CWBC shall pay CVCY the Termination Fee upon the date of execution of such definitive agreement contemplated by such Acquisition Proposal.
(d)Notwithstanding anything to the contrary set forth in this Agreement, in any circumstances in which CVCY receives payment of the Termination Fee in accordance with this Section 8.2, the receipt of such Termination Fee shall constitute the sole and exclusive remedy of CVCY and its former, current or future Affiliates, shareholders, officers, directors and other related parties (collectively, “Related Parties”) of CVCY and its Related Parties against CWBC or any of its Related Parties for any and all damages suffered or incurred as a

BN 79011068v1

result of the failure of the transactions contemplated by this Agreement to be consummated or for a breach or failure to perform hereunder (whether willfully, intentionally, unintentionally or otherwise) or otherwise arising out of, or directly or indirectly relating to, this Agreement.
(e)With respect to the liquidated damages provided in this Section, the Parties agree that it would be impracticable or extremely difficult to fix actual damages. Each Party acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other Party would not enter into this Agreement; accordingly, if the Party that owes a payment pursuant to this Section 8.2 fails to promptly pay the amount due pursuant to this Section 8.2, and, in order to obtain such payment, another Party commences a suit that results in a final, non-appealable judgment against such owing Party for the applicable amount set forth in this Section 8.2 or any portion of such fee, such owing Party shall pay to the other Party its costs and expenses (including attorneys’ fees) in connection with such suit, together with interest on the amount of the fee at the prime rate published in The Wall Street Journal on the date such payment was required to be made through the date of payment.
Article IX

MISCELLANEOUS
1.1Survival of Representations, Warranties and Agreements. The representations, warranties, covenants and agreements of the Parties set forth in this Agreement shall not survive the Effective Time (other than agreements or covenants contained herein that by their terms are to be performed in whole or in part after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than this Article IX, Section 6.6, Section 6.7 and Section 8.2, which shall survive such termination).
1.2Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived, by the Party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the Parties executed in the same manner as this Agreement.
1.3Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered (including by electronic means) to the other Parties, it being understood that each Party need not sign the same counterpart. A facsimile or electronic scan in “PDF” format of a signed counterparty of this Agreement will be sufficient to bind the Party or Parties whose signature(s) appear thereon.
1.4Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of California applicable to contracts made and entirely to be performed within such state, without regard to any applicable conflicts of law principles that would require the application of the laws of any other jurisdiction.
1.5Waiver of Jury Trial. Each Party acknowledges and agrees that any controversy that may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each Party hereby irrevocably and unconditionally waives any right such Party may have to a trial by jury in respect of any litigation, directly or indirectly, arising out of, or relating to, this Agreement, or the transactions contemplated by this Agreement. Each Party certifies and acknowledges that (a) no representative, agent or attorney of any other Party has represented, expressly or otherwise, that such other Party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each Party understands and has considered the implications of this waiver, (c) each Party makes this waiver voluntarily and (d) each Party has been induced to enter

BN 79011068v1

into this Agreement by, among other things, the mutual waivers and certifications in this Section 9.5.
1.6Expenses. Except as otherwise provided for in Section 8.2, each Party will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either Party’s rights to recover any liabilities or damages arising out of the other Party’s fraud or willful breach of any provision of this Agreement.
1.7Notices. All notices, requests and other communications hereunder to a Party shall be in writing and shall be deemed given if personally delivered, emailed or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such Party at its address set forth below or such other address as such Party may specify by notice to the Parties.
If to CVCY:
Central Valley Community Bancorp
7100 North Financial Drive, Suite 101
Fresno, California 93720
Attention: James J. Kim, President & Chief Executive Officer
Email: James.Kim@cvcb.com
With a copy to:
James K. Dyer, Jr., Esq.
Buchalter
500 Capitol Mall, Suite 1900
Sacramento, California 95814
Email: jdyer@buchalter.com
If to CWBC to:
Community West Bancshares
445 Pine Avenue
Goleta, California 93117
Attn: Martin E. Plourd, President & Chief Executive Officer
Email: mplourd@communitywestbank.com
With a copy to:
Arthur C. Coren, Esq.
Husch Blackwell LLP
355 South Grand Avenue, Suite 2850
Los Angeles, CA 90071
Email: arthur.coren@huschblackwell.com

1.8Entire Understanding; No Third-Party Beneficiaries. This Agreement, the Cooperation Agreements, and the Confidentiality Agreement represent the entire understanding of the Parties and thereto with reference to the transactions contemplated hereby, and this Agreement, the Cooperation Agreements, and the Confidentiality Agreement supersede any and all other oral or written agreements heretofore made. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties, their respective successors,

BN 79011068v1

or, with respect to Section 6.16, the present and former directors and officers of CWBC, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
1.9Severability. If any provision of this Agreement or the application thereof to any person or circumstance is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions, or the application of such provision to persons or circumstances other than those as to which it has been held invalid or unenforceable, will remain in full force and effect and will in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination, the Parties will negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the Parties.
1.10Enforcement of the Agreement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.
1.11Waiver of Conditions. The conditions to each of the Parties’ obligations to consummate the Merger are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable Law.
1.12Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.
1.13Assignment. No Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns.
1.14Alternative Structure. Notwithstanding any provision of this Agreement to the contrary, CVCY may at any time, subject to the filing of all necessary applications and the receipt of all required regulatory approvals, modify the structure of the acquisition of CWBC set forth herein, including to provide for a merger of a newly formed subsidiary of CVCY with and into CWBC or any of its Subsidiaries, followed by the merger of CWBC with and into CVCY as part of an integrated transaction, provided that the consideration to be paid to the holders of CWBC Common Stock is not thereby changed in kind or reduced in amount as a result of such modification. In the event CVCY elects to make any such changes, the Parties agree to execute appropriate documents to reflect the change.
[Signature Page Follows]

BN 79011068v1

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

CENTRAL VALLEY COMMUNITY BANCORP
By: /s/ James J. Kim____________________
Name: James J. Kim
Title: President and Chief Executive Officer

COMMUNITY WEST BANCSHARES
By: /s/ Martin E. Plourd___________________
Name: Martin E. Plourd
Title: President and Chief Executive Officer

EXHIBIT A-1
FORM OF DIRECTOR COOPERATION AGREEMENT (CWBC)

(Attached)

BN 79011068v1

DIRECTOR COOPERATION AGREEMENT
(COMMUNITY WEST BANCSHARES)

THIS DIRECTOR COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2023 (the “Agreement Date”), by and between Central Valley Community Bancorp, a California corporation (“CVCY”), Community West Bancshares, a California corporation (“CWBC”), and the undersigned director of CWBC (“Director”).

WHEREAS, CVCY and CWBC are entering into an Agreement and Plan of Reorganization and Merger, dated as of approximately even date herewith (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which CWBC will merge with and into CVCY on the terms and conditions set forth therein (the “BHC Merger”) and, in connection therewith, all issued and outstanding shares of the CWBC Common Stock will be exchanged for shares of the CVCY Common Stock in the manner set forth therein. The BHC Merger is subject to, among other things, the affirmative vote of the holders of a majority of the outstanding shares of CVCY Common Stock and CWBC Common Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Certain defined terms are set forth on Exhibit A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

WHEREAS, immediately after the BHC Merger, Community West Bank, N.A., a national banking association and a wholly-owned subsidiary of CWBC (“Community West Bank, N.A.”), will merge with and into Central Valley Community Bank, a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (“Bank Merger” and together with the BHC Merger, the “Mergers”).

WHEREAS, the Director is a member of the CWBC Board and is the owner of the number of shares of CWBC Common Stock, Stock Options and Restricted Share Awards as set forth on Exhibit B attached hereto (along with any shares acquired by the Director after the execution of this Agreement, the “Shares”). In order to induce CVCY and CWBC to enter into and consummate transactions contemplated by the Merger Agreement, the Director has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:
1.Share Ownership. The Director represents and warrants that the Director owns beneficially all of the Shares (other than any CWBC Stock Options and unvested CWBC Restricted Share Awards) free and clear of all liens, claims and encumbrances and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Director is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.
2.Restrictions on Transfer. Without the prior written consent of CVCY and CWBC, the Director shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the Term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, 3, 4, and 6 of this Agreement as fully as the Director. Without limiting the
BN 79011068v1

generality of the foregoing, the Director shall not grant to any party any option or right to purchase the Shares or any interest therein.
3.Agreement to Vote in Favor of the Mergers. At any meeting of shareholders of CWBC or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of CWBC’s shareholders is sought with respect to the Merger Agreement or the Mergers, the Director will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which the Director has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Mergers. Upon the written request of CVCY or CWBC at any time after the Registration Statement is declared effective by the SEC pursuant to the Securities Act, the Director shall deliver to CVCY or CWBC, as applicable, a written shareholder consent with respect to the adoption of the Merger Agreement and approval of the Mergers in substantially the form of Exhibit C attached hereto with respect to all Shares for which the Director has the power or authority to vote.
4.Additional Actions. At any meeting of shareholders of CWBC or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of the shareholders of CWBC is sought, the Director will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which the Director has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by CWBC or (ii) any amendment of articles of incorporation or bylaws or other proposal or transaction involving CWBC, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Mergers, the Merger Agreement, or any of the other transactions contemplated thereby.
5.Actions as a Director. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Director from: (i) acting in his or her individual capacity as a director of CWBC or Community West Bank, N.A., to the extent applicable, it being understood that the Agreement shall apply to Director solely in his or her capacity as a shareholder of CWBC and shall not limit in any manner the discretion of Director with respect to any action which may be taken or omitted by him or her in Director’s fiduciary capacity as a member of the CWBC Board or the CWB Board; or (ii) voting in his or her sole discretion on any matter other than those referred to in Sections 3 or 4 of this Agreement.
6.Nonsolicitation. For a period of two (2) years after the Effective Time of the BHC Merger, the Director shall not, directly or indirectly, without the prior written consent of CVCY on behalf of any Depository Institution, use Trade Secrets to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services in the Territory or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, officer or employee of CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. prior to the Effective Time of the BHC Merger to terminate such person’s relationships with, CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. For purposes of this Section 6, the terms “officer” and “employee” shall refer to any persons employed by such entity at the time of solicitation or attempted solicitation, and/or any person who was employed by such entity within 180 days prior to the date of such solicitation or attempted solicitation.
7.Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of CWBC and, after the Effective Time of the

BN 79011068v1

BHC Merger, other than for the benefit of CVCY or Central Valley Community Bank, the Director (i) shall not use any of the Trade Secrets, or disclose any of the Trade Secrets to any other Person, and (ii) shall deliver, on and after the Effective Time of the BHC Merger upon written request by CVCY, all documents, reports, drawings, designs, plans proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by the Director, to CVCY. Notwithstanding any provision of this Agreement to the contrary, Director may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that: (a) Director is required to disclose or reveal under any applicable Law, provided Director makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, after the Effective Time of the BHC Merger, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; (b) Director is otherwise required to disclose or reveal by any Governmental Authority, provided Director makes a good faith requests that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; or (c) upon advice of Director’s counsel, Director is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Authority, provided: (i) Director discloses only that portion of the Trade Secrets which, upon advice of Director’s counsel, Director is compelled to disclose; (ii) Director makes a good faith request that the confidentiality of the portion of the Trade Secrets to be disclosed be preserved; and (iii) to the extent not prohibited by applicable law, after the Effective Time of the BHC Merger, Director gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure.
8.Equitable Relief. The Director acknowledges and agrees that each of CVCY and CWBC could not be made whole by monetary damages in the event of any default by the Director of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that each of CVCY and CWBC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.
9.Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.Effect of Termination of Merger Agreement. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 8.1 thereof.
11.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including electronic scan in “PDF” format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to be sufficient to bind the party or parties whose signature(s) appear thereon.

BN 79011068v1

[Signature Page Follows]

BN 79011068v1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the day and year first above written.

DIRECTOR Name: (Please print or type)

CENTRAL VALLEY COMMUNITY BANCORP
By: _________________________________
Name: James J. Kim
Title: President and Chief Executive Officer

COMMUNITY WEST BANCSHARES
By: _________________________________
Name: Martin E. Plourd
Title: President and Chief Executive Officer

CONSENT OF SPOUSE

I, ______________________, spouse of ____________________, who executed the foregoing Agreement, hereby agree that my spouse’s interest in the shares of Community West Bancshares subject to this Agreement shall be irrevocably bound by the Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.

Dated: ___________________, 2023	______________________________________ Name: (Please print or type)

BN 79011068v1

EXHIBIT A
Defined Terms
As used in the Agreement, the following terms shall have the meanings set forth:
“Customer” shall mean any Person with whom Community West Bank, N.A. has an existing relationship for Financial Services (as defined below) at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Depository Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof.
“Enterprises” shall mean any of the Financial Services businesses conducted by CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A., or any of their respective subsidiaries at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Financial Services” shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans, the provision of inventory financing and/or the solicitation and provision of deposit services and services related thereto.
“Prospective Customer” shall mean any Person with whom Community West Bank, N.A. has actively pursued a relationship for Financial Services at any time within the last twelve months prior to the Effective Time of the BHC Merger; provided, however, that the general solicitation for business, such as through print, electronic transmission or media advertising, does not constitute active pursuit of a relationship.
“Term” means the period commencing with the Agreement Date and ending on the earlier of: (a) the Effective Time of the BHC Merger (as defined in the Merger Agreement); or (b) the termination of the Merger Agreement under Section 8.1 thereof.
“Territory” means within a 25-mile radius of any of the offices of Community West Bank, N.A., existing as of the Agreement Date.
“Trade Secrets” shall mean:
    (a)    All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of CWBC or Community West Bank, N.A. of which the Director has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.
    (b)    Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not known by Director to be bound by a confidentiality agreement with respect to such information, or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement); or (iii) information that has been acquired by the Director as a result of his or her

BN 79011068v1

relationship with the Customer or Prospective Customer unrelated to the Director’s services as a director of CWBC or Community West Bank, N.A.

BN 79011068v1

EXHIBIT B
Shares Beneficially Owned

Name	Common Stock	CWBC Stock Options	CWBC Restricted Share Awards

BN 79011068v1

EXHIBIT C

Written Consent of Shareholder

The undersigned shareholder (“Shareholder”) of Community West Bancshares, a California corporation (“Company”), hereby approves the Agreement and Plan of Reorganization and Merger, dated as of __________________, 2023, by and among the Company and Central Valley Community Bancorp and the transactions contemplated therein.
IN WITNESS WHEREOF, the Shareholder has executed this Written Consent of Shareholder as of the date indicated below.
Shareholder Name: ______________________
Number of shares
of common stock owned: __________________

By:
Name: _________________________________
Date:

BN 79011068v1

EXHIBIT A-2
FORM OF DIRECTOR COOPERATION AGREEMENT (CVCY)

(Attached)

BN 79011068v1

DIRECTOR COOPERATION AGREEMENT
(CENTRAL VALLEY COMMUNITY BANCORP)

THIS DIRECTOR COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2023 (the “Agreement Date”), by and between Central Valley Community Bancorp, a California corporation (“CVCY”), Community West Bancshares, a California corporation (“CWBC”), and the undersigned director of CVCY (“Director”).
WHEREAS, CVCY and CWBC are entering into an Agreement and Plan of Reorganization and Merger, dated as of approximately even date herewith (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which CWBC will merge with and into CVCY on the terms and conditions set forth therein (the “BHC Merger”) and, in connection therewith, all issued and outstanding shares of the CWBC Common Stock will be exchanged for shares of the CVCY Common Stock in the manner set forth therein. The BHC Merger is subject to, among other things, the affirmative vote of the holders of a majority of the outstanding shares of CVCY Common Stock and CWBC Common Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Certain defined terms are set forth on Exhibit A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

WHEREAS, immediately after the BHC Merger, Community West Bank, N.A., a national banking association and a wholly-owned subsidiary of CWBC (“Community West Bank, N.A.”), will merge with and into Central Valley Community Bank, a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (“Bank Merger” and together with the BHC Merger, the “Mergers”).

WHEREAS, the Director is a member of the CVCY Board and is the owner of the number of shares of CVCY Common Stock and CVCY restricted share awards as set forth on Exhibit B attached hereto (along with any shares acquired by the Director after the execution of this Agreement, the “Shares”). In order to induce CVCY and CWBC to enter into and consummate transactions contemplated by the Merger Agreement, the Director has agreed to enter into and perform this Agreement.
NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:
1.Share Ownership. The Director represents and warrants that the Director owns beneficially all of the Shares (other than any unvested CVCY restricted share awards) free and clear of all liens, claims and encumbrances and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which the Director is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.
2.Restrictions on Transfer. Without the prior written consent of CVCY and CWBC, the Director shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the Term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, 3, 4, and 6 of this Agreement as fully as the Director. Without limiting the generality of the foregoing, the Director shall not grant to any party any option or right to purchase the Shares or any interest therein.
BN 79011068v1

3.Agreement to Vote in Favor of the Mergers. At any meeting of shareholders of CVCY or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of CVCY’s shareholders is sought with respect to the Merger Agreement or the Mergers, the Director will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which the Director has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Mergers. Upon the written request of CVCY at any time after the Registration Statement is declared effective by the SEC pursuant to the Securities Act, the Director shall deliver to CVCY a written shareholder consent with respect to the adoption of the Merger Agreement and approval of the Mergers in substantially the form of Exhibit C attached hereto with respect to all Shares for which the Director has the power or authority to vote.
4.Additional Actions. At any meeting of shareholders of CVCY or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of the shareholders of CVCY is sought, the Director will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which the Director has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by CVCY or (ii) any amendment of articles of incorporation or bylaws or other proposal or transaction involving CVCY, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Mergers, the Merger Agreement, or any of the other transactions contemplated thereby.
5.Actions as a Director. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Director from: (i) acting in his or her individual capacity as a director of CVCY or Central Valley Community Bank, to the extent applicable, it being understood that the Agreement shall apply to Director solely in his or her capacity as a shareholder of CVCY and shall not limit in any manner the discretion of Director with respect to any action which may be taken or omitted by him or her in Director’s fiduciary capacity as a member of the CVCY Board or the CVCB Board; or (ii) voting in his or her sole discretion on any matter other than those referred to in Sections 3 or 4 of this Agreement.
6.Nonsolicitation. For a period of two (2) years after the Effective Time of the BHC Merger, the Director shall not, directly or indirectly, without the prior written consent of CVCY on behalf of any Depository Institution, use Trade Secrets to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services in the Territory or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, officer or employee of CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. prior to the Effective Time of the BHC Merger to terminate such person’s relationships with, CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. For purposes of this Section 6, the terms “officer” and “employee” shall refer to any persons employed by such entity at the time of solicitation or attempted solicitation, and/or any person who was employed by such entity within 180 days prior to the date of such solicitation or attempted solicitation.
7.Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of CVCY or Central Valley Community Bank, the Director (i) shall not use any of the Trade Secrets, or disclose any of the Trade Secrets to any other Person, and (ii) shall deliver, upon written request by CVCY, all documents, reports, drawings, designs, plans proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by the Director, to CVCY. Notwithstanding any provision of this Agreement to the contrary, Director may disclose or reveal any information, whether including in

BN 79011068v1

whole or in part any Trade Secrets, that: (a) Director is required to disclose or reveal under any applicable Law, provided Director makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; (b) Director is otherwise required to disclose or reveal by any Governmental Authority, provided Director makes a good faith requests that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; or (c) upon advice of Director’s counsel, Director is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Authority, provided: (i) Director discloses only that portion of the Trade Secrets which, upon advice of Director’s counsel, Director is compelled to disclose; (ii) Director makes a good faith request that the confidentiality of the portion of the Trade Secrets to be disclosed be preserved; and (iii) to the extent not prohibited by applicable law, Director gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure.
8.Equitable Relief. The Director acknowledges and agrees that each of CVCY and CWBC could not be made whole by monetary damages in the event of any default by the Director of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that each of CVCY and CWBC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.
9.Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.Effect of Termination of Merger Agreement. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 8.1 thereof.
11.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including electronic scan in “PDF” format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

BN 79011068v1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the day and year first above written.

DIRECTOR Name: (Please print or type)

CENTRAL VALLEY COMMUNITY BANCORP
By: _________________________________
Name: James J. Kim
Title: President and Chief Executive Officer

COMMUNITY WEST BANCSHARES
By: _________________________________
Name: Martin E. Plourd
Title: President and Chief Executive Officer

CONSENT OF SPOUSE

I, ______________________, spouse of ____________________, who executed the foregoing Agreement, hereby agree that my spouse’s interest in the shares of Central Valley Community Bancorp subject to this Agreement shall be irrevocably bound by the Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.

Dated: ___________________, 2023	______________________________________ Name: (Please print or type)

BN 79011068v1

EXHIBIT A
Defined Terms
As used in the Agreement, the following terms shall have the meanings set forth:
“Customer” shall mean any Person with whom Central Valley Community Bank has an existing relationship for Financial Services (as defined below) at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Depository Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof.
“Enterprises” shall mean any of the Financial Services businesses conducted by CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A., or any of their respective subsidiaries at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Financial Services” shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans, the provision of inventory financing and/or the solicitation and provision of deposit services and services related thereto.
“Prospective Customer” shall mean any Person with whom Central Valley Community Bank has actively pursued a relationship for Financial Services at any time within the last twelve months prior to the Effective Time of the BHC Merger; provided, however, that the general solicitation for business, such as through print, electronic transmission or media advertising, does not constitute active pursuit of a relationship.
“Term” means the period commencing with the Agreement Date and ending on the earlier of (a) the Effective Time of the BHC Merger (as defined in the Merger Agreement); or (b) the termination of the Merger Agreement under Section 8.1 thereof.
“Territory” means within a 25-mile radius of any of the offices of Central Valley Community Bank, existing as of the Agreement Date.
“Trade Secrets” shall mean:
    (a)    All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of CVCY or Central Valley Community Bank of which Director has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.
    (b)    Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not known by Director to be bound by a confidentiality agreement with respect to such information, or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement); or (iii) information that has been acquired by the Director as a result of his or her
BN 79011068v1

relationship with the Customer or Prospective Customer unrelated to the Director’s services as a director of CVCY or Central Valley Community Bank.

BN 79011068v1

EXHIBIT B
Shares Beneficially Owned

Name	Common Stock	Restricted Share Awards

BN 79011068v1

EXHIBIT C

Written Consent of Shareholder

The undersigned shareholder (“Shareholder”) of Central Valley Community Bancorp, a California corporation (“Company”), hereby approves the Agreement and Plan of Reorganization and Merger, dated as of __________________, 2023, by and among the Company and Community West Bancshares and the transactions contemplated therein.
IN WITNESS WHEREOF, the Shareholder has executed this Written Consent of Shareholder as of the date indicated below.
Shareholder Name: ______________________
Number of shares
of common stock owned: __________________

By:
Name: _________________________________
Date:

BN 79011068v1

EXHIBIT B-1
FORM OF EXECUTIVE COOPERATION AGREEMENT (CWBC)

(Attached)

BN 79011068v1

EXECUTIVE COOPERATION AGREEMENT
(COMMUNITY WEST BANCSHARES)

THIS EXECUTIVE COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2023 (the “Agreement Date”), by and between Central Valley Community Bancorp, a California corporation (“CVCY”), Community West Bancshares, a California corporation (“CWBC”), and the undersigned senior executive officer of CWBC (“Executive”).

WHEREAS, CVCY and CWBC are entering into an Agreement and Plan of Reorganization and Merger, dated as of approximately even date herewith (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which CWBC will merge with and into CVCY on the terms and conditions set forth therein (the “BHC Merger”) and, in connection therewith, all issued and outstanding shares of the CWBC Common Stock will be exchanged for shares of the CVCY Common Stock in the manner set forth therein. The BHC Merger is subject to, among other things, the affirmative vote of the holders of a majority of the outstanding shares of CVCY Common Stock and CWBC Common Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Certain defined terms are set forth on Exhibit A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

WHEREAS, immediately after the BHC Merger, Community West Bank, N.A., a national banking association and a wholly-owned subsidiary of CWBC (“Community West Bank, N.A.”), will merge with and into Central Valley Community Bank, a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (“Bank Merger” and together with the BHC Merger, the “Mergers”).

WHEREAS, Executive is an executive officer of CWBC and/or Community West Bank, N.A. and is the owner of the number of shares of CWBC Common Stock, Stock Options and Restricted Share Awards as set forth on Exhibit B attached hereto (along with any shares acquired by Executive after the execution of this Agreement, the “Shares”). In order to induce CVCY and CWBC to enter into and consummate transactions contemplated by the Merger Agreement, Executive has agreed to enter into and perform this Agreement.

NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:
1.Share Ownership. Executive represents and warrants that Executive owns beneficially all of the Shares (other than any CWBC Stock Options and unvested CWBC Restricted Share Awards) free and clear of all liens, claims and encumbrances and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Executive is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.
2.Restrictions on Transfer. Without the prior written consent of CVCY and CWBC, Executive shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the Term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, 3, 4, and 6 of this Agreement as fully as Executive. Without limiting the
BN 79011068v1

generality of the foregoing, Executive shall not grant to any party any option or right to purchase the Shares or any interest therein.
3.Agreement to Vote in Favor of the Mergers. At any meeting of shareholders of CWBC or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of CWBC’s shareholders is sought with respect to the Merger Agreement or the Mergers, Executive will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which Executive has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Mergers. Upon the written request of CVCY or CWBC at any time after the Registration Statement is declared effective by the SEC pursuant to the Securities Act, Executive shall deliver to CVCY or CWBC, as applicable, a written shareholder consent with respect to the adoption of the Merger Agreement and approval of the Mergers in substantially the form of Exhibit C attached hereto with respect to all Shares for which Executive has the power or authority to vote.
4.Additional Actions. At any meeting of shareholders of CWBC or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of the shareholders of CWBC is sought, Executive will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which Executive has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by CWBC or (ii) any amendment of articles of incorporation or bylaws or other proposal or transaction involving CWBC, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Mergers, the Merger Agreement, or any of the other transactions contemplated thereby.
5.Actions as an Officer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Executive from acting in his or her individual capacity as an officer of CWBC or Community West Bank, N.A., to the extent applicable, it being understood that the Agreement shall apply to Executive solely in his or her capacity as a shareholder of CWBC.
6.Nonsolicitation. For a period of two (2) years after the Effective Time of the BHC Merger, Executive shall not, directly or indirectly, without the prior written consent of CVCY on behalf of any Depository Institution, use Trade Secrets to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services in the Territory or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, officer or employee of CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. prior to the Effective Time of the BHC Merger to terminate such person’s relationships with CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. For purposes of this Section 6, the terms “officer” and “employee” shall refer to any persons employed by such entity at the time of the solicitation or attempted solicitation, and/or any person who was employed by such entity within 180 days prior to the date of such solicitation or attempted solicitation.
7.Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of CWBC and, after the Effective Time of the BHC Merger, other than for the benefit of CVCY or Central Valley Community Bank, Executive (i) shall not use any of the Trade Secrets, or disclose any of the Trade Secrets to any other Person, and (ii) shall deliver, on and after the Effective Time of the BHC Merger upon the

BN 79011068v1

written request from CVCY, all documents, reports, drawings, designs, plans proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by Executive, to CVCY. Notwithstanding any provision of this Agreement to the contrary, Executive may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that: (a) Executive is required to disclose or reveal under any applicable Law, provided Executive makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; (b) Executive is otherwise required to disclose or reveal by any Governmental Authority, provided Executive makes a good faith requests that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, after the Effective Time of the BHC Merger, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; or (c) upon advice of Executive’s counsel, Executive is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Authority, provided: (i) Executive discloses only that portion of the Trade Secrets which, upon advice of Executive’s counsel, Executive is compelled to disclose; (ii) Executive makes a good faith request that the confidentiality of the portion of the Trade Secrets to be disclosed be preserved; and (iii) to the extent not prohibited by applicable Law, after the Effective Time of the BHC Merger, Executive gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure.
8.Equitable Relief. Executive acknowledges and agrees that each of CVCY and CWBC could not be made whole by monetary damages in the event of any default by Executive of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that each of CVCY and CWBC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.
9.Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.Effect of Termination of Merger Agreement. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 8.1 thereof.
11.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including electronic scan in “PDF” format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

BN 79011068v1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the day and year first above written.

EXECUTIVE Name: (Please print or type)

CENTRAL VALLEY COMMUNITY BANCORP
By: _________________________________
Name: James J. Kim
Title: President and Chief Executive Officer

COMMUNITY WEST BANCSHARES
By: _________________________________
Name: Martin E. Plourd
Title: President and Chief Executive Officer

CONSENT OF SPOUSE

I, ______________________, spouse of ____________________, who executed the foregoing Agreement, hereby agree that my spouse’s interest in the shares of Community West Bancshares subject to this Agreement shall be irrevocably bound by the Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.

Dated: ___________________, 2023	______________________________________ Name: (Please print or type)

BN 79011068v1

EXHIBIT A
Defined Terms
As used in the Agreement, the following terms shall have the meanings set forth:
“Customer” shall mean any Person with whom Community West Bank, N.A. has an existing relationship for Financial Services (as defined below) at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Depository Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof.
“Enterprises” shall mean any of the Financial Services businesses conducted by CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A., or any of their respective subsidiaries at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Financial Services” shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans, the provision of inventory financing and/or the solicitation and provision of deposit services and services related thereto.
“Prospective Customer” shall mean any Person with whom Community West Bank, N.A. has actively pursued a relationship for Financial Services at any time within the last twelve months prior to the Effective Time of the BHC Merger; provided, however, that the general solicitation for business, such as through print, electronic transmission or media advertising, does not constitute active pursuit of a relationship.
“Term” means the period commencing with the Agreement Date and ending on the earlier of (a) the Effective Time of the BHC Merger (as defined in the Merger Agreement); and (b) the termination of the Merger Agreement under Section 8.1 thereof.
“Territory” means within a 25-mile radius of any of the offices of Community West Bank, N.A., existing as of the Agreement Date.
“Trade Secrets” shall mean:
    (a)    All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of CWBC or Community West Bank, N.A. of which Executive has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.
    (b)    Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not known by Executive to be bound by a confidentiality agreement with respect to such information, or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality agreement); or (iii) information that has been acquired by Executive as a result of his or her

BN 79011068v1

relationship with the Customer or Prospective Customer unrelated to the Executive’s services as an officer of CWBC or Community West Bank, N.A.

BN 79011068v1

EXHIBIT B
Shares Beneficially Owned

Name	Common Stock	CWBC Stock Options	CWBC Restricted Share Awards

BN 79011068v1

EXHIBIT C

Written Consent of Shareholder

The undersigned shareholder (“Shareholder”) of Community West Bancshares, a California corporation (“Company”), hereby approves the Agreement and Plan of Reorganization and Merger, dated as of __________________, 2023, by and among the Company and Central Valley Community Bancorp and the transactions contemplated therein.
IN WITNESS WHEREOF, the Shareholder has executed this Written Consent of Shareholder as of the date indicated below.
Shareholder Name: ______________________
Number of shares
of common stock owned: __________________

By:
Name: _________________________________
Date:

BN 79011068v1

EXHIBIT B-2
FORM OF EXECUTIVE COOPERATION AGREEMENT (CVCY)

(Attached)

BN 79011068v1

EXECUTIVE COOPERATION AGREEMENT
(CENTRAL VALLEY COMMUNITY BANCORP)

THIS EXECUTIVE COOPERATION AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2023 (the “Agreement Date”), by and between Central Valley Community Bancorp, a California corporation (“CVCY”), Community West Bancshares, a California corporation (“CWBC”), and the undersigned senior executive officer of CVCY (“Executive”).
WHEREAS, CVCY and CWBC are entering into an Agreement and Plan of Reorganization and Merger, dated as of approximately even date herewith (including all annexes, exhibits and schedules thereto, and as it may be amended, the “Merger Agreement”), pursuant to which CWBC will merge with and into CVCY on the terms and conditions set forth therein (the “BHC Merger”) and, in connection therewith, all issued and outstanding shares of the CWBC Common Stock will be exchanged for shares of the CVCY Common Stock in the manner set forth therein. The BHC Merger is subject to, among other things, the affirmative vote of the holders of a majority of the outstanding shares of CVCY Common Stock and CWBC Common Stock, the receipt of certain regulatory approvals, and the satisfaction of other conditions. Certain defined terms are set forth on Exhibit A attached hereto. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Merger Agreement.

WHEREAS, immediately after the BHC Merger, Community West Bank, N.A., a national banking association and a wholly-owned subsidiary of CWBC (“Community West Bank, N.A.”), will merge with and into Central Valley Community Bank, a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (“Bank Merger” and together with the BHC Merger, the “Mergers”).

WHEREAS, Executive is a senior executive officer of CVCY and/or Central Valley Community Bank, and owns the number of shares of CVCY Common Stock and CVCY restricted share awards as set forth on Exhibit B attached hereto (along with any shares acquired by Executive after the execution of this Agreement, the “Shares”). In order to induce CVCY and CWBC to enter into and consummate transactions contemplated by the Merger Agreement, Executive has agreed to enter into and perform this Agreement.
NOW, THEREFORE, in consideration of the transactions contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:
1.Share Ownership. Executive represents and warrants that Executive owns beneficially all of the Shares (other than any unvested CVCY restricted share awards) free and clear of all liens, claims and encumbrances and except pursuant hereto, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which Executive is a party relating to the pledge, disposition or voting of any of the Shares and there are no voting trusts or voting agreements with respect to the Shares.
2.Restrictions on Transfer. Without the prior written consent of CVCY and CWBC, Executive shall not transfer, sell, assign, convey, or encumber (except for such encumbrances that are made with recourse) any of the Shares during the Term of this Agreement except for transfers (i) by operation of law, by will, or pursuant to the laws of descent and distribution, or (ii) in which the transferee shall agree in writing to be bound by the provisions of paragraphs 1, 2, 3, 4, and 6 of this Agreement as fully as Executive. Without limiting the
BN 79011068v1

generality of the foregoing, Executive shall not grant to any party any option or right to purchase the Shares or any interest therein.
3.Agreement to Vote in Favor of the Mergers. At any meeting of shareholders of CVCY or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of CVCY’s shareholders is sought with respect to the Merger Agreement or the Mergers, Executive will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which Executive has voting authority (other than in a fiduciary capacity) in favor of the Merger Agreement and the Mergers. Upon the written request of CVCY at any time after the Registration Statement is declared effective by the SEC pursuant to the Securities Act, Executive shall deliver to CVCY a written shareholder consent with respect to the adoption of the Merger Agreement and approval of the Mergers in substantially the form of Exhibit C attached hereto with respect to all Shares for which Executive has the power or authority to vote.
4.Additional Actions. At any meeting of shareholders of CVCY or at any adjournment thereof during the Term, in response to any consent solicitation, and in other circumstances upon which the vote, consent, or other approval of the shareholders of CVCY is sought, Executive will vote or consent with respect to (or cause to be voted or consented with respect to) all of the Shares over which Executive has voting authority (other than in a fiduciary capacity) against (i) any merger agreement, share exchange, or merger (other than the Merger Agreement and the Mergers), consolidation, combination, sale of substantial assets, merger, recapitalization, dissolution, liquidation, or winding-up of or by CVCY or (ii) any amendment of articles of incorporation or bylaws or other proposal or transaction involving CVCY, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent, or nullify the Mergers, the Merger Agreement, or any of the other transactions contemplated thereby.
5.Actions as an Officer. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall limit or restrict Executive from acting in his or her individual capacity as an officer of CVCY or Central Valley Community Bank, to the extent applicable, it being understood that the Agreement shall apply to Executive solely in his or her capacity as a shareholder of CVCY.
6.Nonsolicitation. For a period of two (2) years after the Effective Time of the BHC Merger, Executive shall not, directly or indirectly, without the prior written consent of CVCY on behalf of any Depository Institution, use Trade Secrets to solicit or aid in the solicitation of Customers or Prospective Customers for Financial Services in the Territory or induce or attempt to induce immediately any Person who is a Customer, Prospective Customer, officer or employee of CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. prior to the Effective Time of the BHC Merger to terminate such person’s relationships with CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A. For purposes of this Section 6, the terms “officer” and “employee” shall refer to any persons employed by such entity at the time of the solicitation or attempted solicitation, and/or any person who was employed by such entity within 180 days prior to the date of such solicitation or attempted solicitation.
7.Trade Secrets. Without limiting the generality of the foregoing and at all times after the date hereof, other than for the benefit of CVCY or Central Valley Community Bank, Executive (i) shall not use any of the Trade Secrets, or disclose any of the Trade Secrets to any other Person, and (ii) shall deliver, upon the written request from CVCY, all documents, reports, drawings, designs, plans proposals and other tangible evidence of Trade Secrets, now possessed or hereafter acquired by Executive, to CVCY. Notwithstanding any provision of this Agreement

BN 79011068v1

to the contrary, Executive may disclose or reveal any information, whether including in whole or in part any Trade Secrets, that: (a) Executive is required to disclose or reveal under any applicable Law, provided Executive makes a good faith request that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; (b) Executive is otherwise required to disclose or reveal by any Governmental Authority, provided Executive makes a good faith requests that the confidentiality of the Trade Secrets be preserved and, to the extent not prohibited by applicable Law, gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure; or (c) upon advice of Executive’s counsel, Executive is compelled to disclose or else stand liable for contempt or suffer other censure or penalty imposed by any Governmental Authority, provided: (i) Executive discloses only that portion of the Trade Secrets which, upon advice of Executive’s counsel, Executive is compelled to disclose; (ii) Executive makes a good faith request that the confidentiality of the portion of the Trade Secrets to be disclosed be preserved; and (iii) to the extent not prohibited by applicable Law, Executive gives CVCY and Central Valley Community Bank prompt notice of such requirement in advance of such disclosure.
8.Equitable Relief. Executive acknowledges and agrees that each of CVCY and CWBC could not be made whole by monetary damages in the event of any default by Executive of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that each of CVCY and CWBC, in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any state or federal court having appropriate jurisdiction located in California.
9.Enforcement. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.
10.Effect of Termination of Merger Agreement. The covenants and obligations set forth in this Agreement shall expire and be of no further force and effect upon termination of the Merger Agreement under Section 8.1 thereof.
11.Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including electronic scan in “PDF” format or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method, and any counterpart so delivered shall be deemed to be sufficient to bind the party or parties whose signature(s) appear thereon.

[Signature Page Follows]

BN 79011068v1

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties as of the day and year first above written.

EXECUTIVE Name: (Please print or type)

CENTRAL VALLEY COMMUNITY BANCORP
By: _________________________________
Name: James J. Kim
Title: President and Chief Executive Officer

COMMUNITY WEST BANCSHARES
By: _________________________________
Name: Martin E. Plourd
Title: President and Chief Executive Officer

CONSENT OF SPOUSE

I, ______________________, spouse of ____________________, who executed the foregoing Agreement, hereby agree that my spouse’s interest in the shares of Central Valley Community Bancorp subject to this Agreement shall be irrevocably bound by the Agreement’s terms. I further agree that my community property interest in such shares, if any, shall similarly be bound by the Agreement and that such consent is binding upon my executors, administrators, heirs and assigns. I agree to execute and deliver such documents as may be necessary to carry out the intent of the Agreement and this consent.

Dated: ___________________, 2023	______________________________________ Name: (Please print or type)

BN 79011068v1

EXHIBIT A
Defined Terms
As used in the Agreement, the following terms shall have the meanings set forth:
“Customer” shall mean any Person with whom Central Valley Community Bank has an existing relationship for Financial Services (as defined below) at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Depository Institution” shall mean a “depository institution” as that term is defined in 12 C.F.R. Section 348.2 and any parent, subsidiary or affiliate thereof.
“Enterprises” shall mean any of the Financial Services businesses conducted by CVCY, Central Valley Community Bank, CWBC or Community West Bank, N.A., or any of their respective subsidiaries at any time from the date of the Merger Agreement until immediately prior to the Effective Time of the BHC Merger.
“Financial Services” shall mean the origination, purchasing, selling and servicing of commercial, real estate, residential, construction and consumer loans, the provision of inventory financing and/or the solicitation and provision of deposit services and services related thereto.
“Prospective Customer” shall mean any Person with whom Central Valley Community Bank has actively pursued a relationship for Financial Services at any time within the last twelve months prior to the Effective Time of the BHC Merger; provided, however, that the general solicitation for business, such as through print, electronic transmission or media advertising, does not constitute active pursuit of a relationship.
“Term” means the period commencing with the Agreement Date and ending on the earlier of (a) the Effective Time of the BHC Merger (as defined in the Merger Agreement); and (b) the termination of the Merger Agreement under Section 8.1 thereof.
“Territory” means within a 25-mile radius of any of the offices of Central Valley Community Bank, existing as of the Agreement Date.
“Trade Secrets” shall mean:
    (a)    All secrets and other confidential information, ideas, knowledge, know-how, techniques, secret processes, improvements, discoveries, methods, inventions, sales, financial information, lists of Customers and Prospective Customers, plans, concepts, strategies or products, as well as all documents, reports, drawings, designs, plans and proposals otherwise pertaining to same or relating to the business and properties of CVCY or Central Valley Community Bank of which Executive has acquired, or may hereafter acquire, knowledge and possession as a shareholder, director, officer or employee or as a result of the transactions contemplated by the Merger Agreement.
    (b)    Notwithstanding any other provisions of this Agreement to the contrary, “Trade Secrets” shall not include any (i) information which is or has become available from a third party who learned the information independently and is not or was not known by Executive to be bound by a confidentiality agreement with respect to such information, or (ii) information readily ascertainable from public, trade or other nonconfidential sources (other than as a result, directly or indirectly, of a disclosure or other dissemination in contravention of a confidentiality

BN 79011068v1

agreement); or (iii) information that has been acquired by Executive as a result of his or her relationship with the Customer or Prospective Customer unrelated to the Executive’s services as an officer of CVCY or Central Valley Community Bank.

BN 79011068v1

EXHIBIT B
Shares Beneficially Owned

Name	Common Stock	Restricted Share Awards

BN 79011068v1

EXHIBIT C

Written Consent of Shareholder

The undersigned shareholder (“Shareholder”) of Central Valley Community Bancorp, a California corporation (“Company”), hereby approves the Agreement and Plan of Reorganization and Merger, dated as of __________________, 2023, by and among the Company and Community West Bancshares and the transactions contemplated therein.
IN WITNESS WHEREOF, the Shareholder has executed this Written Consent of Shareholder as of the date indicated below.
Shareholder Name: ______________________
Number of shares
of common stock owned: __________________

By:
Name: _________________________________
Date:

BN 79011068v1

EXHIBIT C
FORM OF BHC MERGER AGREEMENT
(Attached)

BN 79011068v1

EXHIBIT C
BHC MERGER AGREEMENT
This BHC MERGER AGREEMENT (this “Merger Agreement”), is made as of [●], 202_ by and among Central Valley Community Bancorp, a California corporation and registered bank holding company (“CVCY”), and Community West Bancshares, a California corporation and registered bank holding company (“CWBC”).

RECITALS

WHEREAS, CVCY and CWBC have entered into that certain Agreement and Plan of Reorganization and Merger dated as of [●], 2023 (the “Agreement”), providing, among other things, for the merger of CWBC with and into CVCY (the “Merger”), with CVCY as the surviving corporation; and

WHEREAS, the respective Boards of Directors of CVCY and CWBC have determined that the transactions contemplated by the Agreement, including the Merger, are advisable and in the best interests of their respective corporations and shareholders, and authorized and approved the execution and delivery of this Merger Agreement by their respective officers.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and the Agreement, subject to the conditions set forth herein and the Agreement, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT
Section 1.   The Merger.

(a)     Effective Time. The Merger shall become effective on the date and at the time that this Merger Agreement is filed with the Secretary of State of the State of California (the “Effective Time”).

(b)     Effect of the Merger. At the Effective Time, CWBC shall be merged with and into CVCY in accordance with the relevant provisions of the California General Corporation Law (“CGCL”). CVCY shall be the surviving corporation (the “Surviving Corporation”) in the Merger and will continue its corporate existence under the CGCL. At the Effective Time, the separate corporate existence of CWBC shall cease. The Merger shall be governed by, and shall have the effects set forth in, the CGCL.

(c)     Name of the Surviving Corporation. The name of the Surviving Corporation shall be “Community West Bancshares.”

Section 2. Stock.

BN 79011068v1

(a) Shares of CVCY.  Each share of CVCY common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Merger.

(b) Shares of CWBC. At the Effective Time, by virtue of the Merger, and without any action on the part of the holders of CWBC common stock, each share of CWBC common stock issued and outstanding immediately prior to the Effective Time (other than shares as to which dissenters’ rights have been perfected) shall be converted into the right to receive, subject to adjustment and proration as provided in the Agreement, 0.7900 of a share of CVCY common stock (the “Exchange Ratio”), together with any cash in lieu of fractional shares. Any shares of CWBC common stock held by CWBC as treasury stock or owned, directly or indirectly, by CWBC, CVCY or any of CVCY’s subsidiaries (other than those held in a fiduciary capacity or as a result of debts previously contracted) shall automatically be cancelled and retired and shall cease to exist at the Effective Time of the Merger and no consideration shall be issued in exchange therefor. At the Effective Time, the stock transfer books of CWBC will be closed and no transfer of CWBC common stock theretofore outstanding will thereafter be made. From and after the Effective Date, the holders of certificates formerly representing shares of CWBC shall cease to have any rights with respect thereto other than the rights provided herein and any dissenters’ rights they have perfected pursuant to Chapter 13 of the CGCL.

(c) Stock Options. Immediately prior to the Effective Time, CWBC shall take such actions as may be necessary such that each CWBC stock option outstanding immediately prior to the Effective Time, whether vested or unvested, shall accelerate as a result of the Merger and shall survive the Merger without cancellation and, following the Effective Time, shall represent a stock option to acquire that number of whole shares of CVCY common stock (rounded up to the nearest whole number) equal to the product of: (i) the number of shares of CWBC common stock subject to such CWBC stock option; and (ii) the Exchange Ratio, at the exercise price per share of CVCY common stock (rounded down to the nearest whole cent) equal to the quotient obtained by dividing: (A) the exercise price per share of the CWBC stock option as of immediately prior to the Effective Time; by (B) the Exchange Ratio, provided that the exercise price and the number of shares of CVCY common stock will be determined in a manner consistent with the requirements of Sections 409A or 424 of the Internal Revenue Code, as applicable. Each Assumed Option (as defined in the Agreement) will have, and be subject to, substantially the same terms and conditions of such CWBC stock option immediately prior to the Effective Time.

(d) Restricted Stock Awards. At the Effective Time, any vesting conditions applicable to each outstanding restricted stock award of CWBC common stock shall, automatically and without any action on the part of the holder thereof, accelerate in full and such restricted share award shall become free of any restrictions, any repurchase right shall lapse, and the holder thereof shall be entitled to receive the Merger Consideration (as defined in the Agreement) at the Effective Time. Any share of CWBC restricted stock will vest at the Effective Time and will be treated as any other outstanding share of CWBC common stock entitled to the Merger consideration set forth in Section 2.(b) hereof.

(e) Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of CVCY common stock shall be issued to holders of CWBC common stock. In lieu thereof, each such holder otherwise entitled to a fraction of a share of CVCY common stock shall receive, at the time of surrender of the certificate or certificates representing such holder’s CWBC common stock, an amount in cash determined by multiplying the fractional share interest to which such holder would otherwise be entitled by $[●].1 No such holder shall be entitled to dividends
1 The amount equal to the closing price of CVCY common stock reporting on NASDAQ on the last trading day preceding the closing date shall be inserted immediately prior to the execution and delivery of the Merger Agreement.
2
BN 79011068v1

, voting rights, interest on the value of, or any other rights in respect of, a fractional share.
Section 3.  Articles of Incorporation and Bylaws.
(a) Articles of Incorporation. From and after the Effective Time, the articles of incorporation of CVCY, as in effect immediately prior to the Effective Time and as amended effective as of the Effective Time to reflect the new name of the Surviving Corporation as set forth in Section 1(c) of this Merger Agreement, shall be the articles of incorporation of the Surviving Corporation until thereafter altered, amended or repealed in accordance with their terms and applicable law.
(b) Bylaws. From and after the Effective Time, the bylaws of CVCY as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter altered, amended or repealed in accordance with their terms and applicable law.
Section 4.  Officers and Directors.
(a) Directors. Effective as of the Effective Time, the number of directors that will comprise the full CVCY board of directors shall be fifteen (15). The members of the initial board of directors of the Surviving Corporation immediately after the Effective Time shall consist of nine (9) members of the CVCY board of directors immediately prior to the Effective Time and six (6) members of the CWBC board of directors immediately prior to the Effective Time, as determined by the mutual agreement of the parties to be appointed as directors of the Surviving Corporation, to hold office from the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal.
(b) Officers. The executive officers of CVCY immediately prior to the Effective Time shall be the executive officers of the Surviving Corporation, with the Chief Executive Officer of CWBC immediately prior to the Effective Time being appointed as the President of the Surviving Corporation, to hold office from the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 5.  Conditions to Completion of the Merger.

Completion of the Merger as provided herein is conditioned upon the satisfaction of the conditions set forth in the Agreement, any or all of which may be waived in accordance with the terms and provisions of the Agreement.

Section 6. General Provisions.

(a)         Termination. This Merger Agreement shall terminate prior to the Effective Time in the event that the Agreement is terminated as provided therein. This Merger Agreement may also be terminated by mutual written consent of the parties hereto.

(b)         Amendment. This Merger Agreement may be amended by CVCY and CWBC at any time prior to the Effective Time without the approval of the shareholders of CVCY or CWBC with respect to any of its terms except any change in its principal terms, the terms relating to the form or amount of consideration to be delivered to CWBC shareholders in
3
BN 79011068v1

the Merger or as may otherwise be required by the Agreement or by law. This Merger Agreement may not be amended, except by an instrument in writing signed on behalf of each of the parties hereto.

(c) Successors and Assigns. This Merger Agreement shall be binding upon and enforceable by the parties and their respective successors and permitted assigns. This Merger Agreement may not be assigned by any party, by operation of law or otherwise, without the prior written consent of the other party.

(d) Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Merger Agreement. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Merger Agreement and the terms of the Agreement, the terms of the Agreement are to control.

(e) Counterparts. This Merger Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

(f) Governing Law. This Merger Agreement shall be governed by the laws of the State of California (without giving effect to choice of law principles thereof).

(g) Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

(h) Severability.   If any provision of this Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Merger Agreement; and (c) there will be added automatically as a part of this Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

[Remainder of this page intentionally left blank]
4
BN 79011068v1

IN WITNESS WHEREOF, the parties have executed this Merger Agreement as of the date first written above.

CENTRAL VALLEY COMMUNITY BANCORP
By: ________________________________
James J. Kim, President and CEO
By: ________________________________
Steven D. McDonald, Secretary COMMUNITY WEST BANCSHARES
By: ________________________________
Martin E. Plourd, President and CEO
By: ________________________________
John D. Illgen, Secretary

BN 79011068v1

CERTIFICATE OF APPROVAL
OF
BHC MERGER AGREEMENT

James J. Kim and Steven D. McDonald hereby certify that:

1.They are the President and Chief Executive Officer, and the Secretary, respectively, of Central Valley Community Bancorp, a California corporation (“CVCY”).

2.This certificate is attached to the BHC Merger Agreement dated as of [●], 202_ (the “Merger Agreement”), by and among CVCY and Community West Bancshares, a California corporation (“CWBC”), which provides for the merger of CWBC into CVCY (the “Merger”).

3.The Merger Agreement in the form attached hereto was duly approved by the Board of Directors of CVCY.

4.CVCY has two classes of stock authorized consisting of shares of common stock and preferred stock. CVCY has [11,812,425] shares of common stock outstanding, which were entitled to vote on the Merger, and no shares of preferred stock outstanding.

5.The principal terms of the Merger Agreement in the form attached hereto were approved by the vote of the shareholders of CVCY which equaled or exceeded the vote required.

6.The percentage vote required was more than 50% of the outstanding shares which were entitled to vote on the Merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: _____________, 202_

James J. Kim, President and CEO

Steven D. McDonald, Secretary

BN 79011068v1

CERTIFICATE OF APPROVAL
OF
BHC MERGER AGREEMENT

Martin E. Plourd and John D. Illgen hereby certify that:

1.They are the President and Chief Executive Officer, and the Secretary, respectively, of Community West Bancshares, a California corporation (“CWBC”).

2.This certificate is attached to the BHC Merger Agreement dated as of [●], 202_ (the “Merger Agreement”), by and among CWBC and Central Valley Community Bancorp, a California corporation (“CVCY”), which provides for the merger of CWBC into CVCY (the “Merger”).

3.The Merger Agreement in the form attached hereto was duly approved by the Board of Directors of CWBC.

4.CWBC has two classes of stock authorized consisting of shares of common stock and preferred stock. CWBC has [8,850,547] shares of common stock outstanding, which were entitled to vote on the Merger, and no shares of preferred stock outstanding.

5.The principal terms of the Merger Agreement in the form attached hereto were approved by the vote of the shareholders of CWBC which equaled or exceeded the vote required.

6.The percentage vote required was more than 50% of the outstanding shares which were entitled to vote on the Merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: _____________, 202_

     Martin E. Plourd, President and CEO

John D. Illgen, Secretary

BN 79011068v1

EXHIBIT D
FORM OF BANK MERGER AGREEMENT
(Attached)
BN 79011068v1

EXHIBIT D
BANK MERGER AGREEMENT
This BANK MERGER AGREEMENT (this “Bank Merger Agreement”), is made as of [●], 202_ by and among Central Valley Community Bank, a California banking corporation (“Central Valley Community Bank”), and Community West Bank, N.A., a national banking association (“Community West Bank”).

RECITALS

        WHEREAS, Central Valley Community Bank is a California state chartered bank and a wholly-owned subsidiary of Central Valley Community Bancorp, a California corporation (“CVCY”);

        WHEREAS, Community West Bank is a national banking association and a wholly-owned subsidiary of Community West Bancshares, a California corporation (“CWBC”);

WHEREAS, CVCY and CWBC have entered into that certain Agreement and Plan of Reorganization and Merger dated as of [●], 2023 (the “Agreement”), providing, among other things, for the merger of CWBC with and into CVCY (the “BHC Merger”), with CVCY as the surviving corporation; and

WHEREAS, CVCY and CWBC desire to merge Community West Bank with and into Central Valley Community Bank with Central Valley Community Bank being the surviving bank (the “Bank Merger”) immediately following the BHC Merger upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein and the Agreement, subject to the conditions set forth herein and the Agreement, and intending to be legally bound hereby, the parties agree as follows:

AGREEMENT
Section 1.   The Bank Merger.
(i)     Effective Time.  Upon the terms and subject to the conditions set forth in this Bank Merger Agreement and the Agreement, immediately following the BHC Merger, Central Valley Community Bank and Community West Bank shall cause the Bank Merger to be consummated by filing a copy of this Bank Merger Agreement, certified by the Secretary of State of the State of California pursuant to Section 1103 of the California General Corporation Law (the “CGCL”), with the Commissioner of the Department of Financial Protection and Innovation of the State of California pursuant to Section 4887 of the California Financial Code (the “CFC”). The Bank Merger shall become effective upon the time and date of such filing, or such other time as the Commissioner agrees (the “Effective Time”).

(j)     Effect of the Merger. At the Effective Time, Community West Bank shall be merged with and into Central Valley Community Bank in accordance with the relevant provisions of the CGCL. Central Valley Community Bank shall be the surviving bank (the “Surviving Bank”) in the Bank Merger and will continue its corporate existence under the
BN 79011068v1

CGCL. At the Effective Time, the separate corporate existence of Community West Bank shall cease. The Bank Merger shall be governed by, and shall have the effects set forth in, the CGCL and the CFC.

(k)     Name of the Surviving Bank. The name of the Surviving Bank shall be “Community West Bank.”

Section 2. Stock.
(l) Shares of Central Valley Community Bank.  Each share of Central Valley Community Bank common stock issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and unaffected by the Bank Merger.

(m) Shares of Community West Bank. Each share of Community West Bank common stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Bank Merger and without any action on the part of the holder thereof, be canceled without consideration. Any shares of Community West Bank common stock held in the treasury of Community West Bank immediately prior to the Effective Time shall be retired and canceled.

Section 3.  Articles of Incorporation and Bylaws.
(a) Articles of Incorporation. From and after the Effective Time, the articles of incorporation of Central Valley Community Bank, as in effect immediately prior to the Effective Time and as amended effective as of the Effective Time to reflect the new name of the Surviving Bank as set forth in Section 1(c) of this Bank Merger Agreement, shall be the articles of incorporation of the Surviving Bank until amended or repealed in accordance with their terms and applicable law.
(b) Bylaws. From and after the Effective Time, the bylaws of Central Valley Community Bank as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Bank until amended or repealed in accordance with their terms and applicable law.

Section 4.  Officers and Directors.
(n) Directors. Effective as of the Effective Time, the number of directors that will comprise the board of directors of the Surviving Bank shall be fifteen (15). The members of the initial board of directors of the Surviving Bank immediately after the Effective Time shall consist of nine (9) members of the Central Valley Community Bank board of directors immediately prior to the Effective Time and six (6) members of the Community West Bank board of directors immediately prior to the Effective Time, as determined by the mutual agreement of the parties to be appointed as directors of the Surviving Bank, to hold office from the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal.
(o) Officers. The executive officers of Central Valley Community Bank immediately prior to the Effective Time shall be the executive officers of the Surviving Bank, to hold office from the Effective Time until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal.

2

BN 79011068v1

Section 5.  Conditions to Completion of the Bank Merger.

The respective obligations of each of Central Valley Community Bank and Community West Bank to consummate the Bank Merger are subject to the fulfillment, or written waiver by the party entitled to satisfaction thereof prior to the Effective Time, of each of the following conditions:

i.This Bank Merger Agreement shall have been approved by CVCY, as the sole shareholder of Central Valley Community Bank, and CWBC, as the sole shareholder of Community West Bank, at meetings duly called and held or by consent or consents in lieu thereof, in accordance with the applicable provisions of law and their respective organizational documents, in each case without any exercise of such dissenters’ rights as may be applicable;

ii.All approvals and authorizations of, filings and registrations with, and notifications to, all governmental authorities required for the consummation of the Bank Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired;

iii.No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) that is in effect and prohibits consummation of the transactions contemplated by this Bank Merger Agreement; and

iv.The BCH Merger shall have been consummated pursuant to the Agreement.

Section 6. General Provisions.

(a) Termination. The obligations of the parties to effect the Bank Merger shall be subject to all the terms and conditions contained in the Agreement. This Bank Merger Agreement shall terminate, without any further action of any party, notwithstanding shareholder approval, in the event that the Agreement shall be terminated as provided therein prior to the Effective Time. This Bank Merger Agreement may also be terminated by mutual written consent of the parties hereto.

(b) Amendment.  Subject to applicable law, this Bank Merger Agreement may be amended by Central Valley Community Bank and Community West Bank at any time prior to the Effective Time. This Bank Merger Agreement may not be amended, modified or supplemented except by an instrument in writing signed on behalf of each of the parties hereto.

(c) Successors and Assigns. This Bank Merger Agreement shall be binding upon and enforceable by the parties and their respective successors and permitted assigns, but this Bank Merger Agreement may not be assigned by any party, by operation of law or otherwise, without the prior written consent of the other party.

(d) Rules of Construction. Descriptive headings as to the contents of particular sections are for convenience only and do not control or affect the meaning, construction or interpretation of this Bank Merger Agreement. Each use herein of the plural includes the singular and vice versa, in each case as the context requires or as it is otherwise appropriate. The word “or” is used in the inclusive sense. Any and all documents or instruments referred to herein are incorporated herein by reference hereto as though fully set forth herein verbatim. If there is any conflict between the terms of this Bank Merger Agreement and the terms of the Agreement, the terms of the Agreement are to control.

3

BN 79011068v1

(e) Counterparts. This Bank Merger Agreement may be executed in multiple counterparts, and may be delivered by means of facsimile or email (or any other electronic means such as “.pdf” files), each of which shall be deemed to constitute an original, but all of which together shall be deemed to constitute one and the same instrument.

(f) Governing Law. This Bank Merger Agreement shall be governed by the laws of the State of California (without giving effect to choice of law principles thereof).

(g) Further Assurances. The parties agree that they will, at any time and from time to time after the Effective Time, upon request by the other and without further consideration, do, perform, execute, acknowledge and deliver all such further acts, deeds, assignments, assumptions, transfers, conveyances, powers of attorney, certificates and assurances as may be reasonably required in order to fully complete the transactions contemplated hereby in accordance with this Bank Merger Agreement or to carry out and perform any undertaking made by the parties hereunder.

(h) Severability.   If any provision of this Bank Merger Agreement is held to be illegal, invalid or unenforceable under present or future laws, then (a) this Bank Merger Agreement is to be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof; (b) the remaining provisions of this Bank Merger Agreement will remain in full force and effect and will not be affected by such illegal, invalid or unenforceable provision or by its severance from this Bank Merger Agreement; and (c) there will be added automatically as a part of this Bank Merger Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.

[Remainder of this page intentionally left blank]
4

BN 79011068v1

IN WITNESS WHEREOF, the parties have executed this Bank Merger Agreement as of the date first written above.

CENTRAL VALLEY COMMUNITY BANK
By: ________________________________
James J. Kim, President and CEO
By: ________________________________
Steven D. McDonald, Secretary COMMUNITY WEST BANK
By: ________________________________
Martin E. Plourd, President and CEO
By: ________________________________
John D. Illgen, Secretary

1

BN 79011068v1

CERTIFICATE OF APPROVAL
OF
BANK MERGER AGREEMENT

James J. Kim and Steven D. McDonald hereby certify that:

7.They are the President and Chief Executive Officer, and the Secretary, respectively, of Central Valley Community Bank, a California banking corporation (“Central Valley Community Bank”).

8.This certificate is attached to the Bank Merger Agreement dated as of [●], 202_ (the “Bank Merger Agreement”), by and among Central Valley Community Bank and Community West Bank, N.A., a national banking association (“Community West Bank”), which provides for the merger of Community West Bank into Central Valley Community Bank (the “Bank Merger”).

9.The Bank Merger Agreement in the form attached hereto was duly approved by the Board of Directors of Central Valley Community Bank.

10.Central Valley Community Bank has two classes of stock authorized consisting of shares of common stock and preferred stock. Central Valley Community Bank has ten (10) shares of common stock outstanding, which were entitled to vote on the Bank Merger, and no shares of preferred stock outstanding.

11.The principal terms of the Bank Merger Agreement in the form attached hereto were approved by the vote of the sole shareholder of Central Valley Community Bank, which equaled or exceeded the vote required.

12.The percentage vote required was more than 50% of the outstanding shares which were entitled to vote on the Bank Merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: _____________, 202_

James J. Kim, President and CEO

Steven D. McDonald, Secretary

BN 79011068v1

CERTIFICATE OF APPROVAL
OF
BANK MERGER AGREEMENT

Martin E. Plourd and John D. Illgen hereby certify that:

13.They are the President and Chief Executive Officer, and the Secretary, respectively, of Community West Bank, N.A., a national banking association (“Community West Bank”).

14.This certificate is attached to the Bank Merger Agreement dated as of [●], 202_ (the “Bank Merger Agreement”), by and among Community West Bank and Central Valley Community Bank, a California banking corporation (“Central Valley Community Bank”), which provides for the merger of Community West Bank into Central Valley Community Bank (the “Bank Merger”).

15.The Bank Merger Agreement in the form attached hereto was duly approved by the Board of Directors of Community West Bank.

16.The authorized capital stock of Community West Bank consists of one class of common stock. Community West Bank has [●] shares of common stock outstanding, which were entitled to vote on the Merger.

17.The principal terms of the Bank Merger Agreement in the form attached hereto were approved by the vote of the sole shareholder of Community West Bank, which equaled or exceeded the vote required.

18.The percentage vote required was two-thirds or more of the outstanding shares which were entitled to vote on the Bank Merger.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.
Date: _____________, 202_

     Martin E. Plourd, President and CEO

John D. Illgen, Secretary

BN 79011068v1

EXHIBIT E
BENEFITS SUMMARY ACKNOWLEDGMENT FORM
(Attached)

BN 79011068v1

EXHIBIT E
Form of
BENEFITS SUMMARY ACKNOWLEDGMENT
THIS BENEFITS SUMMARY ACKNOWLEDGEMENT is delivered to Central Valley Community Bancorp, a California corporation (“CVCY”) in accordance with the terms of that certain Agreement and Plan of Reorganization and Merger dated as of [●], 2023 (the “Agreement”), by and among CVCY and Community West Bancshares, a California corporation and registered bank holding company (“CWBC”). The Agreement provides, among other things, for the merger of CWBC with and into CVCY (the “Merger”), with CVCY as the surviving corporation, and the merger of Community West Bank, N.A. (“Community West Bank”), a national banking association and wholly-owned subsidiary of CWBC, with and into Central Valley Community Bank (“Central Valley Community Bank”), a California state chartered bank and wholly-owned subsidiary of CVCY, with Central Valley Community Bank as the surviving entity (the “Bank Merger” and together with the Merger, the “Mergers”).

Plan/Agreement	Date	Amount payable at time of Mergers	Present Value	Retirement Benefit

I confirm to CVCY that I have reviewed the table above and each of the plans and/or agreements listed in the table above. Having reviewed such plans and/or agreements, and having had to opportunity to confer with management of CWBC and/or Community West Bank about such plans and/or agreements, I confirm and acknowledge that:
1. The table above includes an accurate and complete list of all CWBC and/or Community West Bank benefit plans and agreements to which I am a party or beneficiary and pursuant to which I am or will become entitled to receive a benefit as a result of the Mergers, upon the Mergers or at any time following the Mergers (the “Benefits”).
2. The table above accurately states the amounts or values of all Benefits.

Date: __________________, 202_    ____________________________
    Name: ______________________
    Title: _______________________

BN 79011068v1

EXHIBIT F
EMPLOYMENT AGREEMENT
(Attached)

BN 79011068v1

EMPLOYMENT AGREEMENT
This Employment Agreement (“Agreement”) is entered into by and between Central Valley Community Bancorp, a California bank holding company (“Bancorp”), and Martin E. Plourd, an individual (“Executive”) as of October 10, 2023.

Bancorp desires to employ Executive, and Executive desires to be employed by Bancorp, as President of Bancorp on the terms, covenants and conditions hereinafter set forth.

AGREEMENT

1.    Position. Executive is hereby employed as President of Bancorp. In this capacity, Executive shall have such duties and responsibilities as may be designated by the Chief Executive Officer of Bancorp and the Board of Directors of Bancorp (“Board”).

2.    Employment Term. The term of this Agreement shall commence upon the consummation the merger of Community West Bancshares (“CWBC”) with and into Bancorp (“Effective Date’) and continue through the second anniversary of the Effective Date (“Initial Term”), subject, however, to prior termination as set forth in Section 6 of this Agreement. At the end of the Initial Term, this Agreement shall renew automatically for additional consecutive one-year periods (the Initial Term plus any such additional periods sometimes referred to as the “Employment Term”) unless either party furnishes the other party with written notice (“Nonrenewal Notice”) of its intention not to renew by no later than one hundred and twenty (120) days prior to the then scheduled expiration of the Employment Term.
3.    Executive Duties. Upon the Effective Date, Executive is hereby vested with such powers and duties delegated to him by the Board and the Chief Executive Officer of Bancorp from time to time, including, without limitation, in the areas of strategic leadership, shareholder relations, employee retention, client retention, mergers and acquisitions, and community and industry association representation.
4.    Extent of Services. Executive shall devote substantially all of his working time and effort to the business of Bancorp and shall not during the Employment Term be engaged in any other business activities, except that Executive may devote reasonable time to supervision of his personal investments, to activities involving professional, charitable, educational, religious and similar types of organizations, and to similar activities, to the extent that such activities do not interfere with the performance of Executive’s duties under this Agreement, or conflict in any way with the business or interests of Bancorp, and are in compliance with Bancorp’s policies and procedures in effect from time to time applicable to employees with respect to actual or potential conflicts of interest.
5.    Compensation and Benefits.
(a)    Salary. Executive shall receive an annual salary of Five Hundred Twenty-Five Thousand Dollars ($525,000), which may be increased from time to time at the discretion of the Board (“Base Salary”). Executive’s Base Salary shall be paid in periodic installments in accordance with the general payroll practices of Bancorp, as in effect from time to time, and shall be prorated for any partial periods. Executive shall not participate in any incentive-based compensation plans of Bancorp, including, without limitation, Bancorp’s Senior Management Incentive Plan. Notwithstanding the foregoing, the Board may consider incentive compensation which will be specifically authorized in writing by the Board in its sole and absolute discretion.

(b)    Club Membership. Bancorp agrees to maintain a corporate club membership (“Club Membership”) that is mutually agreed upon by the Board and Executive. Unless proposed otherwise by Bancorp, Bancorp shall continue to pay Executive’s monthly dues at his existing club under his existing membership. If Bancorp purchases an equity Club Membership, the Club Membership shall be owned exclusively by Bancorp and shall list Executive as Bancorp’s designee under the Club Membership. Bancorp agrees to pay the initiation fee for a Club Membership purchased by Bancorp and, all membership dues and fees charged in connection with the Club Membership, and all business-related expenses incurred by Executive in connection with his Club Membership (whether owned by Executive or Bancorp) provided that any such payments shall be subject to applicable tax withholding. Notwithstanding the foregoing, Executive shall be responsible for any taxes related to any reportable income legally attributable to Executive in connection with the Club Membership costs and expenses. Following termination of this Agreement, Bancorp shall have no obligation with respect to the Club Membership.
(c)    Automobile. Executive shall continue to have exclusive use of the car (the “Auto”) owned by Community West Bank, N.A.(the “Bank”) and used by Executive as of the Effective Date. Bancorp shall pay for all expenses associated with the Auto, including gas, insurance, and maintenance. Executive acknowledges his responsibility to claim personal use of the Auto for income reporting purposes. Executive shall procure and maintain in force an automobile insurance policy on such automobile, with coverage naming Bancorp as an additional insured with the minimum coverage of $1 million combined single limit of liability (including any umbrella insurance coverage maintained by Executive). Executive shall provide Bancorp with copy of the insurance policy.
(d)    Vacation. Executive shall accrue twenty (20) days of paid vacation per year. Such vacation leave shall accrue on a pro-rata monthly basis and shall be subject to the terms and provisions of the vacation policy of Bancorp as amended from time to time.
(e)    Equity-Based Compensation. The Board, within its complete discretion, may grant Executive additional equity or equity-based compensation from time to time.
(f)    General Expenses. Bancorp shall, upon submission and approval of written statements and bills in accordance with the regular procedures of Bancorp relative to senior executives, pay or reimburse Executive for any and all necessary, customary, and usual expenses incurred by him for or on behalf of Bancorp in the normal course of business. Executive agrees that if at any time any payment made to Executive by Bancorp, whether for salary or whether as auto expense or business expense reimbursement, shall be disallowed in whole or in part as a deductible expense by the appropriate taxing authorities based upon legal authority that existed at the time Executive incurred the reimbursed expense, Executive shall reimburse Bancorp to the full extent of such disallowance.
(g)    Other Benefits. During the Employment Term, Executive shall be eligible to participate, subject to the terms thereof, in all retirement benefit plans, and all medical, dental, life and other welfare benefit plans of Bancorp as may be in effect from time to time with respect to senior executives employed by Bancorp. Any such benefits shall be governed by the terms and conditions of the applicable benefit plan documents.
6.    Termination. This Agreement may be terminated during the Employment Term in accordance with this Section 6. In the event of such termination, Executive shall be released from all obligations under this Agreement, except that Executive shall remain subject to Sections 7, 8, 11, 12 and 13, and Bancorp shall be released from all obligations under this Agreement, except as otherwise provided in this Section and Sections 11, 12 and 13.
    2

(a)    Termination by Bancorp for Cause. This Agreement may be terminated for Cause by Bancorp upon written notice, and Executive shall not be entitled to receive compensation or other benefits for any period after termination for Cause, except as otherwise required by applicable law or the terms of the applicable benefit plan or agreement. For purposes of this Agreement, “Cause” shall mean the determination by the Board, acting in good faith, and the exercise of its reasonable judgment, and by the vote of two-thirds of its members, excluding Executive (if applicable), that Executive has (i) willfully failed to perform or habitually and continually neglected the duties which he is required to perform hereunder and has failed to cure such willful failure or habitual neglect of duties or the effects thereof within a reasonable period after written notice to Executive by Bancorp specifying in reasonable detail the alleged failure; or (ii) willfully failed to follow any policy of Bancorp which materially and demonstrably adversely affects the condition of Bancorp; or (iii) engaged in any activity in the course and scope of Executive’s employment with Bancorp in contravention of any policy of Bancorp, statute, regulation or governmental policy which materially and demonstrably adversely affects the condition of Bancorp, or its reputation in the community, or which evidences the lack of Executive’s fitness or ability to perform Executive’s duties; or (iv) in the course and scope of Executive’s employment with Bancorp willfully refused to follow any instruction from the Board the refusal of which constitutes an unsafe and unsound banking practice; or (v) been convicted of or pleaded guilty or nolo contendere to any felony; or (vi) committed any act which would cause termination of coverage under Bancorp’s Bankers Blanket Bond as to Executive, as distinguished from termination of coverage as to Bancorp as a whole. For purposes of this Section, the term “Bancorp” shall include all subsidiaries of Bancorp, including, without limitation, Central Valley Community Bank. Notwithstanding the foregoing, it shall be a condition precedent to Bancorp’s right to terminate Executive’s employment for Cause that: (i) Bancorp first give Executive written notice stating with specificity the circumstances constituting Cause (the “Breach”) , and (ii) if such Breach is susceptible to cure or remedy, a period of thirty (30) days from and after the giving of such written notice is provided to allow for Executive to cure or remedy the Breach (the “Cure Period”) and Executive does not cure or remedy the Breach within the Cure Period.
(b)    Automatic Termination Upon Closure or Take-Over. This Agreement shall terminate automatically if Bancorp is closed or taken over by the Federal Deposit Insurance Corporation, the California Department of Financial Protection and Innovation, or by any other supervisory authority.
(c)    Change In Control.
i.    In the event of a Change in Control (as hereinafter defined), this Agreement shall not be terminated, but instead, the surviving or resulting corporation, the transferee of Bank’s or Bancorp’s assets, or Bancorp shall be bound by and shall have the benefit of the provisions of this Agreement.
ii.    Notwithstanding the foregoing, in the event that, within twelve (12) months before or after a Change in Control, either (a) Executive is terminated without Cause by Bancorp or its successor, or (b) Executive terminates this Agreement and his employment with Bancorp or its successor for Good Reason (as hereinafter defined), then Executive shall be entitled to severance as follows: Executive shall be paid a lump sum payment equal to the average annual total cash compensation paid to Executive by Bancorp during the most recent three (3) previous calendar years of Bancorp (“Average Annual Cash Compensation Amount”) multiplied by two. In the event Executive has been employed less than three (3) years, the Average Annual Cash Compensation Amount shall be determined by using Executive’s compensation history with Bancorp to determine the annualized compensation for purposes of this paragraph. Payment under this Section 6(c)(ii) shall be made to Executive within thirty (30) days following the date Executive’s employment terminates. In the event that Executive qualifies
    3

for the payment contemplated by this Section 6(c)(ii), he shall not be entitled to the payments contemplated in Section 6(d).
iii.    For purposes of this Agreement, a “Change In Control” shall be deemed to have occurred on the date that any one person, or more than one person acting as a group, whether through merger, consolidation, reorganization, or otherwise acquires ownership of stock of Bancorp that, together with stock held by such person or group, constitutes more than fifty percent (50%) of the lesser of total fair market value or total voting power of the stock of Bancorp or the surviving entity is such transaction. However, if any one person or more than one person acting as a group, is considered to own more than fifty percent (50%) of the total fair market value or total voting power of the stock of Bancorp, the acquisition of additional stock by the same person or persons will not be considered to cause a Change In Control. Further, an increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which Bancorp acquires its stock in exchange for property will not be considered to cause a Change In Control. Transfers of Bancorp stock on account of death, gift, transfers between family members or transfers to a qualified retirement plan maintained by Bancorp shall not be considered in determining whether there has been a Change In Control. A “Change In Control” shall be interpreted in accordance with the foregoing and the definition of “Change in Ownership” under Code Section 409A, and to the extent that an event or series of events does not constitute a “Change in Ownership” in accordance with the foregoing or under Code Section 409A, the event or series of events will not constitute a “Change In Control” under this Agreement.
(d)    Early Termination Without Cause at Bancorp’s Option. Notwithstanding any other provision of this Agreement, Bancorp may terminate this Agreement early at any time and without Cause by giving Executive thirty (30) days’ written notice of Bancorp’s intent to terminate this Agreement, in which case Executive shall be entitled to the balance due on the initial two-year agreement, and the compensation and benefits described in Section 6(j) below.
(e)    Termination by Executive for Good Reason. Executive may terminate this Agreement for Good Reason, in which case Executive shall be entitled to the compensation and benefits described in Section 6(j) below. In addition, if Executive terminates this Agreement for Good Reason during the Initial Term, and Section 6(c)(ii) is not applicable, Executive shall be entitled to receive the balance due on the initial two-year agreement as described in Section 6(d). For purposes of this Agreement, the term “Good Reason” shall mean (a) a diminution in Executive’s Base Salary, (b) a material change in the geographic location of the office from which Executive must perform services to a location that is at least thirty (30) miles from the City of Goleta, California, or (c) any other action or inaction that constitutes a material breach by Bancorp of the terms of this Agreement. Notwithstanding the foregoing, it shall be a condition precedent to Executive’s right to terminate Executive’s employment for Good Reason that: (i) Executive first give Bancorp written notice stating with specificity the circumstances constituting Good Reason (the “Good Reason Condition”) within 90 days of the Good Reason Condition first occurring, and (ii) if such Good Reason Condition is susceptible to cure or remedy, a period of thirty (30) days from and after the giving of such written notice is provided to allow for Bancorp to cure or remedy the Good Reason Condition (the “Good Reason Cure Period”) and Bancorp does not cure or remedy the Good Reason Condition within the Good Reason Cure Period.
(f)    Death. In the event of Executive’s death during the Employment Term and while Executive is in the employ of Bancorp, Executive’s employment with Bancorp shall terminate and Executive’s estate shall be entitled to all death benefits provided for and payable under any and all benefit plans of Bancorp to which Executive is a party and, in the event Executive’s death occurs during the Initial Term, Executive’s estate shall be entitled to receive from Bancorp a lump sum payment within thirty (30) days after the date of death equal to the
    4

balance due on the initial two-year agreement and the compensation and benefits described in Section 6(j).
(g)    Disability.    In the event Executive is prevented from performing his material duties under this Agreement, with or without reasonable accommodation, for a period of at least one hundred eighty days (180) days within any consecutive twelve (12) month period commencing at any time during the Initial Period (the “Disability Period”) by reason of Executive becoming physically or mentally disabled, Executive’s employment with Bancorp shall terminate and Executive shall be entitled to a lump sum payment within thirty (30) days after the date Executive is determined to be disabled and his employment is terminated equal to the balance due on the initial two-year agreement and the compensation and benefits described in Section 6(j). For purposes of this Agreement, the term “disabled” (i) shall have the meaning set forth in Bancorp’s long-term disability plan which is in effect at the time of Executive’s disability or (ii) if Bancorp has no long term disability plan in effect at the time of Executive’s disability, then “disabled” shall mean that Executive has become or is reasonably expected to become unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment for the Disability Period. If a dispute arises between Executive and Bancorp concerning whether Executive is disabled, then Executive and Bancorp shall agree upon a competent physician to conduct an examination of Executive and the physician’s opinion as to Executive’s ability to perform Executive’s duties under this Agreement shall be final and binding upon Executive and Bancorp. Executive shall continue to receive his compensation and other benefits under this Agreement during the period from his incapacity until he is determined to be disabled and Executive’s employment is terminated.
(h)    Limitation of Benefits under Certain Circumstances. If it shall be determined that the aggregate payments and benefits constituting parachute payments under Code Section 280G, which, but for the operation of this provision, would become payable or distributable by Bancorp to or for the benefit of Executive, pursuant to this Agreement, any other agreement, or any benefit plan (collectively, the ''Total Payments''), would result in any excess parachute payments becoming subject to the excise tax imposed by Code Section 4999, or any successor provision thereto, or any interest or penalties with respect to such excise tax (such excise tax, together with such interest and penalties, collectively, the ''Excise Tax''), then the Total Payments shall be reduced to an amount equal to one dollar less than the maximum amount that could be paid to Executive without giving rise to any Excise Tax; provided that the reduction contemplated by this Section shall be applied only if the net after-tax benefit to Executive after such reduction would be greater than the net after-tax benefit to Executive without such reduction (notwithstanding the application of any Excise Tax on the unreduced Total Payments).
(i)    Severance and Release Agreement. The severance payments contemplated under this Section 6 are sometimes referred to in this Agreement as “Severance Payments.” Notwithstanding anything in this Agreement to the contrary, Bancorp shall have no obligation to make any Severance Payments unless Executive shall sign and deliver to Bancorp within thirty (30)] days of termination a Severance and Release Agreement, as completed by Bancorp at time of termination, in substantially the form attached hereto as Exhibit A, and provided that such Severance and Release Agreement becomes effective and irrevocable no later than thirty (30) days following termination (the “Release Deadline”). If the Severance and Release Agreement does not become effective and irrevocable by the Release Deadline, Executive will forfeit any rights to the Severance Payments.
(j)    Benefits Payable at Termination. Unless otherwise specifically stated in this Agreement or required by law, the compensation and benefits payable to Executive upon termination of this Agreement and termination of Executive’s employment with Bancorp shall be limited to the payment of all accrued salary, vacation, reimbursable expenses for which expense reports have been provided to Bancorp in accordance with Bancorp’s policies and this
    5

Agreement, and any other compensation or benefits that may be payable to Executive under any other benefit plan arrangement, including without limitation, the acceleration of vesting of outstanding stock options and restricted stock awards under all Bancorp employee benefit plans.
(k)    Delay in Payment for Specified Employees. Notwithstanding anything to the contrary, if Executive is a Specified Employee as of the date of termination of employment, payments under this Agreement upon termination of employment may not be made before the date that is six months after termination of employment (or, if earlier than the end of the six-month period, the date of death of Executive). Payments to which Executive would otherwise be entitled during the first six months following termination of employment shall be accumulated and paid on the first day of the seventh month following termination of employment.
i.    Executive shall be deemed to be a “Specified Employee” if, as of the date of Executive’s termination of employment, Executive is a Key Employee of Bancorp, and Bancorp has stock which is publicly traded on an established securities market or otherwise.
ii.    If Executive meets the requirements of Code Section 416(i)(1)(A)(i), (ii), or (iii) (applied in accordance with the regulations thereunder and disregarding Section 416(i)(5)) at any time during a twelve month period ending on December 31 (the “Specified Employee Identification Date”), then Executive shall be treated as a Key Employee for the entire twelve month period beginning on the following April 1. Such April 1 date shall be the “Specified Employee Effective Date” for purposes of Code Section 409A.
7.    Work Product. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) that relate to Bancorp or its Affiliates (as hereafter defined), research and development or existing or future products or services and which are conceived, developed or made by Executive while employed by Bancorp (“Work Product”) belong to Bancorp or such Affiliates (as applicable). Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after Executive’s employment with Bancorp) to establish and confirm such ownership (including, without limitation, executing assignments, consents, power of attorney and other instruments). For purposes of the Agreement, an “Affiliate” of Bancorp is any person or entity that controls, is controlled by, or is under common control with Bancorp.
8.    Disclosure of Information.
(a)    Confidential Information. Bancorp has and will develop and own certain Confidential Information, which has a great value in its business. Bancorp also has and will have access to Confidential Information of its customers. “Customers” shall mean any persons or entities for whom Bancorp or any of its Affiliates performs services or from whom Bancorp or any of its Affiliates obtains information. Confidential Information includes information disclosed to Executive during his employment, and information developed or learned by Executive during the course of his employment. “Confidential Information” is broadly defined and includes all information that has or could have commercial value or other utility in Bancorp’s business, or the businesses of Bancorp’s customers or Affiliates of Bancorp. Confidential Information also includes all information that could be detrimental to the interests of Bancorp or its Affiliates or Customers if it were disclosed. By example and without limitation, Confidential Information includes all information concerning loan information, Customer data, including but not limited to Customer and supplier identities, Customer characteristics or agreements and Customer lists, applicant data, employment categories, job classifications, employment histories, job analyses and validations, preferences, credit history, agreements, and any personally identifiable information related to Customers, or Customer’s employees, customers or clients, including
    6

names, addresses, phone numbers, account numbers and social security numbers; any information provided to Executive by a Customer, including but not limited to electronic information, documents, software, and trade secrets; historical sales information; advertising and marketing materials and strategies; financial information related to Bancorp, Customers, Affiliates, Customer’s or Affiliate’s employees or any other party; labor relations strategies; research and development strategies and results, including new materials research; pending projects and proposals; production processes; scientific or technological data, formulae and prototypes; employee data, including but not limited to any personally identifiable information related to employees, and co-workers, their spouse-partner and/or family members such as names, addresses, phone numbers, account numbers, social security numbers, employment history, credit information, and the compensation of co-workers; anything contained in another employee’s personnel file; individually identifiable health information of other employees, and co-workers, their spouse-partner and/or family members, Customers, or any other party, including but not limited to any information related to a physical or mental health condition, the provision of health care, the payment of health care, or any information received from a health care provider, health care plan or related entity; pricing and product information; computer data information; products; supplier information and data; testing techniques; processes; formulas; trade secrets; inventions; discoveries; improvements; specifications; data, know-how, and formats; marketing plans; pending projects and proposals; business plans; computer processes; computer programs and codes; technological data; strategies; forecasts; budgets; and projections.
(b)    Protection of Confidential Information. Executive agrees that at all times during and after his employment by Bancorp, Executive will keep confidential and not disclose to any third party or make any use of the Confidential Information of Bancorp or its Affiliates or Customers, except for the benefit of Bancorp, or its Affiliates or Customers and in the course of his employment. In the event Executive is required by law to disclose such information described in this Section 8, Executive will provide Bancorp and its legal counsel with immediate notice of such request so that Bancorp may consider seeking a protective order.
(c)    No Prior Commitments. Executive has no other agreements, relationships, or commitments to any other person or entity that would conflict with Executive’s obligations to Bancorp under this Agreement. Executive will not disclose to Bancorp, or use or induce Bancorp to use, any proprietary information or trade secrets of others. Executive represents and warrants that he has returned all property and confidential information belonging to all other prior employers and other entities except the Bank and its holding company.
(d)    Return of Documents and Data. In the event Executive’s employment with Bancorp is terminated (voluntarily or otherwise), Executive agrees to inform Bancorp of all documents and other data relating to his employment which is in his possession and control and to deliver promptly all such documents and data to Bancorp.
(e)    Obligations Following Termination. In the event Executive’s employment with Bancorp is terminated (voluntarily or otherwise), Executive agrees that he will protect the Confidential Information of Bancorp and its Affiliates and Customers and will prevent their misappropriation or disclosure. Executive will not disclose or use any Confidential Information for his benefit, or the benefit of any third party, or to the detriment of Bancorp or its Customers. In addition, after termination of his employment with Bancorp, Executive will not, either directly or indirectly for a period of one (1) year after termination of employment, (i) solicit, recruit or attempt to recruit any officer of Bancorp, (ii) advise or recommend to any other person that such other person employ or attempt to employ any other employee of Bancorp while the other employee is employed by Bancorp; (iii) induce or attempt to induce any other employee of Bancorp to terminate his or her employment with Bancorp; or (iv) interfere with the business of Bancorp by inducing any other individual or entity to sever its relationship with Bancorp.
    7

(f)    Relief. Executive acknowledges that breach of this Section may cause Bancorp irreparable harm for which money is inadequate compensation. Executive therefore agrees that Bancorp will be entitled to seek injunctive relief to enforce this Section and this Agreement, in addition to damages and other available remedies; provided that Bancorp first obtains any and all bonds and security that may be required under applicable law to seek such relief.
(g)    Survival. The terms and provisions of this Section 8 shall survive the expiration or termination of this Agreement for all intents and purposes.
9.    Non-Competition by Executive. During the Employment Term, Executive shall not, directly or indirectly, either as an employee, Bancorp, consultant, agent, principal, partner, stockholder, corporate officer, director, or in any other individual or representative capacity, engage or participate in any competing banking business; provided, however, Executive shall not be restricted by this Section from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers so long as such investment does not exceed one percent (1%) of the market value of the outstanding securities of such corporation.
10.    Surety Bond. Executive agrees that he will furnish all information and take any steps necessary to enable Bancorp to obtain or maintain a fidelity bond conditional on the rendering of a true account by Executive of all monies, goods or other property which may come into the custody, charge or possession of Executive during the Employment Term. The surety company issuing the bond and the amount of the bond are to be paid by Bancorp. If Executive cannot qualify for a surety bond at any time during the Employment Term for any reason that is (a) not beyond his control or (b) due to his actions or omissions, then Bancorp shall have the option to terminate this Agreement immediately; provided, however, that Executive shall be entitled to all benefits provided for under this Agreement as if Executive was terminated without Cause, including, the Section 6(c)(ii) Change In Control benefits, as applicable.
11.    General. This Agreement is further governed by the following provisions:
(a)    Regulatory Compliance. This Agreement is drawn to be effective in the State of California and shall be construed in accordance with California laws, except to the extent superseded by federal law. The parties specifically acknowledge that while the restrictions contained in Section 131 of the Federal Deposit Insurance Corporation Improvement Act of 1991, relating to the payment of bonuses and increases for senior executive officers of institutions which are deemed “undercapitalized,” do not currently apply to Bancorp, such provisions may affect the terms of this Agreement if during its term Bancorp should be deemed undercapitalized by any state or federal regulatory authority (including, without limitation, the Federal Deposit Insurance Company and the Federal Reserve Board). Without limiting the generality of the foregoing, under no circumstances shall Bancorp be required to make any payments to Executive or take any other actions under this Agreement if such payments or actions would result in any violation of applicable law, rule, regulation or regulatory directive.
(b)    Code Section 409A. Bancorp intends for all payments and benefits under this Agreement to comply with or be exempt from the requirements of Code Section 409A. In no event shall the Company reimburse Executive for that which may be imposed on Executive as a result of Code Section 409A. For purposes of Section 6, all references to “termination of employment” and correlative phrases shall be construed to require a “separation from service” (as defined in Treasury Regulations Section 1.409A-1(h) after giving effect to the presumptions contained therein). Each payment made under this Agreement shall be treated as a separate payment and the right to a series of installment payments under this Agreement shall be treated as a right to a series of separate payments. Any amount that Executive is entitled to be reimbursed or to have paid on his behalf under this Agreement that would constitute nonqualified
    8

deferred compensation subject to Code Section 409A shall be subject to the following additional rules: (i) no reimbursement of any such expense shall affect Executive’s right to reimbursement of any such expense in any other taxable year; (ii) reimbursement of the expense shall be made, if at all, promptly, but not later than the end of the calendar year following the calendar year in which the expense was incurred; and (iii) the right to reimbursement shall not be subject to liquidation or exchange for any other benefit. Bancorp shall have no liability to Executive or any related party with respect to any taxes, penalties, interest or other costs or expenses Executive or any related party may incur with respect to or as a result of Code Section 409A or for damages for failing to comply with Code Section 409A.
(c)    Clawback. Notwithstanding any provisions of this Agreement to the contrary, if any Payment Restrictions (as hereinafter defined) require the recapture or “clawback” of any payments made to Executive under this Agreement, Executive shall repay to Bancorp the aggregate amount of any such payments, with such repayment to occur no later than thirty (30) days following Executive’s receipt of a written notice from Bancorp indicating that payments received by Executive under this Agreement are subject to recapture or clawback pursuant to the Payment Restrictions. “Payment Restrictions” means any applicable state or federal statute, law, regulation, or regulatory interpretation or other guidance, or contractual arrangement with or required by a governmental authority that has been determined by Bancorp, in good faith, after consultation with legal counsel of Bancorp and with Executive, that Executive’s fraud or intentional misconduct was a material contributing factor to the basis for the application of the Payment Restriction to the facts and the Payment Restriction requires Bancorp to seek or demand repayment or return of any payments made to Executive , including, without limitation, FIL-66-02010 and any related or successor regulatory guidance, any regulatory or enforcement interpretations or guidance provided by the Securities Exchange Commission or other regulatory body under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or Bancorp or its successors later obtaining information indicating that Executive has committed, is substantially responsible for, or has violated, the respective acts or omissions, conditions, or offenses outlined under 12 C.F.R. 359.4(a) (4); provided, however, that such demand by Bancorp is delivered, in writing, to Executive within 18 months after the date such payment was made to Executive.
(d)    Entire Agreement. This Agreement supersedes any and all other agreements, either oral or in writing, between the parties hereto with respect to the employment of Executive by Bancorp and contains all of the covenants and agreements among the parties with respect to such employment. Any modification, waiver or amendment of this Agreement will be effective only if it is in writing and signed by the party to be charged.
(e)    Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.
(f)    Choice of Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California.
(g)    Binding Effect of Agreement. This Agreement shall inure to the benefit of and be binding upon Bancorp, its successors and assigns, including without limitation, any person, partnership or corporation which may acquire all or substantially all of Bancorp’s assets and business, or with or into which Bancorp may be consolidated, merged or otherwise reorganized, and this provision shall apply in the event of any subsequent merger, consolidation, reorganization, or transfer. The provisions of this Agreement shall be binding upon and inure to
    9

the benefit of Executive and his heirs and personal representatives. The rights and obligations of Executive under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance or the claims of Executive’s creditors, and any attempt to do any of the foregoing shall be void.
(h)    Indemnification. Bancorp shall indemnify Executive to the maximum extent permitted under the Bylaws of Bancorp and/or the California Corporations Code. At all times during the Employment Term of this Agreement and for not less than six (6) years after the last date that Executive is affiliated with Bancorp and/or its Affiliates, Bancorp shall obtain and maintain in full force and effect Directors and Officers Liability Insurance to indemnify and insure Bancorp and Executive from and against liability or loss arising out of Executive’s actual or asserted negligence, misfeasance or nonfeasance in the performance of his duties or out of any actual or asserted wrongful act against, or by Bancorp and/or its Affiliates including, but not limited to, judgments, fines, settlements and expenses incurred in the defense of actions, proceedings and appeals therefrom. The provisions of this Section shall inure to the benefit of Executive’s estate, executor, administrator, heirs, legatees or devisees.
(i)    Severability. In the event that any term or condition contained in this Agreement shall, for any reason, be held by a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other term or condition of this Agreement, but this Agreement shall be construed as if such invalid or illegal or unenforceable term or condition had never been contained herein.
(j)    Heading. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.
(k)    Notices. Any notices to be given hereunder by one party to the other shall be given in writing either by personal delivery or by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses of each party maintained by Bancorp, but each party may change his or its address by notice in accordance with this paragraph. Notices delivered personally shall be deemed communicated as of actual receipt; mailed notices shall be deemed communicated upon the earlier of receipt or five (5) days after mailing.
(l)    Calendar Days—Close of Business. Unless the context otherwise requires, all periods ending on a given day or date or upon the lapse of a period of days shall end on the close of the business on that day or date, and references to “days” shall be understood to refer to calendar days.
(m)    Attorneys’ Fees and Costs. If any action at law or in equity, or any arbitration proceeding, is brought to enforce or interpret the terms of this Agreement, each party is responsible for their own fees, with the exception that if the Executive is successful on a claim based on discrimination or breach of public policy, the Bancorp shall pay all fees and cost.
12.    Mediation and Arbitration of Disputes. Any disputes regarding this Agreement, the employment relationship or its termination for whatever reason or events occurring during the employment relationship shall be subject to mediation followed by binding arbitration, to the extent permitted by law, pursuant to the employment dispute resolution rules and regulations of the American Arbitration Association. This includes any rights or claims Executive may have under (1) Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination); (2) Section 1981 of the Civil Rights Act of 1866 (discrimination); (3) the Age Discrimination in Employment Act (age discrimination)’ (4) the Equal Pay Act (equal pay); (5) the California Fair Employment and Housing Act (discrimination, including race, color, national origin, ancestry, physical handicap, medical condition, marital status, sex or age); (6) the
    10

California Labor Code (wages, benefits and other matters); (7) the Fair Labor Standards Act (wage and hour matters); (9) the Consolidated Omnibus Budget Reconciliation Act (insurance matters); (10) Executive Order 11246 (affirmative action); (11) the Federal Rehabilitation Act (handicap discrimination); (12) the Americans with Disabilities Act (discrimination based on disability); and any other federal, state or local laws or regulations regarding employment discrimination.
Any request for arbitration must be made in writing within 365 calendar days of receipt of notice of the occurrence-giving rise to the dispute. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, or both, as applicable to the claim or claims asserted. Any decision or judgement of the arbitrator shall be subject to full appellate review by a court of law. Unless the arbitrator orders otherwise (after taking into consideration Section 11(m) hereof), each party shall be responsible for compensating their attorneys and witnesses and bearing any other costs incurred by them. THE PARTIES ACKNOWLEDGE AND AGREE THEY ARE WAIVING THEIR RIGHT TO A COURT TRIAL OR A JURY TRIAL.
13.    Integration. It is contemplated that the Employment and Confidentiality Agreement dated November 2, 2011 (with any amendments, “Prior Agreement”), by and among Community West Bank, National Association, CWBC and Executive, shall terminate immediately before the Effective Date. Upon the Effective Date, this Agreement supersedes the Prior Agreement for all intents and purposes.
14.    Executive’s Representations. Executive represents and warrants that he is free to enter into this Agreement and to perform each of the terms and covenants in it. Executive represents and warrants that he is not restricted or prohibited, contractually or otherwise, from entering into or performing this Agreement, and that his execution and performance of this Agreement is not a violation or a breach of any other agreement between Executive and any other person or entity.
15.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all taken together shall constitute one agreement.

[signature page follows]

    11

Executed as of the date first above written at Fresno, California.
BANCORP:
CENTRAL VALLEY COMMUNITY BANCORP

By:
James J. Kim, Chief Executive Officer
EXECUTIVE:

By:
Martin E. Plourd
    12

EXHIBIT A
SEVERANCE AND RELEASE AGREEMENT

This Severance and Release Agreement (“Agreement”) is made by and between Central Valley Community Bancorp, a California bank holding company (“Bancorp”), and Martin E. Plourd, an individual (the “Executive”).
RECITALS
A.    Bancorp and Executive are parties to that certain Employment Agreement, dated [INSERT DATE] (“Employment Agreement”).
B.    Executive’s employment with Bancorp has been terminated and Bancorp and Executive wish to enter into this Agreement pursuant to Section 6(h) of the Employment Agreement.
For and in consideration of the mutual promises and covenants in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
AGREEMENT
1.    Termination of Employment. Bancorp and Executive agree that Executive’s employment with Bancorp terminated on [INSERT DATE] (“Termination Date”). Executive acknowledges that he has been paid all wages and other sums due to him within the time frames required by law.
2.    Compensation.
(a)    Severance. Bancorp shall pay Executive severance pay in the amount of [INSERT AMOUNT], less statutory wage deductions, if and only if an original of this Agreement, duly executed by Executive, is delivered to Bancorp within thirty (30) days following the Termination Date. This amount shall be paid within thirty (30) days of timely delivery of an original of this Agreement, duly executed by Executive, to Bancorp.
(b)    Vacation Pay. Bancorp has paid Executive on his Termination Date all accrued but unused vacation.
3.    Sufficiency of Consideration. Executive acknowledges that the severance provided under Section 2(a) is a special benefit provided to him in return for his execution of this Agreement. Bancorp and Executive specifically agree that the consideration provided to Executive pursuant to Section 2(a) is good and sufficient consideration for this Agreement.
4.    No Actions by Executive. In consideration of the promises and covenants made by Bancorp in this Agreement, Executive agrees:
(a)    Filing of Actions. That he has not filed and will refrain from filing, either on his own or from participating with any third party in filing, any action or proceeding against any Released Parties (as defined in this Section) with any administrative agency, board, or court relating to the termination of Executive’s employment, or any acts related to Executive’s employment with Bancorp. “Released Parties” mean Bancorp, the Board of Directors of

Bancorp, any members of such Board of Directors in any of their capacities, including individually, and Bancorp’s present or former executives, officers, directors, agents or affiliates.
(b)    Dismissal. If any agency, board or court assumes jurisdiction of any action against the Released Parties arising out of the termination of Executive’s employment or any acts related to Executive’s employment with Bancorp, Executive will direct that agency, board or court to withdraw or dismiss the matter, with prejudice, and will execute any necessary paperwork to effect the withdrawal or dismissal, with prejudice.
(c)    Discrimination. Executive acknowledges that Title VII of the Civil Rights Act of 1964, and as amended, the Americans with Disabilities Act, the Civil Rights Act of 1991, Sections 1981 through 1988 of Title 42 of the United States Code, as amended, section 510 of the Employee Retirement Income Security Act of 1974 (“ERISA”), the Family Medical Leave Act, the California Family Rights Act and the California Fair Employment and Housing Act provide Executive the right to bring action against the Released Parties if Executive believes he has been discriminated against on the basis of race, age, ancestry, color, religion, sex, sexual orientation, medical condition, national origin, marital status, genetic information, veteran status, or physical or mental disability. Executive understands the rights afforded to Executive under these Acts and agrees he will not file any action against the Released Parties based upon any alleged violation of these Acts. Except as otherwise provided by applicable law, Executive irrevocably and unconditionally waives any rights to assert a claim for relief available under these Acts, or any other state or federal laws related to employment discrimination, against the Released Parties including, but not limited to, present or future wages, mental or emotional distress, attorney’s fees, reinstatement, or injunctive relief.
5.    Compromise and Settlement. Executive, in consideration of the promises and covenants made by Bancorp in this Agreement, hereby compromises, settles and releases the Released Parties from any and all past, present, or future claims, demands, obligations or causes of action, whether based on tort, contract, or other theories of recovery arising from the employment relationship between Bancorp and Executive, and the termination of the employment relationship. Such claims include those Executive may have or has against the Released Parties. This Release does not apply to claims Executive may bring seeking workers’ compensation benefits under California Labor Code section 3600, et seg., but does apply to claims under California Labor Code sections 132a and 4553.
6.    No Retaliation. Executive further agrees that he has not been retaliated against for reporting any allegations of wrongdoing by Bancorp and Released Parties, including any allegations of corporate fraud, or for claiming a work-related injury or filing any workers’ compensation claim. The Parties acknowledge that this Agreement does not limit either party’s right, where applicable, to file or participate in an investigation proceeding of any federal, state or local governmental agency. To the extent permitted by law, Executive agrees that if such an administrative claim is made, Executive shall not be entitled to recover any individual monetary relief or other individual remedies.
7.    Waiver.
(a)    Executive acknowledges that this Agreement applies to all known or unknown, foreseen, or unforeseen, injury or damage arising out of or pertaining to his employment relationship with Bancorp and its termination, and expressly waives any benefits he may have under Section 1542 of the California Civil Code, which provides as follows:
“A general release does not extend to claims that the creditor or releasing party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or
    2

her, would have materially affected his or her settlement with the debtor or released party.”
Executive understands and acknowledges that the significance and consequence of this waiver of California Civil Code Section 1542 is that even if Executive should eventually suffer injury arising out of or pertaining to the employment relationship and its termination, he will not be able to make any claim against any of the Released Parties for those injuries. Furthermore, Executive acknowledges that he consciously intends these consequences even as to claims for injuries that may exist as of the date of the Agreement but which he does not know exist and which, if known, would materially affect Executive’s decision to execute this Agreement, regardless of whether Executive’s lack of knowledge is the result of ignorance, oversight, error, negligence, or any other cause.
(b)    Notwithstanding anything in this Agreement to the contrary, Executive is not releasing claims regarding the following: (i) Executive’s right, if any, to COBRA health benefits; (ii) vested rights Executive has with respect to any benefit or equity or stock agreement or plan, including, without limitation, Bancorp’s/Bank’s 401(k) Plan; (iii) Executive’s right to indemnification for his services for Bancorp or Bank; (iv) Executive’s coverage under Bancorp’s and/or the Bank’s insurance policies, including without limitation, Directors and Officers Liability Insurance; (v) social security, unemployment, and /or state disability insurance benefits pursuant to terms of applicable law; (vi) rights Executive may have under the ADEA ( as defined below); (vii) claims for event or acts occurring after the date this Agreement is signed; (vii) workers’ compensation insurance benefits under the terms of any workers’ compensation insurance policy of Bancorp or Bank; and (viii) any other rights of claims which are not subject to waiver or are not subject to an unsupervised waiver as a matter of law.
8.    Waiver of Rights Under the Age Discrimination in Employment Act. Executive understands and acknowledges that the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), provides Executive the right to bring a claim against Bancorp if Executive believes he has been discriminated against on the basis of age. Bancorp denies any such discrimination. Executive understands the rights afforded to him under the ADEA and agrees that he will not file any claim or action against Bancorp or any of the Released Parties based on any alleged violations of the ADEA. Notwithstanding anything in this Agreement to the contrary, Executive shall not be deemed to have waived his right to and shall not be prohibited from bringing a charge or instituting legal action for the purpose of challenging the validity or enforceability of this Agreement under the ADEA.Executive hereby knowingly and voluntarily waives any right to assert a claim for relief under the ADEA, including but not limited to, back pay, front pay, attorneys’ fees, damages, reinstatement r injunctive relief.
Executive also understands and acknowledges that the ADEA requires Bancorp to provide Executive with at least twenty-one (21) calendar days to consider this Agreement (“Consideration Period”) prior to its execution. Executive acknowledges that he was provided with and has used the Consideration Period or, alternatively, that he elected to sign the Agreement within the Consideration Period and waives the remainder of the Consideration Period. Executive also understands that Executive is entitled to revoke this Agreement at any time during the seven (7) days following Executive’s execution of this Agreement (“Revocation Period”). Executive also understands that any revocation of this Agreement must be in writing and delivered to the attention of Daniel J. Doyle, Chairman of the Board, at Bancorp’s headquarters located at 7100 North Financial Drive, Suite 101, Fresno, California 93720 prior to the expiration of the revocation period. Delivery of the revocation should be via facsimile to (559) 323-3310 with a hard copy to follow via first class mail.
9.    No Admission of Liability. Executive acknowledges that neither this Agreement, nor payment of any consideration pursuant to this Agreement, shall be an admission or
    3

concession of any kind with respect to alleged liability or alleged wrongdoing against Executive by Bancorp. Bancorp specifically asserts that all actions taken with regard to Executive were proper and lawful and affirmatively denies any wrongdoing of any kind.
10.    Continuing Obligations. Executive agrees to keep the terms and amount of this Agreement completely confidential, except that Executive may discuss this Agreement with his spouse, attorney, accountant, or other professional person who may assist Executive in evaluating or reviewing this Agreement or the tax implications of this Agreement provided that any such other person is advised of the confidential nature of such information and agrees to maintain such information in confidence. Executive acknowledges and agrees that his obligations to Bancorp contained in Section 8 of the Employment Agreement continue after the Termination Date. Any violation of Section 8 of the Employment Agreement will constitute a material breach of this Agreement and Bancorp’s obligation to pay severance under Section 2 of this Agreement shall immediately cease following any such violation. The parties agree that any sums received by Executive pursuant to Section 2 of this Agreement prior to his breach of the Employment Agreement shall constitute sufficient consideration to support the releases given by Executive in Section 4 of this Agreement.
11.    Non-Disparagement. Bancorp and Executive agree that neither will utter, publish or otherwise disseminate any oral or written statement that disparages or criticizes the other party or that damages the other party’s reputation. Executive also agrees not to utter, publish or otherwise disseminate any oral or written statement that disparages or criticizes the Released Parties, or that damages the Released Parties’ reputations. Nothing in this Agreement prevents Executive from discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that he has reason to believe is unlawful.
12.    Company Property. Within five calendar days of Bancorp’s written request, after Executive’s execution of this Agreement, Executive shall return to Bancorp all Bancorp property in his possession including, but not limited to, the original and all copies of any written, recorded, or computer-readable information about Bancorp’s practices, contracts, Executives, trade secrets, customer lists, procedures, or operations, cellular telephone, computer, keys, access materials, credit cards and company identification.
13.    Representation by Attorney. Executive acknowledges that Executive has carefully read this Agreement; that Executive understands its final and binding effect; that Executive has been advised to consult with an attorney; that Executive has been given the opportunity to be represented by independent counsel in reviewing and executing this Agreement and that Executive has either chosen to be represented by counsel or has voluntarily declined such representation; and that Executive understands the provisions of this Agreement and knowingly and voluntarily agrees to be bound by them.
14.    No Reliance Upon Representation. Executive hereby represents and acknowledges that in executing this Agreement, Executive does not rely and has not relied upon any representation or statement made by Bancorp or by any of Bancorp’s past or present officers, directors, Executives, agents, representatives or attorneys with regard to the subject matter, basis or effect of this Agreement.
15.    Dispute Resolution. Each party shall bear its own attorney’s fees in the preparation and review of this Agreement. Should a dispute arise between the parties to enforce any provision of this Agreement, the parties agree to submit the dispute to binding arbitration pursuant to Section 12 of the Employment Agreement.
16.    Entire Agreement, Modification. This Agreement contains the entire Agreement between the parties hereto and supersedes all prior oral and/or written agreements if any. The
    4

terms of this release are contractual and not a mere recital. This Agreement may be modified only by the further written agreement of the parties.
17.    Severability. If any part of this Agreement is determined to be illegal, invalid or unenforceable, the remaining parts shall not be affected thereby and the illegal, unenforceable or invalid part shall be deemed not to be part of this Agreement. The parties further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business, or other purposes of the void or unenforceable provision.
18.    Governing Law. Any action to enforce this Agreement or any dispute concerning the terms and conditions of this Agreement and the parties’ performance of the terms and conditions of this Agreement shall be governed by the laws of the State of California.
19.    Counterpart Originals1.    . This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same agreement.

    5

BANCORP:
CENTRAL VALLEY COMMUNITY BANCORP

By:
Its:
Date:

EXECUTIVE:

By:
Martin E. Plourd

Date:
    6

ATTACHMENT “A”
WAIVER OF CONSIDERATION PERIOD
I, Martin E. Plourd, hereby acknowledge the following:
1.    I have entered into that certain Severance and Release Agreement (“Agreement”) effective as of [INSERT DATE].
2.    I understand that I have the right under the Age Discrimination in Employment Act to consider the Agreement for a period of twenty-one (21) days prior to signing the Agreement. I acknowledge that I have had a reasonable amount of time to consider the Agreement and hereby waive the remainder of this twenty-one (21) day period to consider the Agreement.
3.    I understand that I have the right under the Age Discrimination in Employment Act to revoke the Agreement within seven (7) days of my signing the Agreement.
4.    I understand that I have the right to consult, and have been advised to consult, with an attorney concerning my rights enumerated herein, and I understand the consequences of waiving those rights.
AGREED AND ACCEPTED

    ________________________________
Date: _____________    Martin E. Plourd

BN 79011068v1

Schedule 7.2(c)
COOPERATION AGREEMENTS

DIRECTORS:

Daniel J. Doyle
Daniel N. Cunningham
James J. Kim
F.T. “Tommy” Elliott, IV
Robert J. Flautt
Gary D. Gall
Andriana D. Majarian
Steven D. McDonald
Louis C. McMurray
Karen A. Musson
Dorothea D. Silva
William S. Smittcamp

EXECUTIVES:

Dawn Cagle
Teresa Gilio
Blaine C. Lauhon
Shannon R. Livingston
Patrick A. Luis
Jeff M. Martin
Ken Ramos

    2